UNITED STATES
SECURITIES AND EXCHANGE COMMISSI
ON
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.     )
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KILROY REALTY CORPORATION
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KILROY

PROXY STATEMENT

Kilroy Realty Corporation
April 2023

ON THE COVER

Stadium Tower offers a fresh workplace experience. With terraces on every floor, the building presents seamless connectivity at every level — from street to sky. The engaging ground floor serves as a connective intersection with curated retail and amenities that encourage a sense of community. In the heart of a burgeoning district in North Austin, Stadium Tower’s modern design with timeless detailing brings excitement and vibrancy into the workplace. Adjacent to Q2 Stadium and steps away from the future McKalla Station, Stadium Tower promises to keep the energy elevated.

ABOUT KILROY

Kilroy is a place where innovation works. We have made it our mission to provide creative work environments that spark inspiration and productivity for the country’s very best thinkers and doers. Home to approximately 260 employees, we are actively planning, building and managing millions of square feet of innovative and sustainable properties that positively define the workspace across the Pacific Northwest, San Francisco Bay Area, Greater Los Angeles, Greater San Diego and Austin.

KILROY REALTY CORPORATION

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California 90064

April 14, 2023

To Our Fellow Stockholders:

On behalf of the entire Board of Directors of Kilroy Realty Corporation (NYSE: KRC), we are pleased to present you with KRC’s 2023 Proxy Statement and invite you to attend KRC’s annual meeting of stockholders to be held on May 24, 2023 at our headquarters in Los Angeles.

I am proud to say that 2022 was a year of strong performance for the company, even in the face of a difficult macroeconomic environment. Despite challenges in the marketplace, we remained focused on executing our proven strategy of building and operating a best-in-class real estate portfolio in the most dynamic markets, which enabled us to achieve record FFO per share1 and annual revenues in excess of $1.0 billion for the first time. Across our stabilized real estate portfolio, in 2022, we added $615 million of new and re-development properties and generated 7% cash Same Store NOI growth.1 We concluded 2022 with a 93% leased portfolio, a testament to both the hard work of our teams and the superior design, art, architecture and quality of Kilroy’s product, which directly contributes to greater tenant satisfaction.

So, it is with great pride and gratitude that I complete my fifty-sixth year in the real estate industry and twenty-seventh, and final, as Chief Executive Officer of Kilroy. As previously announced, I will retire at year-end. I am confident that now is the right time to transition to new leadership and the company has the portfolio quality, balance sheet and team to continue to succeed.

Over the course of my tenure, I have been honored to lead Kilroy and work alongside my talented colleagues and all of our committed partners who have helped to build our portfolio of premium, state-of-the-art work environments. Together we grew the company from just 19 Southern California properties at the time of our IPO to over 16 million square feet of state of the art properties that we own today in the strongest markets in the West Coast and Austin.

Kilroy has not just grown in size over the last twenty-seven years, we have built a set of values that are central to developing premier real estate and creating an enduring platform. We consider ourselves pioneers in the creation of a more sustainable real estate industry, and pride ourselves on continually reducing the environmental impact of our operations and buildings while positively impacting the regions in which we operate. As testament to our work, this year we earned the ENERGY STAR Partner of the Year Sustained Excellence Award for the eighth consecutive year and were listed on U.S. EPA’s National Top 100 List of largest green power users. We also continue to be globally recognized for our LEED-certified portfolios and award-winning sustainability initiatives.

Kilroy has fostered a culture promoting diversity with over 40% of our employees ethnically diverse and 55% female. To that end, in 2023 we were included on the Bloomberg Gender Equality Index for the fourth consecutive year.

Today, as Kilroy is an industry leader, I couldn’t have asked for a better team, or more supportive investors, to work with us to achieve our goals. Our portfolio is the youngest among peers, the development pipeline consists of world class office and life science projects and the balance sheet is strong, with low leverage and ample liquidity. I am confident that the Kilroy team in place will continue to execute at the highest caliber of excellence and deliver long-term value for our stockholders.

Thank you as always for your continued support of Kilroy.

Sincerely,

John Kilroy
Chairman of the Board,
Chief Executive Officer

[1]

See Appendix A to the Proxy Statement for the definition of “FFO per share,” “net operating income” (“NOI”) and “Same Store NOI” and a reconciliation of net income available to common stockholders computed in accordance with GAAP to these non-GAAP financial measures.

KILROY REALTY CORPORATION

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California 90064

April 14, 2023

To Our Fellow Stockholders:

Thank you for your investment in Kilroy and support of our strategy to be the leader in providing work environments that shape human creativity and productivity. On behalf of the entire Board, I would like to begin by thanking John Kilroy for his service to the company over the past 30+ years. His leadership as CEO since Kilroy’s incorporation in 1996, and before that as CEO of Kilroy Industries beginning in 1991, has been nothing short of impressive. With John’s retirement effective at the end of 2023, the Board has retained Korn Ferry, a leading executive and director search firm, and begun the process of identifying Kilroy’s next CEO. The Board, including John, was intentional in establishing this timeline, which provides ample time to carefully evaluate CEO candidates to ensure a smooth transition.

The Board is highly engaged in overseeing the execution of the company’s strategy, which is focused on three key tenents – best-in-class real estate, disciplined capital allocation and a fortress balance sheet – to deliver long-term value for our stockholders. All members of the Board contribute a broad array of skills to the Board coupled with deep target tenant industry experience to ensure effective risk oversight in the current macroeconomic environment.

As part of our focus on the long-term success of Kilroy, we recognize the importance of integrating sustainability into our portfolio and operations. Kilroy became one of the first American REITs to achieve carbon neutral operations in 2020. Within the Board, we are focused on diversity, equity and inclusion, with women making up 29% of our directors. We are committed to appointing a diverse director and initiated a search, which resulted in the identification of a number of potential candidates. This remains a Board priority.

We are committed to maintaining an ongoing dialogue with our stockholders. Since our last annual meeting we reached out to a majority of our stockholders to hear their perspectives. We met with all stockholders who accepted our request and I personally led nearly all of the meetings. We appreciate the feedback and viewpoints shared during these discussions on a variety of topics including corporate governance, executive compensation and sustainability priorities, which informed key Board discussions and decisions in 2022 and the first quarter of 2023.

As we look further into 2023, we are excited about Kilroy’s future and the opportunities to provide premium, adaptable, and productive work environments to our tenants and communities. We are confident that Kilroy’s portfolio in premier markets that have the talent base and infrastructure to continuously pursue innovation is uniquely positioned to deliver long-term value for our stockholders.

Thank you for your investment and continued support.

Sincerely,

Edward F. Brennan, PhD
Lead Independent Director

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are generally identified through the inclusion of words such as “believe,” “expect,” “goals” and “target” or similar statements or variations of such terms and other similar expressions. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including periods of heightened inflation, and their effect on our liquidity and financial condition and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. All forward-looking statements are based on currently available information, and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

Date and Time:	Wednesday, May 24, 2023 at 8:00 a.m. local (Pacific) time

Place:	Our principal executive offices at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064

Items of Business:	1.	Elect as directors the seven nominees named in the attached Proxy Statement.

	2.	Approve the amendment and restatement of our 2006 Incentive Award Plan.

	3.	Approve, on an advisory basis, the compensation of our named executive officers.

	4.	Approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.

	5.	Ratify the appointment of Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2023.

Record Date:

The Board of Directors has fixed the close of business on March 10, 2023 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting, or any adjournment(s) or postponement(s) thereof.

Proxy Voting:

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as soon as possible to ensure your shares are represented at the Annual Meeting. If you vote at the Annual Meeting, your proxy or voting instructions will not be used.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF	By Order of the Board of Directors,
PROXY MATERIALS

The Notice of Annual Meeting, Proxy Statement and our 2022 Annual Report on Form 10-K are available at www.proxyvote.com. Copies of these proxy materials are also available in the Investors — Financial Reports section of our website at http://www.kilroyrealty.com. You are encouraged to access and review all of the important information contained in our proxy materials before voting.

Heidi R. Roth
Executive Vice President, Chief Administrative Officer and Secretary
April 14, 2023 :: Los Angeles, California

KILROY REALTY	PROXY STATEMENT	1

PROXY SUMMARY

This section highlights information about Kilroy Realty Corporation (“we,” “our,” “us” or the “Company”) and our Board of Directors (the “Board”). This section does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting.

BUSINESS HIGHLIGHTS

Despite a challenging economic environment, we had another successful year in 2022, as demonstrated by healthy same store NOI growth, strong development deliveries, and continued dividend growth. Our highly experienced leadership team, led by John Kilroy (who brings over 50 years of experience to the organization), continued to effectively manage a state-of-the-art portfolio by navigating the rapidly evolving business environment. Overall, the Company’s executive management team has an average tenure of over 30 years in the real estate industry.

SAME STORE CASH NOI GROWTH(1)	DIVIDEND GROWTH	4Q 2022 NET DEBT/EBITDA(2)	OFFICE & LIFE SCIENCE DEVELOPMENT DELIVERIES

7.0%	3.8%	6.0x	1.1M SF
Year-Over-Year	Increased for 7th Consecutive Year; 54.3% Cumulative	Continued Focus on Maintaining a Strong Balance Sheet	Another Strong Year of Development Deliveries

Over the course of 2022, we executed over 893,000 square feet of leases with average rental rates that were up 29.8% on a GAAP basis and 11.0% on a cash basis as compared to the prior leases.(3) We added more than $615.0 million of new developments to our stabilized portfolio, including 333 Dexter, a $385.0 million, approximately 619,000 square foot development project located in Seattle’s Lake Union submarket. Additionally, we maintained our goal of carbon-neutral operations and continued to be recognized as a leader within the industry for sustainability. More information on the Company’s 2022 performance is detailed on pages 58-59.

(1)

See Appendix A for the definition of “net operating income” (“NOI”) and “Same Store NOI (on a GAAP and cash basis” and a reconciliation of net income available to common stockholders computed in accordance with GAAP to Same Store NOI (on a GAAP and cash basis). Increases are reported as 2022 performance above 2021 levels.

(2)

The net debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”) ratio is calculated as the Company’s consolidated debt balance for the applicable period, divided by the Company’s annualized EBITDA, for such period. The Company’s annualized EBITDA reflects our pro rata share of joint ventures. Debt is net of cash.

(3)

Change in GAAP/cash rents (leases executed) is calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. This excludes leases for which the space was vacant longer than 30 months, or vacant when the property was acquired by the Company.

COMPENSATION HIGHLIGHTS

The Executive Compensation Committee of the Board (the “Compensation Committee”) approved the 2022 compensation arrangements for each of the named executive officers identified on page 56 (our “NEOs”). Below are highlights of our 2022 compensation arrangements for our NEOs from the Compensation Discussion and Analysis (the “CD&A”) section of this Proxy Statement:

Continued Emphasis on Long-Term Incentive Awards and Performance-Based Compensation

•	Long-term equity compensation, tied to three-year performance and time-based vesting, is the largest component of each NEO’s total compensation opportunity.

•

Three-fourths of the 2022 annual equity awards for our NEOs are subject to performance-based vesting requirements and include a performance measure based on our relative TSR(4) (other than with respect to Mr. Trencher and Ms. Ngo, as discussed below).

(4)	For purposes of this Proxy Statement, TSR is calculated assuming dividend reinvestment.

2	PROXY STATEMENT	KILROY REALTY

•	Approximately 89% of our CEO’s target TDC(5) for 2022 was not guaranteed but rather was tied to metrics related to Company performance and/or stock price, and therefore meaningfully “at risk.”

•	Approximately 77% of our other NEOs’ target TDC for 2022 was not guaranteed but rather was tied to metrics related to Company performance and/or stock price, and therefore meaningfully “at risk”.

2022 Target

Total Direct Compensation

2022 Target Total Direct Compensation 89% At-Risk 73% Performance-Based 77% At-Risk 60% Performance-Based CEO Other NEOs 11% Base Salary 27% Annual Cash Incentive 62% Annual Long-Term Incentive 23% Base Salary 24% Annual Cash Incentive 53% Annual Long-Term Incentive

(5)

As used in this Proxy Statement, “target TDC” means target total direct compensation, which is the executive’s base salary, target annual cash incentive and grant date fair value (based on the value approved by the Compensation Committee and used to determine the number of shares subject to the award) of annual long-term incentive awards granted to the executive in 2022.

KILROY REALTY	PROXY STATEMENT	3

CORPORATE GOVERNANCE HIGHLIGHTS

The Company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens accountability of the Board and helps build public trust in the Company. Highlights include the following:

Independent Board Leadership and Practices

Lead Independent Director	✓	Dedicated Board Committee Oversight of Corporate Social Responsibility and Sustainability	✓

Supermajority Board Independence	6 of 7	Dedicated Board Committee Oversight of Succession Planning	✓

Commitment to Diverse Director Candidate Pools	✓	Comprehensive Board Risk Oversight Practices	✓

Active Board Refreshment Plans	✓	Regular Strategic Updates from the CEO	✓

Robust Director Overboarding Policy	✓	Executive Sessions of Independent Directors	✓

Standing Board Committees Composed Solely of Independent Directors	✓	Regular Board and Committee Self-Evaluations	✓

Robust Stockholder Rights

Majority Voting for Directors in Uncontested Elections	✓	Stockholder Right to Call Special Meeting	✓

Annual Director Elections (Declassified Board)	✓	Stockholder Right to Amend Bylaws by Majority Vote	✓

Stockholder Proxy Access Right with Market Standard Terms	✓	No Stockholder Rights Plan	✓

Annual Say-on-Pay Voting	✓

Compensation Governance Best Practices

Independent Compensation Consultant	✓	Clawback Policy	✓

Robust Stock Ownership Guidelines for Executives and Non-Employee Directors	✓	No Single Trigger Change in Control Provisions	✓

Minimum Stock Holding Requirements	✓	No Excise Tax Gross-Ups	✓

Anti-Hedging Policy	✓	No Repricing of Underwater Stock Options Without Stockholder Approval	✓

Anti-Pledging Policy	✓	Regular Engagement with Investors	✓

Related Party Transactions Policy	✓

4	PROXY STATEMENT	KILROY REALTY

CORPORATE SOCIAL RESPONSIBILITY AND SUSTAINABILITY

The Company and its Board maintain a focus on corporate social responsibility and sustainability. We continuously look for new and better ways to foster a diverse and inclusive work environment, improve employee health and safety, engage our surrounding communities and minimize our environmental impact, all while creating value for our stockholders. These efforts are overseen by the Corporate Social Responsibility and Sustainability Committee (the “CSR&S Committee”) of our Board. Below are some recent highlights of our human capital, diversity and sustainability initiatives. (References to our employees in this Proxy Statement include individuals employed through our operating partnership, Kilroy Realty, L.P. (the “Operating Partnership”), as well as through Kilroy Services, LLC and Kilroy Realty TRS, Inc. (the “TRS”).)

Human Capital Development

CULTURE OF INCLUSION Continued cultivation of diverse culture of inclusion at the Company	TRAINING AND EDUCATION Regularly offer various training and education opportunities for employees on a broad range of topics, including DE&I, professional development and environmental sustainability	EMPLOYEE SATISFACTION

Conducted an employee
satisfaction survey again in
2022 and based on the
feedback shared, increased
focus on expanding training
and education programming
and improving communication
across the organization

The Company is committed to enhancing employee growth, satisfaction and wellness while maintaining a diverse and thriving culture. Our human capital development 2022 initiatives included the following:

Training and Education. We support the continual development of our employees through various training and education programs throughout their tenure at the Company, from onboarding to skill building to leadership development. We also conduct annual performance and career development reviews for all employees, and employee satisfaction surveys. We provide a summary of the feedback received from employees in our employee satisfaction surveys and a summary of our actions taken in response to such feedback to our workforce.

Employee Health. The physical and mental health and wellness of our employees is of central importance to our culture. We evaluate our group health and ancillary benefits annually to ensure our benefits package is robust. Additionally, we periodically conduct an annual wellness and satisfaction survey to help us better tailor our employee health and wellness programs. In 2022, we increased our focus on and support towards mental health and wellness by providing our employees more education on self-care as well as offering an increased variety of resources they could utilize. Also in 2022, we emphasized financial wellness by offering a variety of educational events, web workshops and financial tips all aimed at helping our employees improve their overall financial well-being.

Strong Communities and Healthy Planet. We are deeply aware that our buildings and properties are part of the larger community and that we thrive when the communities around us thrive. We are proud to make these communities better places to live and work through our volunteerism and philanthropy initiatives. We had a robust showing for our company-wide 2022 Week of Service where employees were encouraged to participate in a variety of regionally coordinated volunteer efforts. More than 150 Company employees volunteered more than 350 hours supporting 18 organizations.

Competitive Benefits and Compensation. Our compensation program is designed to, among other things, attract, retain and incentivize talented and experienced individuals in the highly competitive West Coast and Austin, Texas employment and commercial real estate markets. While many companies leverage a mix of competitive salaries and ancillary benefits to attract and retain their people, the Company has gone beyond those traditional structures and placed more emphasis on offering an expanded

KILROY REALTY	PROXY STATEMENT	5

comprehensive benefits program, including enhanced paid pregnancy and parental leave benefits, parental leave coaching, healthy snacks and well-being programming and activities provided by the Company in alignment with our core values.

Diversity. We believe that cultivating a diverse culture of inclusion that makes a positive difference in our employees’ lives is vital to the success of our Company, and we have developed targeted training to improve workplace diversity, equity and inclusion, as further discussed below.

More information regarding our human capital development goals and initiatives can be found in our annual Sustainability Report on our website located at http://kilroyrealty.com/sustainability.

Diversity at the Company

We strive to have a workforce that reflects the diversity of our communities. We believe that the racial and gender diversity within our employee base is the direct result of our proactive efforts over many years to create an inclusive culture.

•

Ethnic Diversity. Approximately 42% of our employees are diverse. We recently launched a Company-wide diversity initiative to bolster our diversity, equity and inclusion efforts and communicated regularly with our employees throughout 2022 by sending emails that included links to educational and other helpful materials, and hosting events such as themed lunches to acknowledge and highlight heritage months, holidays and other cultural events. More information regarding the diversity of our employees can be found in our 2022 Consolidated US Employer Information Report (EEO-1) that is included as an appendix to our annual Sustainability Report on our website located at http://kilroyrealty.com/sustainability.

•

Gender Diversity. We have numerous women in key leadership roles, including our EVP, Chief Administrative Officer, our SVP, Sustainability, our SVP, Chief Accounting Officer and Controller, our SVP, Corporate Counsel and multiple other Senior Vice Presidents. Several women in the Company have received awards for their leadership in the real estate industry and/or the local business regions in which we operate. In addition, women make up more than half of our workforce.

GENDER DIVERSITY

ETHNIC DIVERSITY

GENDER DIVERSITY EMPLOYEES BY CATEGORY OVERALL WORKFACE SUPERVISORS VPS & ABOVE 2022 PROMOTIONS 2022 HIRES FEMALE 55% 46% 34% 59% 59% MALE 45% 54% 66% 41% 41% ETHNIC DIVERSITY ETHNICITY 42% DIVERSE EMPLOYEES 28% DIVERSE FEMALE EMPLOYEES RACIAL GROUPS 16% ASIAN 3% BLACK/AFRICAN AMERICAN 14% HISPANIC/LATINO .8% NATIVE HAWAIIAN/PACIFIC ISLANDER 8% TWO OR MORE RACES 58% WHITE

•

Bloomberg Gender Equality Index. In 2023, we were listed on the Bloomberg Gender Equality Index for the fourth year in a row. The Index aims to track the performance of public companies committed to transparency in gender-data reporting and measures gender equality across five dimensions: female leadership and talent pipeline, equal pay and gender pay parity, inclusive culture, anti-sexual harassment policies and pro-women brand.

6	PROXY STATEMENT	KILROY REALTY

Diversity on the Board

Our Nominating/Corporate Governance Committee (the “Governance Committee”) and the Board understand the importance of bringing diverse experience and perspectives to the Board and as such:

•   Female Directors. In 2020, we appointed a new female independent director, Louisa Ritter, to our Board as part of our ongoing board refreshment and diversity efforts. Currently, two of our seven directors (or 29%) are female, with one serving as the Chair of the Company’s CSR&S Committee.

•   Commitment to Appoint a New Racially/Ethnically Diverse Director. Our Board is dedicated to fostering diversity and inclusivity on our Board, which is why we have made a commitment to appointing a new director or directors who represent different racial and ethnic backgrounds. In 2022 and continuing in 2023, our Governance Committee took steps towards fulfilling this commitment by hiring Korn Ferry, a leading executive and director search firm, and initiating a search for potential diverse Board candidates. We remain committed to creating a more inclusive and diverse Board that reflects the communities we serve but believed it was prudent to pause our search until a new CEO is identified. We are committed to adding a new racially/ethnically diverse member to the Board before our 2024 annual meeting of stockholders.

•  Board Membership Criteria. Our Corporate Governance Guidelines and Board Membership Criteria (as defined in “Corporate Governance — Director Selection, Evaluation and Communications” below) include diversity as a criteria evaluated by the Governance Committee and the Board in considering Board nominations. The Governance Committee and the Board consider diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, race, ethnicity, skills and experience.

•   Board Refreshment. The Board undergoes regular evaluation and discussion of its Board refreshment plans. Our Governance Committee and Board have committed to including women and individuals from minority groups in the qualified pool from which new director candidates are selected when the Board undergoes any future Board refreshment and we are committed to adding a new racially/ethnically diverse member to the Board before our 2024 annual meeting of stockholders.

Sustainability

We remain a committed leader in the effort to build and operate healthy and sustainable properties, which has resulted in wide recognition amongst our peers and by industry organizations around the world. Building certifications like LEED, ENERGY STAR, Fitwel, and the WELL Health-Safety Rating are visible signs at our properties of our commitment to sustainability.

LEED CERTIFICATIONS 71% PORTFOLIO CERTIFIED FITWEL CERTIFICATIONS 46% PORTFOLIO CERTIFIED ENERGY STAR CERTIFICATIONS 67% PORTFOLIO CERTIFIED WEL HEALTH-SAFETY RATING 100% FULL SERVICE GROSS (OR DIRECTLY MANAGED)

KILROY REALTY	PROXY STATEMENT	7

Commitment to Achieving our Sustainability Goals. We have aggressive goals to reduce the energy, greenhouse gas emissions, water consumption and waste to landfill impacts of our portfolio. We are proud to have been the first North American REIT to declare that we would achieve carbon-neutral operations (based on our total Scope 1 and Scope 2 market-based greenhouse gas emissions). We achieved carbon-neutral operations in 2020, 2021 and 2022 through the five strategies outlined in the graphic below. In 2022, we expanded the scope of our carbon-neutral operations commitment to go beyond Scope 1 and 2 emissions to include Scope 3 emissions associated with downstream leased assets (the carbon emissions associated with our tenants’ energy use). We continue to pursue LEED Platinum or LEED Gold certification for all new office and life science development projects, and have also achieved LEED certification at many of our existing buildings, with 71% of our total portfolio LEED certified as of December 31, 2022.

01 ONSITE ENERGY EFFICIENCY ACROSS OUR PORTFOLIO WE HAVE A STRONG FOCUS ON ENERGY EFFICIENT BUILDING OPERATIONS AND ELECTRIFICATION. 02 ONSITE RENEWABLE ENERGY KILROY HOSTS OVER 6 MW OF SOLAR ENERGY GENERATION ON OUR ROOFTOPS AND PARKTOPS ACROSS THE PORTFOLIO WITH MORE INSTALLATIONS IN THE PIPELINE. 03 OFFSITE RENEWABLE ENERGY PURCHASING MANY KIROY BUILDINGS ARE ENROLLED IN GREEN POWER PURCHASE PROGRAMS THROUGH THE LOCAL UTILITY PROVIDER. 04 RENEWABLE ENERGY CERTIFICATES FOR NON-RENEWABLE ELECTRICITY, KILROY RETIRES GREEN-E CERTIFIED RECS. WE HAVE A LONG-TERM VIRTUAL POWER PURCHASE AGREEMENT WITH A SOLAR FACILITY UNDER CONSTRUCTION IN TX. 05 VERIFIED CARBON OFFSETS WE PURCHASE AND RETIRE VERIFIED CARBON OFFSETS EQUIVALENT TO THE TOTAL AMOUNT OF CARBON EMISSIONS GENERATED BY ONSITE COMBUSTION OF NATURAL GAS AT KILROY BUILDINGS.

Climate Resilience. We believe that climate change poses a risk to our business, an opportunity for long-term value creation and a key driver of long-term strategic business decisions. Climate-related risks and opportunities are governed by the Board through the CSR&S Committee, and the management team charged with driving progress includes representatives from sustainability, risk management, security, asset management and engineering. We became a supporter of the Task Force for Climate-Related Financial Disclosures (TCFD) in 2018, and our discussion of our climate change risks and opportunities follows that framework. We utilize the S&P Global Climanomics® software platform to assess physical and transition risk related to climate change and to inform asset and portfolio level decision-making. In connection with these analyses, we have updated various Company policies and procedures, including those related to our operations and acquisitions to manage risks and opportunities. In addition, we have incorporated these analyses into our development strategy. We intend to continue to be proactive in managing climate-related risks. More information about our climate resilience work, including our climate change scenario analysis, can be found in our annual Sustainability Report on our website located at http://kilroyrealty.com/sustainability.

8	PROXY STATEMENT	KILROY REALTY

Industry Leading Sustainability Practices. We continue to be recognized for our industry leading sustainability practices.

•   First North American REIT to make a commitment to achieving carbon-neutral operations; we have achieved and maintained this commitment since 2020 through energy efficiency, onsite renewables, offsite renewables, renewable energy certificates and verified carbon offsets(7)

GRESB # 1 Regional Sector Leader, Americas (Development, Diversified), 2022
• Named Regional Sector Leader in the Americas for sustainability performance of our Development (Diversified) portfolio in 2022
• Earned the highly competitive GRESB “5 Star” designation for our Development (Diversified) portfolio, ranking in the top 20% of developers worldwide in sustainability performance in 2022
• Recipient of the US EPA’s ENERGY STAR Partner of the Year Sustained Excellence Award for each of the last eight years (2016-2023)

•   Named #1 Most Sustainable US REIT by Calvert Research & Management in 2020, 2021 and 2022

•   Included in the Dow Jones Sustainability World Index for the sixth year in a row (2017-2022)

•   Ongoing commitment to LEED certification at new and existing properties, resulting in 71% of the stabilized portfolio being LEED certified at year-end 2022

•   Earned ENERGY STAR certifications for 66% of the eligible stabilized portfolio in 2022

•  Achieved Fitwel certification, a measure of how well workplaces support the health and wellness of occupants, for 46% of our stabilized portfolio

•  Awarded the Best in Building Health Fitwel Excellence Award for having the Most Certifications of All Time for the fourth time (2019-2022)

Sustainability Reporting. We are committed to providing our stockholders with transparency around our ESG sustainability indicators. We publish an annual Sustainability Report that is aligned with the Global Reporting Initiative (GRI) reporting framework. Additionally, we have expanded our voluntary ESG disclosure efforts by including certain ESG data in our Annual Report on Form 10-K aligned with the Task Force on Climate-Related Financial Disclosures (TCFD) and the Sustainability Accounting Standards Board (SASB).

To learn more about our ESG efforts, please view our annual Sustainability Report on our website located at http://kilroyrealty.com/sustainability.

Commitment to Communities. The Company is committed to building communities to connect perspectives, cultures and individuals from around the world. We know that healthy, thriving communities are our most powerful asset. As a developer, we have a unique opportunity to engage with our cities, schools, neighborhoods and workplaces to help our communities flourish. With community connectivity being one of our core values, we believe that our built environment should support that Kilroy is committed to cultivating a Company culture that makes a positive difference in our employees’ lives by supporting the whole person, celebrating our differences and unique backgrounds, promoting employee health and wellness, and dedicating ourselves to being a responsible corporate citizen with our community service and philanthropic efforts.

Our employee volunteerism and philanthropy programs are a core element of our culture and have two fundamental areas of focus: Strong Communities and Healthy Planet. Those concepts inspire our volunteerism and philanthropy initiatives.

We had a robust showing for our company-wide 2022 Week of Service where employees were encouraged to participate in a variety of regionally coordinated volunteer efforts. More than 150 Company employees volunteered more than 350 hours supporting 18 organizations, including Operation Gratitude, Surfrider Foundation, Heal the Bay, Food Lifeline and the Salvation Army, among others.

(7)

Carbon-neutral operations is defined as our total Scope 1 and Scope 2 market-based greenhouse gas emissions being reduced or offset through a combination of energy efficiency strategies, onsite renewable energy, offsite renewable energy procurement, renewable energy credits, and verified carbon offsets. Scope 1 emissions represent those produced by consuming onsite natural gas procured by the Company. Scope 2 emissions represent those produced to generate electricity consumed onsite and procured by the Company. In 2022, our carbon-neutral operations commitment was expanded to include all emissions associated with tenant energy use (Scope 3 – downstream leased assets).

KILROY REALTY	PROXY STATEMENT	9

VOTING INFORMATION

VOTING MATTERS AND BOARD RECOMMENDATIONS

Our Board is soliciting your proxy to vote on the following matters at our Annual Meeting to be held at 8:00 a.m. local (Pacific) time on May 24, 2023 at our principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064, and any adjournments or postponements of the Annual Meeting:

	Proposal	Vote Required	Board Recommendation	Page
Proposal No. 1	Election of Seven Director Nominees	Majority of Votes Cast	For	11
Proposal No. 2	Approval of Amendment and Restatement of 2006 Incentive Award Plan	Majority of Votes Cast	For	21
Proposal No. 3	Advisory Approval of Compensation of NEOs	Majority of Votes Cast	For	34
Proposal No. 4	Advisory Vote on the Frequency of the Advisory Vote on the Compensation of NEOs	Majority of Votes Cast	1 Year	36
Proposal No. 5	Ratification of Appointment of Deloitte & Touche LLP as Independent Auditor for 2022	Majority of Votes Cast	For	37

HOW TO CAST YOUR VOTE

INTERNET	PHONE	MAIL	DURING THE MEETING

Follow the instructions provided in the notice or separate proxy card or voting instruction form you received.	Follow the instructions provided in the separate proxy card or voting instruction form you received.	Send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form.	Follow the instructions provided in the notice or separate proxy card or voting instruction form you received.

On April 14, 2023, the proxy materials for our Annual Meeting, including this Proxy Statement and our 2022 Annual Report on Form 10-K (the “2022 Annual Report”), were first sent or made available to our stockholders entitled to vote at the Annual Meeting.

10	PROXY STATEMENT	KILROY REALTY

PROPOSAL 1 –
ELECTION OF DIRECTORS

The Board presently consists of seven directors. Each director is serving a term that continues until the Annual Meeting and until his or her successor is duly elected and qualified. As further described below, our Board has selected all seven of our incumbent directors for election at the Annual Meeting.

NOMINEES FOR DIRECTOR

Upon the recommendation of the Governance Committee, the Board has nominated John Kilroy, Edward F. Brennan, PhD, Jolie Hunt, Scott S. Ingraham, Louisa G. Ritter, Gary R. Stevenson and Peter B. Stoneberg for election to the Board for a term continuing until the annual meeting of stockholders to be held in 2024 and until their respective successors are duly elected and qualified. All of our director nominees are currently directors of the Company and were previously elected to serve on the Board by our stockholders. In this Proxy Statement, references to “John Kilroy” or our CEO are to John B. Kilroy, Jr.

BOARD COMPOSITION

Board Snapshot

Tenure A range of tenures provides business cycle and historical knowledge, as well as fresh perspectives Ritter 3 years Hunt 8 years Stevenson 9 years Stoneberg 9 years Ingraham 16 years Brennan 20 years Independence 6 of 7 director nominees are independent Age 2 3 2 <60 years 60-69 years >70 years Gender Diversity 29% 71% Men Women

KILROY REALTY	PROXY STATEMENT	11

Director Nominee Skills, Experience and Background

We believe each of the seven director nominees possesses the professional and personal qualifications necessary for effective service as a director. In addition to each nominee’s specific experience, qualifications and skills, we believe that each nominee has a reputation for integrity, honesty and adherence to high ethical standards and has demonstrated business acumen and an ability to exercise sound business judgment. We believe all nominees have a commitment to the Company and to building long-term stockholder value. The following chart provides a summary of the director nominees’ skills and core competencies:

Skill/Qualification	Kilroy	Brennan	Hunt	Ingraham	Ritter	Stevenson	Stoneberg

Target Tenant Industry Experience

Knowledge and experience with the top five industries that make up the majority of our tenant base (Technology; Life Science & Healthcare; Media; and F.I.R.E. — Finance, Insurance and Real Estate)

	●	●	●	●	●	●	●
Executive Leadership Leadership role as company CEO or President	●	●	●	●	●	●	●
Public Company Board Service Experience as a board member of another publicly traded company	●	●		●
Investment Experience Relevant investment, strategic and deal structuring experience	●	●		●	●	●	●
Financial Literacy/Accounting Experience Financial or accounting experience and an understanding of financial reporting, internal controls and compliance	●	●		●	●		●
Finance/Capital Markets Experience Experience navigating our capital-raising needs	●	●		●	●	●	●
Risk Management Experience Experience overseeing and managing company risk	●	●	●	●	●	●	●
Advanced Degree/Professional Accreditation Possesses an advanced degree or other professional accreditation that brings additional perspective to our business and strategy		●	●		●	●	●

12	PROXY STATEMENT	KILROY REALTY

DIRECTOR NOMINEE

JOHN KILROY Chief Executive Officer and Chairman of the Board
Age: 74 Chairman Since: 2013 Director Since: 1996 Race/Ethnicity: Caucasian	Committees - CSR&S - Succession Planning

Specific Qualifications, Attributes, Skills and Experience:

Mr. Kilroy was nominated to serve on our Board because of his more than 50 years of experience with our Company and its predecessor, as well as his experience in acquiring, owning, developing and managing real estate, and his service on the board of governors of a national real estate trade organization. Mr. Kilroy has actively led our Company to become one of the premier landlords on the West Coast and in Texas. He is involved in all aspects of our real estate acquisition, entitlement, development, construction, leasing, operations, financing, and dispositions. With his expertise and guidance, we have successfully entered new markets at the right point in the cycle, including San Francisco, Seattle and more recently Austin, Texas. Through his leadership, we have become a world leader in sustainable real estate, having consistently won numerous awards and having achieved carbon-neutral operations in 2020.

Career Highlights:

•   Chairman of our Board (“Chairman”) since February 2013 and our CEO and a director since our incorporation in September 1996.

•   President from our incorporation in September 1996 until December 2020.

•   President of our private predecessor, Kilroy Industries, from 1981 to 1991 and CEO from 1991 to 1996.

•   Member of the Policy Advisory Board for the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley.

•   Member of the Advisory Board of Governors of the National Association of Real Estate Investment Trusts.

•   Member of The Real Estate Roundtable and the San Francisco America’s Cup Organizing Committee.

•   Past trustee of the El Segundo Employers Association, Viewpoint School, Jefferson Center for Character Education and the National Fitness Foundation.

•   Attended the University of Southern California.

Other Public Company Boards:

•   Previous director on the board of directors of MGM Resorts International (NYSE: MGM).

KILROY REALTY	PROXY STATEMENT	13

DIRECTOR NOMINEE

EDWARD F. BRENNAN, PhD Lead Independent Director
Age: 71 Lead Independent Director Since: 2014 Director Since: 2003 Race/Ethnicity: Caucasian	Committees - Compensation (Chair) - Governance - Succession Planning

Specific Qualifications, Attributes, Skills and Experience:

Dr. Brennan was nominated to serve on our Board because of his executive management and board of directors experience with both public and private companies and specifically, his over 30 years of experience with companies in the health sciences and medical industries, which are now and have historically been target tenants of the Company. Dr. Brennan has participated in the development, management and financing of new medical technology ventures for over 30 years, including scientific and executive positions with Syntex, Inc., UroSystems, Inc., Medtronic Inc., DepoMed Systems, Inc. and CardioGenesis Corp.

Career Highlights:

•   Special advisor to Abram Scientific, a privately held medical diagnostics company, since March 2020, where he previously served as the acting CEO and a director from 2015 to 2022.

•   Chief Integration Officer of ITC Nexus Holding Company, a medical diagnostics company, following the merger of Nexus and International Technidyne Corporation in 2011 and CEO of Nexus Dx, Inc. from 2011 to 2014.

•   President and Chief Operating Officer of CryoCor, Inc. from 2005 to 2006 and Chief Executive Officer from 2006 until 2008, when the company was sold to Boston Scientific Corporation.

•   Managing Partner of Perennial Ventures, a Seattle-based venture capital firm, from 2001 to 2004.

•   Vice President at Tredegar Investments from 2000 to 2001.

•   House Manager for the Center for the Performing Arts in the City of Mountain View.

•   Member of the board of directors of several private companies, including GreegNinja.org and TargetDX Laboratory.

•   Previously served on the Board of Trustees of Goucher College, Baltimore, Maryland.

•   Holds Bachelor’s degrees in Chemistry and Biology and a PhD in Biology from the University of California, Santa Cruz.

Other Public Company Boards:

•   Member of the board of directors of HemoSense, Inc. from 2000 and Chairman of HemoSense Inc. from 2004 until its sale to Inverness Medical Innovations in 2007.

•   Member of the board of directors of CryoCor from 2006 until its sale to Boston Scientific Corporation in 2008.

14	PROXY STATEMENT	KILROY REALTY

DIRECTOR NOMINEE

JOLIE HUNT Independent Director
Age: 44 Director Since: 2015 Race/Ethnicity: Caucasian	Committees - Compensation - Governance - CSR&S (Chair)

Specific Qualifications, Attributes, Skills and Experience:

Ms. Hunt was nominated to serve on our Board because of her significant marketing and communications experience, knowledge about trends in the media, entertainment and technology world and the use of technology to advance company brands, which she acquired through her experience working with multiple multinational corporations and as the founder and CEO of Hunt & Gather. The Board believes these positions and experience bring additional, unique skills, perspective and connections to our Board.

Career Highlights:

•   Founder and CEO of Hunt & Gather, a marketing and communications agency that helps launch startup ventures, revive the strategic marketing and communications efforts of established brands and utilizes discreet influencer relations to pair like-minded people and places together where there is mutual benefit, since 2013.

•   Chief Marketing & Communications Officer for AOL, Inc. from 2012 to 2013.

•   Senior Vice President, Global Head of Brand & Public Relations at Thomson Reuters from 2008 to 2012.

•   Global Director of Corporate & Business Affairs at IBM Corporation from 2006 to 2008.

•   Director of Public Relations for the Financial Times from 2002 to 2006.

•   Member of the boards of The Lowline and the Civilian Public Affairs Council for West Point Military Academy.

•   Holds a Bachelor’s degree in Mass Communication from Boston University and completed the Global Executive Program at Dartmouth University Tuck School of Business and Spain’s IE Business School in 2010.

KILROY REALTY	PROXY STATEMENT	15

DIRECTOR NOMINEE

SCOTT S. INGRAHAM Independent Director
Age: 69 Director Since: 2007 Race/Ethnicity: Caucasian	Committees - Audit (Chair) - Governance

Specific Qualifications, Attributes, Skills and Experience:

Mr. Ingraham was nominated to serve on our Board because he possesses extensive financial and real estate knowledge based on his experience as Chairman and CEO of Rent.com, President and CEO of Oasis, a member of the board of trustees and a member of the nominating and corporate governance committee, audit committee and compensation committee of Camden, a member of the board of directors and audit committee of LoopNet, and a member of the board of directors and audit committee of RealPage, Inc. Mr. Ingraham also possesses knowledge and familiarity with the Austin and Southwest regions.

Career Highlights:

•   Co-owner of Zuma Capital, a firm engaged in private equity and angel investing, since 2006.

•   Co-founder, Chairman and CEO of Rent.com, an Internet-based multi-family real estate site, from 1999 until it was sold to eBay in 2005.

•   Co-founder and former President and CEO of Oasis Residential (“Oasis”), a public apartment REIT founded in 1992 that merged with Camden Property Trust (“Camden”) in 1998.

•   Prior to co-founding Oasis, Mr. Ingraham’s career was devoted to real estate finance, mortgage and investment banking.

•   Holds a Bachelor’s degree in Business Administration from the University of Texas at Austin.

Other Public Company Boards:

•   Trust manager of Camden (NYSE: CPT) since 1998 audit committee member for six years previously and beginning again in 2016.

•   Member of the board of directors of LoopNet (NASDAQ: LOOP) for six years before it was acquired by Co-Star in 2012.

•   Member of the board of directors of RealPage, Inc. (NASDAQ: RP) for 9 years before it was acquired by a private equity investor in 2021.

16	PROXY STATEMENT	KILROY REALTY

DIRECTOR NOMINEE

LOUISA G. RITTER Independent Director
Age: 59 Director Since: 2020 Race/Ethnicity: Caucasian	Committees - Audit - Compensation - Governance

Specific Qualifications, Attributes, Skills and Experience:

Ms. Ritter was nominated to serve on our Board because she possesses extensive financial and investment knowledge based on her experiences handling a variety of matters as President at Pisces, and as a banker and corporate executive at a preeminent investment banking firm. She also has a broad range of experience through her non-profit service, having served on finance and governance committees, and having held an array of leadership roles including board chair, and chair of compensation, head search and personnel committees.

Career Highlights:

•   President of Pisces, Inc. (“Pisces”), a San Francisco-based asset management firm since 2016.

•   Served in various capacities at Goldman Sachs for 14 years (from 2001 to 2015), most recently serving as Managing Director in its Executive Office and President of Goldman Sachs Gives. From 2001 to 2012, led various businesses including serving as COO of West Region Investment Banking and Chief of Staff of Global Technology, Media and Telecomm Investment Banking.

•   Served for ten years in various capacities (from 1990 to 2000) at Montgomery Securities, which ultimately became Banc of America Securities, where she served as Co-COO of Global Corporate & Investment Banking.

•   Member of various non-profit boards including The Hamlin School, Marin Academy, the Management Board of the Stanford School of Business, The Global CO2 Initiative and the Center for Reproductive Rights, where she serves as Treasurer and on the finance and audit committee, the risk subcommittee and the diversity, equity and inclusion committee.

•   Holds a Bachelor of Arts degree from Yale University and a Master’s degree in Business Administration from the Stanford University Graduate School of Business.

KILROY REALTY	PROXY STATEMENT	17

DIRECTOR NOMINEE

GARY R. STEVENSON Independent Director
Age: 66 Director Since: 2014 Race/Ethnicity: Caucasian	Committees - Compensation - Governance - Succession Planning (Chair)

Specific Qualifications, Attributes, Skills and Experience:

Mr. Stevenson was nominated to serve on our Board because of his extensive business and operational experience, including his founding role at OnSport Strategies, and his roles as President of Pac-12 and currently as Deputy Commissioner of Major League Soccer and as President and Managing Director of MLS Business Ventures of Major League Soccer. The Board believes these positions and Mr. Stevenson’s entrepreneurship success bring a diverse set of skills, experiences and relationships to our Board.

Career Highlights:

•   Deputy Commissioner of Major League Soccer and has been President and Managing Director of MLS Business Ventures of Major League Soccer since 2013.

•   President of PAC-12 Enterprises (“Pac-12”) from 2011 to 2013, where he managed a diversified and integrated company, including the Pac-12 Networks and Pac-12 Properties.

•   Chairman and CEO of OnSport Strategies, a sports and entertainment consulting company that he founded in 1997 and later sold to Wasserman Media Group in 2007.

•   Principal for Wasserman Media Group from 2007 to 2010, to help handle the integration of OnSport Strategies.

•   President of NBA Properties, Marketing and Media for the National Basketball Association from 1995 to 1997.

•   Chief Operating Officer and Executive Vice President of the Golf Channel from 1994 to 1995.

•   Executive Vice President, Business Affairs for PGA Tour from 1987 to 1994.

•   Holds a Bachelor’s degree from Duke University and a Master’s degree in Business Administration from George Washington University.

18	PROXY STATEMENT	KILROY REALTY

DIRECTOR NOMINEE

PETER B. STONEBERG Independent Director
Age: 67 Director Since: 2014 Race/Ethnicity: Caucasian	Committees - Audit - Governance (Chair) - CSR&S

Specific Qualifications, Attributes, Skills and Experience:

Mr. Stoneberg was nominated to serve on our Board because of his significant relationships, experience with and knowledge of large and small companies in the high-technology industry, particularly those within the San Francisco Bay Area, which have become target tenants of the Company. Mr. Stoneberg also possesses extensive knowledge in the areas of raising equity and debt capital, and mergers and acquisitions based on his experience at BACI, Montgomery Securities and Velocity Ventures. Mr. Stoneberg also has experience as an active board member at three companies, including as a member of the audit and compensation committees of Netcom Systems and Cupertino Electric.

Career Highlights:

•   Managing Partner of Velocity Ventures, LLC, a merchant banking and M&A advisory firm that he founded in 2000.

•   Managing Partner of Architect Partners, LLC, an investment banking firm, since 2020.

•   Managing Partner of Dresner Partners, LLC an investment banking firm, from 2018 to 2020.

•   Investment Partner at Bank of America Capital Investors (“BACI”), from 2000 to 2006.

•   Senior Managing Director of Montgomery Securities, where he founded and led the Technology M&A group, beginning in 1994 until its acquisition by Bank of America in 1999.

•   Served in various investment banking and management roles from 1980 to 1986, including as Managing Director of Broadview Associates, Co-Founder and President of Data/Voice Solutions Corp and Product Marketing Manager for IBM and ROLM Corp.

•   Previous investor and director of Cupertino Electric, Osprey Ventures, Historic Motorsports Productions, Saleslogix Corp. and Netcom Systems.

•   President and board member of Atlas Peak Appellation Association, a small, non-profit association of wineries and wine grape growers in Napa, CA.

•   Founder of the San Francisco America’s Cup Organizing Committee.

•   Chair of the Investment Committee of the St. Francis Sailing Foundation.

•   Holds a Bachelor’s degree in Business from the University of Colorado and has completed the Stanford Law School Directors’ College.

KILROY REALTY	PROXY STATEMENT	19

VOTE REQUIRED

Each director nominee will be elected at the Annual Meeting if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “FOR” the nominee must exceed the number of votes cast “AGAINST” the nominee). The majority voting standard does not apply, however, in a contested election where the number of director nominees exceeds the number of directors to be elected at an annual meeting of stockholders. In such circumstances, directors will instead be elected by a plurality of all the votes cast in the election of directors at the annual meeting at which a quorum is present. The election of directors at the Annual Meeting is not contested.

Under Maryland law, if an incumbent director is not re-elected at a meeting of stockholders at which he or she stands for re-election, then the incumbent director continues to serve in office as a holdover director until his or her successor is elected. To address this “holdover” issue, our Bylaws provide that if an incumbent director is not re-elected due to his or her failure to receive a majority of the votes cast in an uncontested election, the director will promptly tender his or her resignation as a director, subject to acceptance by the Board. The Governance Committee will then make a recommendation to our Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. Our Board will act on the Governance Committee’s recommendation and publicly disclose its decision, along with its rationale, within 90 days after the date of the certification of the election results.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

20	PROXY STATEMENT	KILROY REALTY

PROPOSAL 2 –

APPROVAL OF AMENDMENT AND RESTATEMENT OF 2006 INCENTIVE AWARD PLAN

GENERAL

At the Annual Meeting, stockholders will be asked to approve an amendment and restatement of the Kilroy Realty Corporation 2006 Incentive Award Plan, as amended and restated (the “2006 Plan”). The amended and restated 2006 Plan was adopted, subject to stockholder approval, by the Board on February 16, 2023.

As of March 24, 2023, 981,241 shares of the Company’s common stock remained available for new award grants under the 2006 Plan. Our Board approved the proposed amended and restated 2006 Plan to provide us with sufficient authority and flexibility to adequately provide for future incentives because we believe that equity awards, denominated in shares of common stock or with a value derived from the value of our common stock, are a critical component of the overall pay package for our executives and select key employees, as such awards align the interests of award recipients with those of our stockholders. The Board believes that increasing the number of shares of the Company’s common stock available for grant under the 2006 Plan by an additional 1,900,000 shares will allow us to continue to grant awards under the 2006 Plan that are payable in shares of common stock into 2026-2027. Please see the disclosure under “Potential Dilution” on page 29 below.

In evaluating our request to approve the amendment and restatement of the 2006 Plan, we ask that you consider the following:

•

Responsible Share Usage. The total number of shares of our common stock subject to awards granted under the 2006 Plan per year over the last three years has, on average, been 0.36% of the weighted-average number of shares of our common stock issued and outstanding for the corresponding year (calculated as discussed on page 30), which we believe is very reasonable.

•

Significant Focus on Performance-Based Vesting Equity Awards. Three-quarters of our CEO’s annual equity awards granted in 2023, 2022 and 2021 are subject to performance-based vesting requirements, with the vesting of the awards based on FFO Per Share, relative TSR (TSR Percentile Ranking) and Average Debt to EBITDA Ratio measures (for a discussion of these terms, see “Description of Plan-Based Awards – Performance-Based RSUs below”).

•

Responsible Share Request Size. We believe that we are asking for enough shares to be able to continue to grant equity awards under the 2006 Plan into 2026-2027 (as discussed on page 31). We want our stockholders to have the ability to regularly validate their support of our approach to equity awards.

The amended and restated 2006 Plan reflects the following amendments that are subject to stockholder approval of this proposal:

•

Increase in Aggregate Share Limit. The 2006 Plan currently limits the aggregate number of shares of the Company’s common stock that may be delivered pursuant to all awards granted under the 2006 Plan to 10,720,000 shares. As of March 24, 2023, however, a total of 2,779,919 shares of common stock were subject to outstanding awards granted under the 2006 Plan and, as noted above, only 981,241 shares of common stock were then available for new award grants under the 2006 Plan. The proposed amendments would increase the number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2006 Plan by an additional 1,900,000 shares so that the new aggregate share limit for the 2006 Plan would be 12,620,000 shares (the “Share Limit”).

•

Extension of Plan Term. The 2006 Plan is currently scheduled to expire on April 3, 2027. The proposed amendments provide for the term of the 2006 Plan to be extended until February 15, 2033, ten years from the date the proposed amendment and restatement of the plan was approved by the Board.

If stockholders do not approve this 2006 Plan proposal, the current share limits under, and the other terms and conditions of, the 2006 Plan will continue in effect.

KILROY REALTY	PROXY STATEMENT	21

The principal terms of the 2006 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2006 Plan, which appears as Appendix B to this Proxy Statement.

SHARES AVAILABLE FOR AWARDS; LIMITS ON AWARDS

Subject to certain adjustments set forth in the 2006 Plan, the maximum number of shares of the Company’s common stock that may be issued or awarded under the 2006 Plan will be increased from 10,720,000 shares to 12,620,000 shares if stockholders approve the proposed amendments to the 2006 Plan.

The following other limits are also contained in the 2006 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 8,320,000 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted under the plan during any one calendar year to any one individual is 1,500,000 shares.

•

The maximum number of shares subject to awards granted under the plan during any one plan year to any one individual is 1,500,000 shares and the maximum amount that may be paid in cash during any one plan year to any one individual is $30,000,000.

•

The maximum grant date fair value for awards granted to a non-employee director under the 2006 Plan during any one calendar year is $300,000, except that this limit is $500,000 as to (1) a non-employee director who is serving as an independent Chair of the Board or as our Lead Independent Director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board. For purposes of this limit, the “grant date fair value” of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company’s financial reporting. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all non-employee directors as a group.

To the extent that an award terminates, expires, lapses for any reason, or is settled in cash, any shares subject to the award will again be available for the grant of awards pursuant to the 2006 Plan. Except with respect to awards of stock options and stock appreciation rights (or “SARs”), any shares of common stock tendered by an award-holder or withheld by the Company to satisfy the grant or exercise price or tax withholding obligations with respect to any award will again be available for the grant of new awards pursuant to the 2006 Plan. To the extent that shares are delivered pursuant to the exercise of a stock option or SAR granted under the 2006 Plan, the number of underlying shares as to which the exercise related count against the shares available for grant or issuance under the 2006 Plan, without regard to the number of shares actually delivered to the participant upon exercise of the award. The Company may not increase the applicable share limits of the 2006 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

AWARDS

The 2006 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units in the Operating Partnership, as described below, performance bonus awards and other incentive awards to eligible individuals.

Stock Options

Stock options, including incentive stock options, as defined under Section 422 of the Internal Revenue Code, and nonqualified stock options, may be granted pursuant to the 2006 Plan. The option exercise price of all stock options granted pursuant to the 2006 Plan will not be less than 100% of the fair market value of our stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of our stock unless the exercise price is at least 110% of the fair market value at

22	PROXY STATEMENT	KILROY REALTY

the time of grant. Notwithstanding whether an option is designated as an incentive stock option, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any optionee during any calendar year exceeds $100,000 (or the option otherwise fails to qualify as an incentive stock option), such option will be treated as a nonqualified stock option. Stock options may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. However, in the case of an option granted to a person who owns more than 10% of our stock on the date of grant, such term will not exceed five years.

Restricted Stock

Awards of restricted stock may be granted under the 2006 Plan. Restricted stock will be subject to restrictions on transferability and other such restrictions as the plan administrator may determine, including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends on the restricted stock. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines at the time of grant of the award or thereafter.

Stock Appreciation Rights

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of our stock on the date of exercise of the SAR over the fair market value of a share of common stock on the date of grant of the SAR. The plan administrator may issue SARs in such amounts and on such terms and conditions as it may determine, consistent with the terms of the 2006 Plan, except that SARs may not be exercised more than ten years after the applicable date of grant. The plan administrator may elect to pay SARs in cash, in common stock or in a combination of cash and common stock.

Other Awards Under the Plan

The 2006 Plan provides that the plan administrator may also grant or issue performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units, performance bonus awards, and other incentive awards or any combination thereof to eligible employees, consultants and directors. The terms of each such grant or issuance will be set by the plan administrator in its discretion. The plan administrator may establish the exercise price or purchase price, if any, of any such award.

Any such award will only vest or be exercisable or payable while the participant is an employee or consultant of the Company, the Operating Partnership, or the TRS or any of their subsidiaries, or a director of the Company or the TRS, except that the plan administrator may provide that such an award may vest or be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control (as defined in the 2006 Plan) of the Company, or because of the participant’s retirement, death or disability, or otherwise.

Payments with respect to any such award, other than profits interest units, will be made in cash, in common stock or a combination of both, as determined by the plan administrator. Each award granted under the 2006 Plan will be subject to such additional terms and conditions as determined by the plan administrator and will be evidenced by a written award agreement.

Performance Shares. Awards of performance shares are denominated in a number of shares of our stock and may be linked to any performance criterion or criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Performance Stock Units. Awards of performance stock units are denominated in units equivalent to shares of our stock and/or units of value, including dollar value of shares of our stock, and may be linked to any performance criterion or criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Dividend Equivalents. Dividend equivalents are rights to receive the equivalent value (in cash or our stock) of dividends paid on our stock. They represent the value of the dividends per share paid by us, calculated with reference to the number of shares that are subject to any award held by the participant, provided that as to any dividend equivalent rights granted in connection with an

KILROY REALTY	PROXY STATEMENT	23

award granted under the 2006 Plan after April 4, 2017 that is subject to vesting requirements, no dividend equivalent payment will be made unless the related vesting conditions of the award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).

Stock Payments. Stock payments include payments in the form of our stock or options or other rights to purchase our stock, in each case made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the plan administrator and may be based upon specific performance criteria determined appropriate by the plan administrator, determined on the date such stock payment is made or on any date thereafter.

Deferred Stock. Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the plan administrator. Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a time-based vesting schedule or upon the satisfaction of performance criteria set by the plan administrator. Unless otherwise provided by the plan administrator, recipients of deferred stock generally will have no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.

Restricted Stock Units. Restricted stock units, or “RSUs,” may be granted to any participant in such amounts and subject to such terms and conditions as determined by the plan administrator. At the time of grant, the plan administrator will specify the date or dates on which the RSUs will become fully vested and nonforfeitable, and may specify such conditions (if any) to vesting as it deems appropriate. At the time of grant, the plan administrator will specify the maturity date applicable to each grant of RSUs which will be no earlier than the vesting date or dates of the award and may be determined at the election of the participant. On the maturity date, we will transfer to the participant one unrestricted, fully transferable share of our stock (or, if provided in the award, the cash value of a share of our stock at that time) for each RSU scheduled to be paid out on such date and not previously forfeited. The plan administrator will specify the purchase price, if any, to be paid by the participant to us for such shares of our stock.

Profits Interest Units. To the extent authorized by the partnership agreement of the Operating Partnership, the 2006 Plan authorizes the grant of units in the Operating Partnership that are intended to constitute “profits interests” within the meaning of the Internal Revenue Code and published Internal Revenue Service guidance. Profits interests may only be granted to participants for the performance of services to or for the benefit of the Operating Partnership in the participant’s capacity as a partner in the Operating Partnership, in anticipation of the participant becoming a partner of the Operating Partnership, or as otherwise determined by the plan administrator, provided that the profits interest units would constitute “profits interests” within the meaning of the Internal Revenue Code, Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service. At the time of grant, the plan administrator will specify the number of profits interest units subject to the award, the purchase price, if any, of the units and the date and conditions on which the profits interest units will vest. The plan administrator may impose transferability restrictions and other restrictions upon profits interest units.

Other Incentive Awards. Participants as selected by the plan administrator may be granted other incentive awards that provide for shares of common stock or the right to purchase shares of common stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, shares of common stock, stockholder value or stockholder return. Other incentive awards may also be linked to any performance criterion or criteria determined appropriate by the plan administrator. Amounts payable under other incentive awards may be in cash, common stock, units of the Operating Partnership or a combination of any of the foregoing, as determined by the plan administrator.

Performance Bonus Awards. Any participant selected by the plan administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the plan administrator and relate to any performance criterion or criteria determined appropriate by the plan administrator on a specified date or dates or over any period or periods determined by the plan administrator.

24	PROXY STATEMENT	KILROY REALTY

ADMINISTRATOR

The Board or one or more committees appointed by the Board administers the 2006 Plan. The Board has delegated general administrative authority for the 2006 Plan to the Compensation Committee. The Compensation Committee may delegate some or all of its authority with respect to the 2006 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator.”

The Administrator has broad authority under the 2006 Plan with respect to award grants including, without limitation, the authority:

•	To select participants and determine the type(s) of award(s) that they are to receive;

•

To determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and any vesting conditions applicable to the award (or determine that the award is to be fully vested at grant);

•	To cancel, modify or waive the Company’s rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding awards, subject to any required consents;

•	To accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	Subject to the other provisions of the 2006 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•

To determine whether an award may be settled in, or the purchase price of an award or shares of the Company’s common stock to be paid in, the form of cash, shares, other awards, or such other form as the Administrator may authorize and as permitted by law, and to provide for the deferred payment of awards and any terms applicable to deferrals.

The Administrator uses its judgment to determine who will receive awards, the type(s) of award grants, and the size and particular terms and conditions of those awards. These determinations may change based on any number of variables, including, without limitation, changes in compensation practices at companies that we consider in our peer group from time to time or changes in compensation practices in the market generally, the need to attract, retain and incentivize key talent, the benefit of enhancing the link between the interests of award recipients with those of our stockholders and the potential dilutive impact of those awards. While all of our employees are technically eligible to receive awards under the 2006 Plan, in 2022 we granted awards to 61 employees and each of our non-employee directors.

NO REPRICING

In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the 2006 Plan administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

ELIGIBILITY

Employees and consultants of the Company, the TRS, the Operating Partnership or their subsidiaries, and directors of the Company or the TRS, are eligible to be granted non-qualified stock options, restricted stock, stock appreciation rights, performance share awards, performance stock units, dividend equivalents, stock payments, deferred stock, RSUs, profits interest units, other incentive awards and performance bonus awards under the 2006 Plan. Currently, approximately 260 officers and employees of the Company, the TRS and the Operating Partnership (including all of the Company’s NEOs), no consultants to the Company, the TRS and the Operating Partnership and each of the Company’s six non-employee directors, are considered eligible under the 2006 Plan. Only employees of the Company and its qualifying corporate subsidiaries are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code.

KILROY REALTY	PROXY STATEMENT	25

ADJUSTMENTS

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2006 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

ASSUMPTION AND TERMINATION OF AWARDS

Generally, and subject to limited exceptions set forth in the 2006 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization or a sale of substantially all of its assets, the outstanding awards granted under the 2006 Plan will not automatically accelerate and become vested under the terms of the 2006 Plan as long as there is provision for the awards to be substituted for, assumed or otherwise continued after the event. If there is no such provision for the awards to be substituted for, assumed or otherwise continued after the event (that is, the awards are to be terminated in connection with the change in control event), the awards would generally become fully vested and, in the case of options, exercisable. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2006 Plan.

TRANSFER RESTRICTIONS

Subject to certain exceptions contained in Section 10.3 of the 2006 Plan, awards under the 2006 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

NO LIMIT ON OTHER AUTHORITY

The 2006 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

TERMINATION OF OR CHANGES TO THE 2006 PLAN

The Board may amend or terminate the 2006 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 422 or 424 of the Internal Revenue Code to preserve the intended tax consequences of the 2006 Plan. For example, and as reflected by this Proposal No. 2, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2006 Plan. Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval. Unless terminated earlier by the Board, the authority to grant new awards under the 2006 Plan will terminate on February 15, 2033, if stockholders approve the proposed amendments to the 2006 Plan. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the 2006 Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any 2006 Plan amendment) materially and adversely affects the holder.

26	PROXY STATEMENT	KILROY REALTY

FEDERAL INCOME TAX CONSEQUENCES

Stock Options

A participant receiving a stock option will not recognize taxable income upon grant. With respect to nonqualified stock options, the participant will recognize taxable income at the time of exercise in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise, and the Company, the Operating Partnership or the participant’s employer, as applicable, is generally entitled to deduct the amount recognized by the participant as taxable income. If applicable holding period requirements are met, the participant receiving incentive stock options will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company, the Operating Partnership or the participant’s employer, as applicable, will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options will apply. Certain additional special rules apply if the exercise price for an option is paid in stock previously owned by the participant rather than in cash.

Other Awards

The current federal income tax consequences of other awards authorized under the 2006 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company, the Operating Partnership or the participant’s employer, as applicable, will generally have a corresponding deduction at the time the participant recognizes income.

Profits Interest Units

Profits interest units that constitute “profits interests” within the meaning of the Internal Revenue Code and published Internal Revenue Service guidance (“PIUs”) will generally not be taxed at the time of grant, though the holder will be required to report on his or her income tax return his or her allocable share of the issuing partnership’s income, gain, loss, deduction and credit, regardless of whether the issuing partnership makes a distribution of cash. Instead, such PIUs are generally taxed upon a disposition of the PIU or distributions of cash to the extent that such amounts received exceed the basis in the PIUs. Generally, no deduction is available to the Company upon the grant, vesting or disposition of the PIUs. If PIUs are granted to a recipient who is an employee of the Company, the issuance of those profits interests may cause wages paid to the recipient to be characterized and subject to taxation as self-employment income. If treated as a self-employed partner, the recipient will be required to make quarterly income tax payments rather than having amounts withheld by the Company, the Operating Partnership or the participant’s employer, as applicable. Additionally, if self-employed, the recipient must pay the full amount of all “FICA” employment taxes on the employee’s compensation (in the form of “SECA” taxes rather than “FICA” taxes), whereas regular employees are only responsible for 50% of these taxes. To date, the Internal Revenue Service has not issued definitive guidance regarding the treatment of wages paid to partner-employees.

Code Section 409A

Certain types of awards under the 2006 Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and penalties under applicable state tax laws). To the extent applicable, we

KILROY REALTY	PROXY STATEMENT	27

intend to structure awards granted under the 2006 Plan to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A or an available exemption from Section 409A. There can be no assurance, however, that the requirements of Section 409A will, in fact, be satisfied.

Tax Deductibility and Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.

The Company notes this deductibility limitation as one of the factors in its consideration of compensation matters. However, the Company generally has the flexibility to take any compensation-related actions that it determines are in the Company’s and our stockholders’ best interest, including designing and awarding compensation for our employees that is not fully deductible for tax purposes. In addition, we believe that we qualify as a REIT under the Internal Revenue Code and are not subject to federal income taxes, meaning that the payment of compensation that is not deductible under Section 162(m) should not have a material adverse consequence to us, provided we continue to remain qualified as a REIT under the Internal Revenue Code.

Other Considerations

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20% payable by the recipient.

The 2006 Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code.

The preceding discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2006 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to foreign, state or local tax laws, or estate and gift tax considerations.

SPECIFIC BENEFITS UNDER THE 2006 PLAN

The Company has not granted any awards that are conditioned on stockholder approval of this Proposal No. 2. Except for the non-employee director awards discussed below, the Company is not currently considering any new award grants under the 2006 Plan and the number and type of awards that the Company may grant in the future under the 2006 Plan (within the express limits of the 2006 Plan, discussed above) is not determinable. If the proposed share increase for the 2006 Plan had been in effect in 2022, the Company expects that its award grants for 2022 would not have been different from those actually made in 2022 under the 2006 Plan. For more information regarding those awards, please see the following discussion and, for more detailed information on the awards granted to our NEOs during 2022, see the material under “Compensation Discussion and Analysis” below and the executive compensation tables under “Named Executive Officer Compensation Tables” below.

Non-Employee Director Awards

The Company is not currently considering any new award grants under the 2006 Plan except for the annual grants of RSUs to non-employee directors described under “Director Compensation” below. These annual grants are determined based on the closing price of our common stock on the date of the grant as described below. Assuming, for illustrative purposes only, that the price of the common stock used for the conversion of the dollar amount for the annual grants under the non-employee director program ($135,000) into shares was $32.15 (the closing price of a share of our common stock on April 4, 2023), the number of shares that would be allocated to the Company’s six non-employee directors as a group pursuant to the annual grant formula over the proposed remaining ten-year term of the 2006 Plan (2023 through 2033) is approximately 251,944 shares. This figure represents

28	PROXY STATEMENT	KILROY REALTY

the continuation of the current non-employee director equity awards for the six non-employee directors over that ten-year period. The actual number of shares that we may issue depends on, among other future variables, the number of our non-employee directors from time to time, the price of our common stock on the applicable grant date that is used to convert the applicable grant-date value into a number of shares, and whether the Board changes the $135,000 grant date value or other aspects of our non-employee director compensation program in the future.

POTENTIAL DILUTION

The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the proposed amendments to the 2006 Plan. The 2006 Plan is the Company’s only equity compensation plan.

“Overhang” refers to the number of shares of our common stock that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of shares of our common stock that were subject to outstanding RSU awards granted under the 2006 Plan, that were subject to outstanding stock options granted under the 2006 Plan, and that were then available for new award grants under the 2006 Plan as of December 31, 2022 and as of March 24, 2023. None of the outstanding awards covered interests in our Operating Partnership. In this 2006 Plan proposal, the number of shares of the Company’s common stock subject to RSU awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of the Company’s common stock covered by those awards. As to the number of shares of the Company’s common stock subject to RSU awards outstanding on any particular date, the information is presented including the crediting of dividend equivalents on the awards through that date, to the extent the dividend equivalents are payable in shares of common stock. For awards subject to performance-based vesting requirements, the number of shares are presented as follows: (1) with respect to any such award granted during 2020, at 120.8% (or 131.3% in the case of the award for our CEO) of the “target” number of shares subject to the award, which is the actual number of shares that vested due to performance during the three-year performance period, (2) with respect to any such award granted in 2021, at 225% (or 306.25% in the case of the award for our CEO) of the “target” number of shares subject to the award, based on the Company’s FFO Per Share performance for 2021 and assuming maximum performance for the other performance measures applicable to the award (while the final vesting of the awards may range from approximately 75% to 225% (between 43.75% to 306.25% in the case of the award for our CEO) of the “target” number of shares awarded based on performance over the three-year performance period applicable to the awards), and (3) with respect to any such award granted in 2022, at 225% (or 306.25% in the case of the award for our CEO) of the “target” number of shares subject to the award, based on the Company’s FFO Per Share performance for 2022 and assuming maximum performance for the other performance measures applicable to the award (while the final vesting of the awards may range from approximately 75% to 225% (between 43.75% to 306.25% in the case of the award for our CEO) of the “target” number of shares awarded based on performance over the three-year performance period applicable to the awards).

	As of December 31, 2022	As of March 24, 2023

Shares subject to outstanding RSU awards (including vested but deferred RSUs and excluding performance-based vesting awards)	984,006	973,936

Shares subject to outstanding performance-based vesting RSU awards	1,965,845	1,805,982

Shares subject to outstanding stock options	—	—

Shares available for new award grants	1,074,035	981,241

The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three years was 113,241,341 shares issued and outstanding in 2020 (115,095,506 shares assuming the conversion of all common units of the Operating Partnership); 116,429,130 shares issued and outstanding in 2021 (117,579,704 shares assuming the conversion of all common units of the Operating Partnership); and 116,806,575 shares issued and outstanding in 2022 (117,957,149 shares assuming the conversion of all common units of the Operating Partnership). The number of shares of the Company’s common stock issued and outstanding as of December 31, 2022 and March 24, 2023 was 116,878,031 shares and 117,120,962 shares, respectively (118,028,605 and 118,271,536 respectively, assuming the conversion of all common units of the Operating Partnership). In this 2006 Plan proposal and except as noted above, the number of shares of the Company’s common stock that are outstanding for any particular period or on any particular date do not include common units of the Operating Partnership that are convertible into our common stock.

KILROY REALTY	PROXY STATEMENT	29

“Burn rate” refers to how many shares are subject to awards that we grant over a particular period of time. The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2006 Plan in each of the last three years, and to date (as of March 24, 2023) for 2023, are as follows:

•

301,188 shares in 2020 (which was 0.27% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2020), of which no shares were subject to stock option awards, 120,769 shares were subject to RSU awards (excluding performance-based vesting awards) and 180,419 shares were subject to performance-based vesting RSU awards (presented at 120.8% (or 131.3% in the case of the award for our CEO) of the “target” number of shares subject to the award which is the actual number of shares that vested due to performance during the three-year performance period);

•

453,514 shares in 2021 (which was 0.39% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2021), of which no shares were subject to stock option awards, 172,181 shares were subject to RSU awards (excluding performance-based vesting awards), and 281,333 shares were subject to performance-based vesting RSU awards (presented at 150% (or 175% in the case of the award for our CEO) of the “target” number of shares subject to the awards granted in February 2021, while the final vesting of the awards (taking into account actual performance in the first two years of the three-year performance period) may range from approximately zero to 225% (between zero to 306.25% in the case of the award for our CEO) of the “target” number of shares subject to the awards based on performance over the three-year performance period applicable to the awards, after giving effect to FFO Per Share achieved by the Company for 2021);

•

481,634 shares in 2022 (which was 0.41% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2022), of which no shares were subject to stock option awards, 177,099 shares were subject to RSU awards (excluding performance-based vesting awards), and 304,535 shares were subject to performance-based vesting RSU awards (presented at 150% (or 175% in the case of the award for our CEO) of the “target” number of shares subject to the awards, while the final vesting of the awards (taking into account actual performance for the first year of the three-year performance period) may range from approximately zero to 225% (between zero to 306.25% in the case of the award for our CEO) of the “target” number of shares subject to the awards based on performance over the three-year performance period applicable to the awards, after giving effect to FFO Per Share achieved by the Company for 2022); and

•

517,066 shares in 2023 through March 24, 2023 (which was 0.44% of the number of shares of the Company’s common stock issued and outstanding on March 24, 2023), of which no shares were subject to stock option awards, 217,059 shares were subject to RSU awards (excluding performance-based vesting awards), and 300,007 shares were subject to performance-based vesting RSU awards (presented at the “target” number of shares subject to the awards, while the final vesting of the awards may range from zero to 225% (zero to 306.25% in the case of the award for our CEO) of the “target” number of shares subject to the awards based on performance over the three-year performance period applicable to the awards).

Thus, the total number of shares of our common stock subject to awards granted under the 2006 Plan per year over the last three years (2020, 2021 and 2022) has, on average, been 0.36% of the weighted-average number of shares of our common stock issued and outstanding for the corresponding year, and this percentage is consistent with the Company’s 2023 awards under the 2006 Plan through March 24, 2023 (which, as noted above, cover 0.44% of the number of shares of the Company’s common stock issued and outstanding on March 24, 2023). Performance-based vesting awards have been included above in the year in which the award was granted. The actual number of performance-based vesting restricted stock and RSU awards that became eligible to vest each year because the applicable performance-based condition was satisfied in that year (subject to the satisfaction of any applicable time-based vesting requirements) was as follows: 649,399 in 2020, 518,005 in 2021, 633,041 in 2022 and 710,051 to date (as of March 24, 2023) in 2023. No performance-based vesting stock options vested or were outstanding in any of those years.

The total number of shares of our common stock that was subject to awards granted under the 2006 Plan that terminated or expired, and thus became available for new award grants under the 2006 Plan, in each of the last three years, and to date (as of March 24, 2023) in 2023, are as follows: 24,536 in 2020, 24,824 in 2021, 23,870 in 2022, and 460 in 2023. The total number of shares of our common stock that were subject to awards granted under the 2006 Plan and that were withheld to cover tax withholding obligations arising with respect to the award (other than stock options and stock appreciation rights), and thus

30	PROXY STATEMENT	KILROY REALTY

became available for new award grants under the 2006 Plan, in each of the last three years, and to date (as of March 24, 2023) in 2023, are as follows: 193,244 in 2020, 361,284 in 2021, 334,549 in 2022, and 205,878 in 2023. Shares subject to 2006 Plan awards that terminated or expired, or were withheld to cover tax withholding obligations arising with respect to the award (other than stock options and stock appreciation rights), and became available for new award grants under the 2006 Plan have been included when information is presented in this 2006 Plan proposal on the number of shares available for new award grants under the 2006 Plan.

The number of shares credited as dividend equivalents under the 2006 Plan with respect to then-outstanding restricted stock and RSU awards, to the extent the dividend equivalents are payable in shares of the Company’s common stock, in each of the last three years, and to date (as of March 24, 2023) in 2023, are as follows: 81,303 in 2020, 69,912 in 2021, 81,290 in 2022, and 18,169 in 2023.

The Compensation Committee anticipates that the 1,900,000 additional shares requested for the 2006 Plan (which represents 1.62% of the number of shares of the Company’s common stock issued and outstanding as of March 24, 2023), together with the 981,241 shares available for new award grants under the 2006 Plan as of March 24, 2023, will provide the Company with flexibility to continue to grant equity awards under the 2006 Plan into 2026-2027 (reserving sufficient shares to cover potential payment of performance-based awards at target payment levels and covering dividend equivalents that may be credited with respect to the awards based on the Company’s recent dividend payments). However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the number of dividend equivalent rights outstanding, the extent to which they provide for settlement in stock and the amount and frequency of the Company’s dividend payments, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity awards.

As of April 4, 2023, the closing market price for a share of the Company’s common stock was $32.15 per share.

AGGREGATE PAST GRANTS UNDER THE PLAN

As of March 24, 2023, awards covering 9,976,880 shares of our common stock had been granted under the 2006 Plan. This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 2006 Plan, as well as shares that were withheld to cover the exercise price or tax withholding obligations in connection with an award and became available for new award grants under the 2006 Plan. This number of shares, as well as the number of shares subject to past awards and outstanding and unvested awards in the table below is presented as to performance-based vesting restricted stock and RSU awards based on the actual number of shares subject to the award that became eligible to vest based on performance during the applicable performance period, except (i) as to the now-forfeited performance-based vesting RSUs awarded in December 2018, which are included based on the “target” number of shares subject to the award at the time of the grant and (ii) as to any award with an open performance period, which are included based on the maximum number of shares subject to the award. The following table shows information regarding the distribution of all awards among the persons and groups identified below, option exercises, and restricted stock and RSUs vesting prior to that date, and option and unvested RSU holdings as of that date.

KILROY REALTY	PROXY STATEMENT	31

	STOCK OPTIONS				RESTRICTED STOCK/UNITS
	Number of Shares Underlying Options as of March 24, 2023				As of March 24, 2023
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Exercisable	Unexercisable	Number of Shares/Units Subject to Past Awards (Vested/ Unvested)	Number of Shares/Units Subject to Past Awards (Vested)	Number of Shares/Units Outstanding and Unvested
Named Executive Officers:
John Kilroy Chief Executive Officer	750,000	750,000	—	—	3,720,070	2,674,727	1,045,343
Justin Smart President	20,000	20,000	—	—	589,498	334,148	255,350
Tyler Rose Former President	125,000	125,000	—	—	514,048	401,272	112,776
Eliott Trencher Executive Vice President, Chief Financial Officer and Chief Investment Officer	—	—	—	—	99,935	21,267	78,668
Michelle Ngo(1) Former Senior Vice President, Chief Financial Officer and Treasurer	10,000	10,000	—	—	34,218	34,218	—
A. Robert Paratte Executive Vice President, Chief Leasing Officer and Senior Advisor to the Chairman	—	—	—	—	343,148	151,839	191,308
Total for All Current Executive Officers as a Group (6 persons):	925,000	925,000	—	—	5,501,040	3,711,644	1,789,396
Edward Brennan, PhD	—	—	—	—	40,340	36,544	2,419
Jolie Hunt	—	—	—	—	15,420	13,002	2,419
Scott Ingraham	—	—	—	—	42,871	39,452	2,419
Louisa Ritter	—	—	—	—	6,844	4,425	2,419
Gary Stevenson	—	—	—	—	18,569	16,150	2,419
Peter Stoneberg	—	—	—	—	17,632	15,213	2,419
All employees, including all current officers who are not executive officers or directors, as a group:	625,000	513,000	—	112,000	2,784,164	2,115,397	370,640
Total	1,550,000	1,438,000	—	112,000	8,426,880	5,951,826	2,174,549

(1)	Ms. Ngo forfeited 22,362 restricted stock units in connection with her termination of employment.

Mr. Kilroy and each of the non-employee directors identified above is a nominee for re-election as a director at the Annual Meeting.

32	PROXY STATEMENT	KILROY REALTY

EQUITY COMPENSATION PLAN INFORMATION

For additional information on the Company’s equity compensation plans, please see “Equity Compensation Plan Information” on page 109 below.

VOTE REQUIRED

The amendment and restatement of the 2006 Plan will be approved if a majority of the votes cast at the Annual Meeting are cast in favor of the proposal.

RECOMMENDATION

The Board believes that the adoption of the proposed amendments to the 2006 Plan will promote the interests of the Company and our stockholders and will help the Company and our subsidiaries continue to be able to attract, retain and reward persons important to its success.

All members of the Board and all of our executive officers are eligible for awards under the 2006 Plan and thus have a personal interest in the approval of the 2006 Plan proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX B HERETO.

KILROY REALTY	PROXY STATEMENT	33

PROPOSAL 3 –

ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

We are asking our stockholders to approve the compensation of our NEOs (as identified in the CD&A) as disclosed pursuant to the US Securities and Exchange Commission (the “SEC”) executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables, the narratives accompanying those tables and the CD&A). This is commonly referred to as a “Say-on-Pay” vote.

Our executive compensation philosophy is designed to achieve the following objectives:

•

To align executive compensation with the Company’s corporate strategies, business and ESG objectives and the creation of long-term value for our stockholders without encouraging unnecessary or excessive risk-taking;

•

To provide an incentive to achieve key strategic and financial performance measures by linking short-term incentive award opportunities and a substantial portion of long-term incentive award opportunities to the achievement of corporate and operational performance objectives;

•

To set total compensation to be competitive with companies in our peer group identified on pages 76-77, taking into account our active portfolio management strategy and the skill set required to implement that strategy;

•	To provide a majority of target TDC(8) for our NEOs in the form of long-term incentive equity awards; and

•	To help the Company attract, retain and incentivize talented and experienced individuals in the highly competitive West Coast and Austin, Texas employment and commercial real estate markets.

Below are highlights of the 2022 compensation arrangements for our NEOs as approved by the Compensation Committee.

•

Annual Short-Term Incentives Based on Performance Measurement Framework. The Compensation Committee determines annual short-term incentives (annual cash bonuses) based on a rigorous performance measurement framework that measures the Company’s actual performance against pre-established financial and operational goals (including ESG goals) and each NEO’s contribution to that performance. The Compensation Committee determined that the final 2022 short-term incentive amounts for our NEOs who received payments under this program would be 125% of their target payout levels. See “Short-Term Incentives — Decisions for 2022; 2022 Key Operating and Financial Goal Setting and Performance” on pages 63-67 for more information about how the goals are set and the Company’s performance.

•

Majority of Target TDC is “At Risk”. Approximately 89% of our CEO’s and approximately 77% of our other NEOs’ target TDC for 2022 was not guaranteed but rather was tied directly to the performance of the Company, the Company’s stock price and/or individual performance, as shown in the pay mix charts on page 3.

•

Majority of Target TDC is in the Form of Long-Term Incentives. The most significant component of each NEO’s total compensation opportunity is in the form of RSUs that vest over a three-year period. In 2022, approximately 62% of our CEO’s (and approximately 57% of our other NEOs’) target TDC was in the form of RSUs. We believe equity compensation helps to align the interests of our NEOs with those of our stockholders.

•

Majority of Long-Term Incentives are Performance-Based. Three-fourths of the 2022 annual equity awards for our NEOs are subject to performance-based vesting requirements, except for Mr. Trencher and Ms. Ngo for whom 50% of such equity awards were subject to performance-based vesting requirements. Vesting levels of the 2022 annual equity awards with performance-based vesting requirements were contingent on achievement of a threshold level of FFO per share for 2022. If that goal was achieved, vesting would be determined based on our TSR compared to other office-focused REITs over a three-year period (for 50% of the performance-based awards) and our average ratio of debt to EBITDA over that period (for the remaining 50% of the performance-based awards).

(8)

As used in this Proxy Statement, “target TDC” and “target total direct compensation” mean the executive’s base salary, target annual cash incentive and grant date fair value (based on the value approved by the Compensation Committee and used to determine the number of shares subject to the award) of annual long-term incentive awards granted to the executive in 2022.

34	PROXY STATEMENT	KILROY REALTY

We also maintain a range of executive compensation and governance-related policies, which are listed on page 4, that we believe reflect current best practices.

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related rules of the SEC, our Board requests your advisory Say-on-Pay vote to approve the following resolution at our Annual Meeting:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s executive compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis” section, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This vote is an advisory vote only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values input from the Company’s stockholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.

The Company’s current policy is to provide our stockholders with an advisory Say-on-Pay vote to approve the compensation of our NEOs each year at the annual meeting of stockholders. We have included in this Proxy Statement a proposal to approve the frequency of future advisory votes on the compensation of our NEOs, and the Board recommends that we continue with the current policy of holding such a vote every year. Accordingly, if stockholders approve every year as the preferred frequency option in Proposal No. 4, it is expected that the next advisory Say-on-Pay vote will be held at the 2024 annual meeting of stockholders.

VOTE REQUIRED

The compensation of our NEOs will be approved, on an advisory basis, if a majority of the votes cast at the Annual Meeting are cast in favor of the proposal.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NEOs.

KILROY REALTY	PROXY STATEMENT	35

PROPOSAL 4 –

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

As described in Proposal No. 3, we are asking our stockholders to approve, on an advisory basis, the compensation of our NEOs.

In 2017, our stockholders had the opportunity to cast an advisory vote on how often we should include a Say-on-Pay vote in our proxy materials for annual meetings of stockholders or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting. This is commonly referred to as a “Say-on-Frequency” vote. At our 2017 annual meeting, our stockholders voted to hold a Say-on-Pay vote every year, and the Board determined that the Say-on-Pay vote would be held annually.

Under SEC rules, we are required to hold a new Say-on-Frequency vote at least every six years. Accordingly, this Proposal No. 4 affords our stockholders the opportunity to cast an advisory vote on how often we should include a Say-on-Pay vote in our proxy materials for future annual meetings of stockholders (or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 4, our stockholders may vote to have future advisory votes on executive compensation every year, every two years, every three years, or abstain from voting.

We believe that advisory votes on executive compensation should be conducted every year so that our stockholders may annually express their views on our executive compensation program.

Like the Say-on-Pay vote, this Say-on-Frequency vote is advisory and will not be binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by our stockholders and will take the outcome of this vote into account when determining the frequency of future Say-on-Pay votes.

VOTE REQUIRED

A frequency alternative (of either one year, two years, or three years) for future Say-on-Pay advisory votes will be approved, on an advisory basis, if a majority of the votes cast at the Annual Meeting are cast in favor of the frequency alternative. If no frequency option receives the affirmative vote of a majority of votes cast at the Annual Meeting, the Board will consider the option receiving the highest number of votes as the preferred option of our stockholders.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE OF “1 YEAR” FOR THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

36	PROXY STATEMENT	KILROY REALTY

PROPOSAL 5 –

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

We are seeking stockholder ratification of our appointment of Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, as our independent auditor for the fiscal year ending December 31, 2023. Deloitte has served as our independent auditor since 1995 when the Company was privately held and has continued to serve as such since the Company’s initial public offering in January 1997 and, prior to the Annual Meeting, the Audit Committee is expected to re-appoint Deloitte as our independent auditor for the year ending December 31, 2023. The Audit Committee believes the appointment of Deloitte is in the best interests of the Company and our stockholders.

In considering whether to reappoint Deloitte, the Audit Committee has evaluated Deloitte’s performance and independence. In the course of its review, the Audit Committee considers various factors, including but not limited to: Deloitte’s independence from management, including whether there are any non-audit services provided by Deloitte that are not compatible with Deloitte’s independence; Deloitte’s qualifications and capabilities, including its experience in the REIT industry; the experience, qualifications and performance of the existing audit engagement team; the quality, timeliness and candor of Deloitte’s communications with the Audit Committee and management; the appropriateness of Deloitte’s fees; Deloitte’s tenure as our independent auditor; the controls and processes in place that help ensure Deloitte’s continued independence; any Public Company Accounting Oversight Board’s firm inspection reports; and the potential impact of appointing a new independent auditor.

The Audit Committee maintains oversight over Deloitte by holding regular executive sessions with Deloitte, performing annual evaluations, and being directly involved in the selection of new lead audit partners pursuant to SEC rules requiring that a new lead audit partner be designated in the normal course every five years to bring a fresh perspective to the audit engagement.

Additional information about Deloitte, including the fees we paid to Deloitte in fiscal years 2022 and 2021, can be found in this Proxy Statement under the caption “Audit and Non-Audit Fees.” The report of the Audit Committee included in this Proxy Statement under the caption “Audit Committee Report” also contains information about the role of Deloitte with respect to the audit of the Company’s annual financial statements.

A representative of Deloitte is expected to be present at our Annual Meeting, be available to respond to appropriate questions and will have the opportunity to make a statement, if desired.

Stockholder ratification of the appointment of Deloitte as our independent auditor is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain Deloitte. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

VOTE REQUIRED

Ratification of the appointment of Deloitte as our independent auditor will be approved if a majority of the votes cast at the Annual Meeting are cast in favor of the proposal.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT AUDITOR FOR FISCAL 2023.

KILROY REALTY	PROXY STATEMENT	37

CORPORATE GOVERNANCE

The Company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens accountability of the Board and helps build public trust in the Company. Highlights include the following:

Independent Board Leadership and Practices

• Lead Independent Director with a well-defined role and robust responsibilities

• Supermajority of directors are independent (6 out of 7 current directors)

• Commitment to include women and individuals from minority groups in the qualified pool from which new director candidates are selected

• Continued commitment to Board refreshment with a majority of the Board appointed since 2014

• A range of independent director tenures provides business cycle and historic knowledge as well as fresh perspectives (with an average independent director tenure of 10.8 years)

• Robust director overboarding policy, with limit of four public company boards for non-employee directors and only one other public company for CEO

•  Dedicated CSR&S Committee responsible for overseeing Company objectives related to sustainability, human capital matters, including diversity, equity and inclusion, health and wellness and employee engagement, philanthropy and community involvement, good corporate citizenship and other non-financial objectives that are of significance to the Company and our stockholders

• Dedicated Succession Planning Committee oversees regular succession planning efforts

• Comprehensive risk oversight practices, including cybersecurity and insurance

• Regular strategic updates from the CEO

• Regular executive sessions of independent directors

• Regular Board and committee self-evaluations

Robust Stockholder Rights

• Majority voting for directors in uncontested elections

• Annual director elections (declassified Board)

• Stockholder proxy access aligns with best practices and reflects stockholder feedback

• Annual Say-on-Pay voting

• Stockholder right to call a special meeting

• Stockholder right to amend Bylaws by a majority vote

• No stockholder rights plan

BOARD COMPOSITION AND GOVERNANCE

Director Attendance

The Board held four meetings during 2022. All directors who served on the Board during 2022 attended at least 75% of the total number of meetings of the Board and meetings of the Board committees on which each director served that were held during the period of the director’s service during the year. Directors are encouraged to attend the annual meeting of stockholders of the Company. All directors attended the 2022 annual meeting of stockholders.

38	PROXY STATEMENT	KILROY REALTY

Independent Directors

Under the corporate governance rules of the New York Stock Exchange (the “NYSE”), a majority of the members of the Board must satisfy the NYSE criteria for “independence.” No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The Board has determined that each of Dr. Brennan, Mses. Hunt and Ritter and Messrs. Ingraham, Stevenson and Stoneberg is independent under the current listing standards of the NYSE. In addition, pursuant to our Bylaws, each of Dr. Brennan, Mses. Hunt and Ritter and Messrs. Ingraham, Stevenson and Stoneberg, comprising at least a majority of the members of the Board, is not an employee, officer or affiliate of the Company or any of its subsidiaries or divisions, or a relative of a principal executive officer, and is not an individual member of an organization acting as an advisor, consultant or legal counsel receiving compensation from the Company in addition to director’s fees. In this Proxy Statement, we refer to each of Dr. Brennan, Mses. Hunt and Ritter and Messrs. Ingraham, Stevenson and Stoneberg as our “Independent Directors.”

Independent Director Meetings

The Independent Directors meet regularly in executive session without the presence of management. These meetings are generally held on the date of each regularly scheduled Board meeting and on an as-needed basis. Dr. Brennan, our Lead Independent Director, presides over these meetings.

Overboarding Policy

Our independent directors are limited to serving on the boards of directors of not more than four other public companies, and our Chief Executive Officer is limited to serving on the board of directors of one other public company. Additionally, members of our Audit Committee may not serve on the audit committees of the boards of directors of more than two other companies. Our Governance Committee has authority to waive these limitations on a case-by-case basis. Each member of our Board is currently in compliance with our overboarding policy. Our Governance Committee reviews this policy annually as part of its annual review of our Corporate Governance Guidelines.

Board Leadership Structure and Lead Independent Director

Our Corporate Governance Guidelines and our Bylaws permit the roles of Chairman and CEO to be filled by the same or different individuals. Our Board believes it is important to select our Chairman and our CEO in the manner it considers in the best interests of the Company and our stockholders at any given point in time. The Independent Directors on our Board assess the role of Chairman and CEO annually to ensure that the Company’s leadership structure best fits the Company’s specific circumstances and short and long-term challenges.

At this time, our Board believes that the Company and our stockholders are best served by having Mr. Kilroy serve as our Chairman and CEO. Mr. Kilroy’s combined role as Chairman and CEO demonstrates clearer accountability and provides a single leader who speaks with one voice to our stockholders, tenants, partners, employees, other stakeholders and the public. The combined Chairman and CEO role also enhances transparency between management and our Board by serving as an efficient and effective bridge for communication between the Board and management on significant business developments and time-sensitive matters, and provides unified leadership for carrying out our strategic initiatives and business plans. The combined Chairman and CEO role is balanced by the number of independent directors serving on our Board, our independent committee Chairs and our Lead Independent Director.

Our Corporate Governance Guidelines provide that if the Chairman is also our CEO, or if the Chairman is not otherwise an Independent Director, the Independent Directors will appoint annually from amongst themselves a Lead Independent Director. Dr. Brennan is currently our Lead Independent Director and brings to this role considerable skills and experience, as described above in “Proposal 1 — Election of Directors.” The role of our Lead Independent Director is designed to further promote the independence of our Board and appropriate oversight of management and to facilitate free and open discussion and communication among the Independent Directors.

KILROY REALTY	PROXY STATEMENT	39

The responsibilities of our Lead Independent Director are clearly delineated in our Corporate Governance Guidelines and include:

•	Presiding at all meetings of our Board at which the Chairman is not present, including executive sessions of the Independent Directors;

•	Serving as the principal liaison between the Chairman and the Independent Directors;

•	Approving information sent to our Board;

•	Approving agendas for meetings of our Board;

•	Approving meeting schedules of our Board to ensure that there is sufficient time for discussion of all agenda items;

•	Developing agendas for and calling meetings of the Independent Directors when necessary or appropriate; and

•	Being available for consultation and direct communication if requested by major stockholders.

While the Board as a whole works together to oversee management’s execution of our operations, our risk exposure and risk management plans, and our overall strategic direction, our Lead Independent Director works closely with the Chairman and takes action as determined necessary or appropriate to ensure there is critical independent oversight over these key areas of focus. We believe this current leadership structure with the combined Chairman and CEO leadership role and a Lead Independent Director enhances our Board’s ability to provide insight and direction on important strategic initiatives and, at the same time, promotes effective and independent oversight of management and our business.

40	PROXY STATEMENT	KILROY REALTY

Board Oversight of Risk

Both our Board and management have key responsibilities in managing risk throughout the Company, as shown below. Oversight of risks inherent in their respective areas of oversight are delegated to the various Board committees, with each committee generally reporting to our Board at each regular Board meeting. Our Board believes that this structure is conducive to its risk oversight process.

BOARD RESPONSIBILITIES The Board is responsible for the overall oversight of the Company's risk management process and of strategic, operating, financial and liquidity risks. The Board actively engages with management regarding these risks and management presents to the Board regularly on the challenges associated with them. Oversight of risks inherent in their respective practice areas are delegated to the various Board committees (as listed below), with each committee generally reporting to our Board at each regular Board meeting. Our Audit Committee, Compensation Committee and Governance Committee are comprised solely of Independent Directors. Audit Committee Compensation Committee Governance Committee Corporate Social Responsibility and Sustainability Committee Succession Planning Committee Critical accounting issues, including financial risks Legal and compliance matters Financial statements and accounting internal controls Risk-related internal controls, including annual fraud risk assessment review Cybersecurity, information security and insurance Structure of executive compensation programs Compensation plans, programs and policies Board processes and corporate governance Related Party Transactions and Principal Party Transactions* Other significant business and Company risks Corporate social responsibility, including. climate-related risks and climate-change resilience building health and safety-philanthropy community involvement good corporate citizenship Human capital management, including: diversity, equity and inclusion employee engagement talent development health and wellness Leadership development CEO and other key executive succession Talent pipeline and development of Company leaders *As defined under "Other Matters– - ––Certain Relationships and Related Transactions" MANAGEMENT RESPONSIBILITIES Ensure that information with respect to material risks is transmitted to senior executives and our Board, with reporting provided at least annually (or more often as needed) in the areas of enterprise risks, cybersecurity and information security, climate-related risks and sustainability, human capital management, other ESG matters and succession planning Identify material risks and implement appropriate risk management strategies Integrate risk management into our decision-making process Attend committee meetings and report on matters that may not be otherwise addressed at these meetings

Our Board believes that the process it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and, therefore, does not have a material effect on our choice of the Board’s leadership structure described above under “Board Leadership Structure and Lead Independent Director.”

KILROY REALTY	PROXY STATEMENT	41

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to our directors, officers (including our CEO, President, Chief Financial Officer, Chief Accounting Officer and Controller, and other members of senior financial management), employees, agents and consultants. This Code of Business Conduct and Ethics satisfies the requirements of a “code of business conduct and ethics” under the NYSE listing standards and a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. This Code of Business Conduct and Ethics is available in the Investors — Overview — Governance Documents section of the Company’s website at http://www.kilroyrealty.com. Amendments to, or waivers from, a provision of this Code of Business Conduct and Ethics that apply to the Company’s directors or executive officers, including our CEO, President, Chief Financial Officer, Chief Accounting Officer and Controller, and other members of senior financial management, may be made only by the Board or a Board committee and will be promptly posted on our website to the extent required by applicable SEC rules and NYSE listing standards.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our Company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to our stockholders. The Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, Board composition and director qualifications, selection of the Chairman of the Board and the Lead Independent Director, establishment of the Board’s standing committees, director stock ownership guidelines, succession planning and the Board’s annual performance evaluation. A current copy of the Corporate Governance Guidelines is available in the Investors — Overview — Governance Documents section of our website at http://www.kilroyrealty.com.

Succession Planning

Pursuant to our Corporate Governance Guidelines, our Board and our CEO review succession planning, management performance and management development on a regular basis. To facilitate this succession planning oversight by the Board, the Board has established a Succession Planning Committee of the Board that is responsible for reviewing the Company’s succession planning and management performance and development. The members of the Succession Planning Committee are Messrs. Kilroy and Stevenson and Dr. Brennan, with Mr. Stevenson serving as its Chair. The Succession Planning Committee reviews potential candidates, including the qualifications, experience and development priorities for these individuals, and provides recommendations to our Board regarding potential CEO successors. In addition to the Committee’s assessments, directors also engage with potential CEO and key management personnel successors at Board and committee meetings and in less formal settings to allow directors to personally assess potential successor candidates.

Our Board also maintains an emergency CEO succession plan. The plan will become effective in the event our CEO becomes unable to perform his or her duties in order to minimize potential disruption or loss of continuity to the Company’s business and operations. The Succession Planning Committee reviews the emergency succession plan periodically and makes recommendations to the Board regarding any changes or updates to the emergency succession plan.

As we announced in a Form 8-K filed with the SEC on March 30, 2023, Mr. Kilroy announced that he would retire as our CEO at the end of 2023. The Succession Planning Committee has already commenced a formal comprehensive search for the Company’s next Chief Executive Officer, with a targeted start date of January 1, 2024. The Board recently retained Korn Ferry, a leading executive and director search firm, to assist in this search, including, specifically, assistance in identifying internal and external candidates to succeed Mr. Kilroy.

Corporate Social Responsibility and Sustainability Oversight

We are committed to operating in a responsible and sustainable manner. Our Board and management take seriously their responsibility to oversee and advance the Company’s CSR&S initiatives and recognize that community engagement and sustainable operations benefit all of our constituencies and are key to preserving our Company’s value and credibility. Our CSR&S initiatives have yielded results that we believe stand out in our industry and create long-term value for our stockholders. For information regarding our programs and achievements, see “Corporate Social Responsibility and Sustainability” on page 5 and our website at https://kilroyrealty.com/sustainability/.

42	PROXY STATEMENT	KILROY REALTY

Board Commitment. Our dedicated CSR&S Committee provides oversight and guidance to the Board and management regarding our sustainability objectives, climate-related risks, human capital matters (including diversity, equity and inclusion, health and wellness and employee engagement), philanthropy and community involvement, good corporate citizenship and other non-financial objectives that are of significance to the Company and our stockholders. The CSR&S Committee develops, oversees and periodically reviews our CSR&S objectives, initiatives, policies and procedures, monitors legal, regulatory and compliance matters and surveys public policy trends as part of its duties.

Management Commitment. Our management team is tasked with executing our CSR&S initiatives. Management coordinates with representatives from our sustainability, risk management, security, asset management, legal and engineering groups to ensure enterprise-level integration of our CSR&S initiatives. Our annual cash incentive plan performance measurement framework considers our achievement of certain sustainability disclosures and CSR&S initiatives in determining the annual short-term incentive amount for our executive management team. For more information on our cash incentive plan, see “Compensation Discussion and Analysis — 2022 Named Executive Officer Compensation — Short-Term Incentives” below.

Employee Involvement. An internal team that spans our sustainability, legal, human resources, administration, and marketing groups meets regularly to discuss initiatives and progress around social and environmental issues, and our Senior Vice President, Sustainability, Senior Vice President, Corporate Counsel and Executive Vice President, Chief Administrative Officer report to the CSR&S Committee multiple times a year. We have also implemented several employee-led initiatives to further our CSR&S goals, such as the Kilroy Culture Crew, which focuses on promoting the well-being of our employees, collaboration between sustainability, asset management, and engineering on implementing sustainability programs, and employee volunteer activities ranging from food drives to charity walks. We also conduct periodic wellness surveys to assist in tailoring our employee health programs.

ESG ACROSS KILROY BOARD OF DIRECTORS CSR&S COMMITTEE, TCFD OVERSIGHT, ESG IN EXECUTIVE COMPENSATION SENIOR MGMT REPORT ASSURANCE, PROJECT APPROVAL FINANCE GREEN BONDS, OFFSITE PPA STRUCTURE LEGAL GREEN LEASES, OFFSITE PPA, PERFORMANCE CONTRACTING, VENDOR CODE OF CONDUCT IMPLEMENTATION, SUSTAINABILITY DISCLOSURES IN THE PROXY STATEMENT ASSET MGMT AND OPERATIONS TENANT ENGAGEMENT, PROJECT IMPLEMENTATION, CREATION OF SUSTAINABILITY REPORTING RISK MGMT CLIMATE CHANGE FACTORS IN STANDARD OPERATING PROCEDURE AND EMERGENCY MANUALS, PROJECT APPROVAL DEVELOPMENT EXECUTION OF SUSTAINABILITY STRATEGY FOR DEVELOPMENT PROJECTS, SUSTAINABILITY IN TENANT FIT OUT STANDARDS ACCOUNTING SUSTAINABILITY DISCLOSURES IN 10-K IT CONTROLS PROJECTS, IoT DEPLOYMENTS ENGINEERING IMPLEMENTATION OF EFFICIENCY PROJECTS STANDARDS SUSTAINABILITY INFORMATION ON TENANT PORTALS MARKETING SUSTAINABILITY INFORMATION IN MARKETING MATERIALS, EXTERNAL COMMUNICATION, ANNUAL SUSTAINABILITY REPORT SUSTAINABILITY COORDINATION AND EXECUTION OF SUSTAINABILITY PROGRAMS HUMAN RESOURCES TRAINING, EMPLOYEE ENGAGEMENT GOV AFFAIRS LOCAL COMMUNITY ENGAGEMENT

Philanthropy. The Company provides financial support to charitable organizations focused on strong communities and a healthy planet. Our philanthropic philosophy is to provide unrestricted grants to allow the organizations we believe in to execute their programs most efficiently. Additionally, we continued our Matching Gifts Program through which the Company matches employee donations made to qualified organizations with the opportunity for employees to earn up to a $500 match.

Tenant Engagement. We partner with our tenants on a wide variety of sustainability, health and engagement programs, including implementation of green lease standards, waste reduction and composting programs, webpages dedicated to building-specific sustainability information, programs focused on tenant health at every building and periodic tenant sustainability surveys and memos.

KILROY REALTY	PROXY STATEMENT	43

Internal Policies. We maintain an extensive number of CSR&S-related policies, which we have adopted over the last 25 years.

Transparent Reporting. We are committed to providing our stockholders with transparency around our CSR&S indicators. We publish an annual sustainability report that is aligned with the Global Reporting Initiative (GRI) reporting framework, and is validated by a third-party audit of our CSR&S disclosures. Additionally, we have expanded our voluntary CSR&S disclosure efforts by including certain CSR&S data in our Annual Report on Form 10-K aligned with the Task Force on Climate-Related Financial Disclosures (TCFD) and the Sustainability Accounting Standards Board (SASB).

To learn more about our efforts, please view our annual Sustainability Report on our website located at http://kilroyrealty.com/sustainability.

BOARD COMMITTEES

Our Board has four (4) standing committees: (i) the Audit Committee, (ii) the Compensation Committee, (iii) the Governance Committee and (iv) the CSR&S Committee. All members of the Audit Committee, Compensation Committee and Governance Committee are Independent Directors. Our Audit Committee, Compensation Committee, Governance Committee and CSR&S Committee each operate under a written charter adopted by our Board, which is available in the Investors — Overview — Governance Documents section of the Company’s website at http://www.kilroyrealty.com. In addition, the Board currently has a Succession Planning Committee, the members of which are Messrs. Kilroy and Stevenson (Chair) and Dr. Brennan.

Director Name	Independent	Audit	Compensation	Governance	CSR&S

Edward F. Brennan, PhD LID	X		C	✓

Jolie Hunt	X		✓	✓	C

Scott S. Ingraham	X	F C		✓

John Kilroy					✓

Louisa G. Ritter	X	F ✓	✓	✓

Gary R. Stevenson	X		✓	✓

Peter B. Stoneberg	X	F ✓		C	✓

LID Lead Independent Director                ✓ Committee Member                 F Financial Expert                 C Committee Chair

44	PROXY STATEMENT	KILROY REALTY

AUDIT COMMITTEE

MEMBERS Edward F. Brennan, PhD* Scott S. Ingraham (Chair) Louisa G. Ritter Peter B. Stoneberg All Independent** All NYSE / SEC Qualified Financial Experts**†	MEETINGS • Held seven meetings during 2022 KEY MEMBER SKILLS • High level of financial experience • Senior leadership experience • Risk oversight/ management experience

RESPONSIBILITIES

The responsibilities of the Audit Committee include, among other things, overseeing:

•   the appointment, compensation and oversight of the independent auditor, including the independent auditor’s qualifications and independence;

•   the quality and integrity of the Company’s financial statements, including the annual audit and review of the Company’s financial statements, critical accounting policies, critical audit matters and issues encountered during the annual audit;

•   the Company’s compliance with legal and regulatory requirements;

•   the Company’s accounting and system of internal controls;

•   cybersecurity and information security risks, including risk mitigation, ongoing employee training and insurance coverage to defray security breach costs;

•   the performance of the Company’s internal audit function and independent auditor; and

•   the Company’s policies and internal control procedures in place to safeguard the Company’s assets, including the scope of applicable risk of loss insurance, the Company’s cybersecurity risks and preparedness and the Company’s significant financial risk exposures and policies.

*	Dr. Brennan served on the Audit Committee throughout 2022 and until March 27, 2023.

**	Each member of the Audit Committee is independent under applicable SEC and NYSE listing standards for audit committee membership.

†

The Board based its determination on the qualifications and business experience of each of Messrs. Ingraham and Stoneberg, Dr. Brennan and Ms. Ritter described above under “Proposal 1 — Election of Directors.”

KILROY REALTY	PROXY STATEMENT	45

EXECUTIVE COMPENSATION COMMITTEE

MEMBERS Edward F. Brennan, PhD (Chair) Jolie Hunt Louisa G. Ritter* Gary R. Stevenson Peter B. Stoneberg* All Independent**	MEETINGS • Held five meetings during 2022 KEY MEMBER SKILLS • Senior leadership experience • Risk oversight/ management experience • Advanced degree/ professional accreditation

RESPONSIBILITIES

The responsibilities of the Compensation Committee include, among other things:

•   Review and make changes to our compensation philosophy;

•   Review and approve corporate goals and objectives relevant to the compensation of our CEO, evaluate the performance of our CEO in light of those goals and objectives, and determine and approve our CEO’s compensation level based on such evaluation;

•   Review and approve the compensation for our other executive officers and all executive officers’ employment agreements, severance arrangements or any other compensation-related agreements;

•   Review and make recommendations to the Board regarding compensation for non-employee members of our Board;

•   Review and make recommendations to the Board regarding the adoption, amendment or any discontinuation of any compensation plans under which Company securities may be issued or which otherwise requires stockholder approval, and approve award grants under any such plan and the terms of any such awards; and

•   Prepare the Compensation Committee Report included in this Proxy Statement.

*	Mr. Stoneberg served on the Compensation Committee throughout 2022 and until March 27, 2023. Ms. Ritter joined the Compensation Committee on March 27, 2023.

**

In making this determination, the Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee.

In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a separate committee of the Board or a subcommittee of the Compensation Committee. The Compensation Committee has not delegated any of its authority to set compensation levels of our executive officers or to grant equity awards, but has delegated certain limited administrative authority to management (i) with respect to the 2007 Deferred Compensation Plan, as amended; (ii) to address the settlement of fractional share interests arising under certain equity awards under the 2006 Plan; and (iii) to determine whether certain equity awards would be settled in cash or stock under such plan. In accordance with the Compensation Committee’s charter, the Compensation Committee may retain independent compensation advisors and other management consultants. In 2022, the Compensation Committee retained Mercer (US) Inc. (“Mercer”) to assist it in reviewing our compensation programs and the evaluation of specific compensation-related matters. As discussed under “Compensation Discussion and Analysis — How We Make Compensation Decisions — Role of Independent Compensation Consultant” below, the Compensation Committee has assessed the independence of Mercer and has concluded that its engagement of Mercer does not raise any conflict of interest with the Company. The services provided by Mercer in 2022 are also discussed in that section.

At the request of the Compensation Committee, certain of our executive officers aid the Compensation Committee in reviewing and analyzing our executive compensation program. These services are discussed under “Compensation Discussion and Analysis — How We Make Compensation Decisions — Role of Management in Executive Compensation Planning” below.

46	PROXY STATEMENT	KILROY REALTY

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

MEMBERS Edward F. Brennan, PhD Jolie Hunt Scott S. Ingraham Louisa G. Ritter* Gary R. Stevenson Peter B. Stoneberg (Chair) All Independent	MEETINGS • Held three meetings during 2022 KEY MEMBER SKILLS • Legal/regulatory experience • Public company executive/Board experience • Risk oversight/ management experience

RESPONSIBILITIES

The responsibilities of the Governance Committee include, among other things:

•   Identify individuals qualified to become Board members consistent with criteria approved by the Board;

•   Recommend director nominees for the next annual meeting of stockholders for approval by the Board;

•   Develop and annually review the Corporate Governance Guidelines and recommend any proposed changes to the Board;

•   Oversee the evaluation of the Board;

•   Oversee the Related Party Transactions Policy and responsible for reviewing all Related Party Transactions and Principal Party Transactions (as defined under “Other Matters — Certain Relationships and Related Party Transactions”); and

•   Generally advise the Board on corporate governance and related matters.

*	Ms. Ritter joined the Governance Committee on March 27, 2023.

Additionally, the Governance Committee has the authority to engage any independent counsel or other outside expert or advisors it deems desirable or appropriate.

CORPORATE SOCIAL RESPONSIBILITY AND SUSTAINABILITY COMMITTEE

MEMBERS Jolie Hunt (Chair) John Kilroy Peter B. Stoneberg	MEETINGS • Held two meetings during 2022 KEY MEMBER SKILLS • Human capital management • Strong leadership experience • Diversity of gender

RESPONSIBILITIES

The responsibilities of the CSR&S Committee include, among other things:

•  Generally advise the Board and management of the Company on matters related to the Company’s corporate social responsibility objectives, including but not limited to:

○   Sustainability, including short- and long-term climate-related risks and opportunities, and advancing progress on energy, carbon, water and waste goals;

○   Human capital matters, including diversity, equity and inclusion, health and wellness, and employee engagement;

○  Philanthropy and community involvement, and good corporate citizenship; and

○   Other non-financial issues that are of significance to the Company and our stockholders.

•  Develop and oversee Company goals, policies and procedures, and initiatives to ensure alignment with, and promote the achievement of, such objectives.

KILROY REALTY	PROXY STATEMENT	47

DIRECTOR SELECTION, EVALUATION AND COMMUNICATIONS

Qualifications of Director Nominees

The Board is committed to having a membership comprised of individuals who by occupation, background and experience are in a position to make a strong, positive contribution to the Company and our stockholders, and will include women and individuals from minority groups in the qualified pool from which director candidates are selected. In considering candidates for nomination or appointment to the Board, the Governance Committee and the Board seek director candidates who, both individually and collectively, have such knowledge, experience and education based on criteria determined by the Governance Committee to be appropriate in the context of the perceived objectives of the Company at a given point in time and to provide balance to the Board’s knowledge, perspective, experience and expertise. The Governance Committee has established board membership criteria (the “Board Membership Criteria”), which it uses as a guideline in considering nominations to the Company’s Board. The criteria include, but are not limited to:

•	Commitment to promoting the long-term interests of the Company’s stockholders;

•	Reputation and character;

•	Knowledge, experience and education;

•	Mature business judgment;

•	Sufficient time, energy and attention to dedicate to the Company’s affairs;

•	Diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience;

•	Compliance with the Company’s stock ownership guidelines as set forth in the Corporate Governance Guidelines;

•	Independence; and

•	Board balance.

In addition, the Company’s Bylaws and listing standards of the NYSE require the Board to be composed of a majority of directors who qualify as “independent directors” as defined therein. In considering director candidates, the Governance Committee and Board do not discriminate based on race, ethnicity, national origin, gender, religion or disability.

The Board Membership Criteria established by the Governance Committee are not exhaustive and the Governance Committee and the Board may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board. The Governance Committee reviews and assesses the Board Membership Criteria annually.

Process for Identifying Nominees for Director

At any appropriate time prior to each annual meeting of stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board, the Governance Committee will assess the qualifications and effectiveness of the current Board members and, to the extent there is a need, will seek other individuals qualified and available to serve as potential Board members. The Governance Committee will review each potential candidate’s qualifications in light of the Board Membership Criteria described above. In reviewing each potential candidate, the Governance Committee also considers the results of the annual Board and individual director evaluations for purposes of assessing the suitability of each Board member for continued service on the Board. See “Annual Board Evaluations” below for additional information regarding the annual Board evaluation process. The Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee.

Stockholder-Recommended Director Candidates

The Governance Committee will consider director candidates recommended by stockholders of the Company. Candidates recommended by a stockholder are evaluated in the same manner as candidates identified by the Governance Committee. The Company’s Policies and Procedures Concerning Consideration of Director Candidates can be found in the Governance Documents section of the Company’s website at http://www.kilroyrealty.com. All recommendations must be directed to the Governance Committee c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. Recommendations for director nominees to be considered at the 2024 annual meeting of stockholders must be received in writing not later than November 30, 2023.

48	PROXY STATEMENT	KILROY REALTY

Each stockholder recommending a person as a director candidate must provide the Company with the following information for the Governance Committee to determine whether the recommended director candidate is independent from the stockholder, or each member of the stockholder group, that has recommended the director candidate:

•

If the recommending stockholder or any member of the recommending stockholder group is a natural person, whether the recommended director candidate is the recommending stockholder, a member of the recommending stockholder group, or a member of the immediate family of the recommending stockholder or any member of the recommending stockholder group;

•

If the recommending stockholder or any member of the recommending stockholder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is an employee of the recommending stockholder or any member of the recommending stockholder group or has been at any time during the current or preceding calendar year;

•

Whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted directly or indirectly any consulting, advisory or other compensatory fees from the recommending stockholder or any member of the group of recommending stockholders, or any of their respective affiliates during the current or preceding calendar year;

•

Whether the recommended director candidate is an executive officer or director (or person fulfilling similar functions) of the recommending stockholder or any member of the recommending stockholder group, or any of their respective affiliates; and

•	Whether the recommended director candidate controls the recommending stockholder or any member of the recommending stockholder group.

The recommending stockholder must also provide supplemental information that the Governance Committee may request to determine whether the recommended director candidate (i) meets the standards of independence established by the NYSE; (ii) satisfies the Board Membership Criteria described above; and (iii) is qualified to serve on the Audit Committee. In addition, the recommending stockholder must include the consent of the recommended director candidate and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Governance Committee. The Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, although it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Governance Committee will not consider any director candidate if his or her candidacy or, if elected, Board membership, would violate controlling state or federal law.

Annual Board Evaluations

Pursuant to our Corporate Governance Guidelines and the charter of the Governance Committee, the Governance Committee oversees an annual evaluation of the performance of the Board. Each standing committee also conducts a separate evaluation of its own performance and of the adequacy of its charter and reports to the Board on the results of this evaluation. The evaluation process is designed to assess the overall effectiveness of the Board and its committees and to identify opportunities for improving Board and Board committee operations and procedures. The Governance Committee also reviews the qualifications and effectiveness of individual directors each year when the directors stand for re-nomination. The review of individual directors includes an assessment of each director’s skills and experience in relationship to the Board Membership Criteria and that director’s commitment to the Board as evidenced by preparation for, understanding of, and attendance at Board meetings. The results of the individual director evaluations and the Governance Committee’s recommendations regarding director nominations are reported to the Board. The annual evaluations are generally conducted in the fourth quarter of each year or in the first quarter of the following year.

KILROY REALTY	PROXY STATEMENT	49

Communications with the Board

Stockholders or other interested parties who wish to contact the Board, the Lead Independent Director, any Board committee, or our Independent Directors as a group may send written correspondence c/o Board of Directors at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The name of any specific intended Board recipients should be clearly noted in the communication. All communications will be received, processed and then forwarded to the appropriate member(s) of our Board, except that, certain items unrelated to the Board’s duties and responsibilities, such as spam, junk mail, mass mailings, solicitations, resumes and employment inquiries and similar items will not be forwarded. Board members receiving communications will respond as such directors deem appropriate, including the possibility of referring the matter to management of our Company, to the full Board or to an appropriate committee of the Board. In addition, if requested by stockholders, when appropriate, the Lead Independent Director will also be available for consultation and direct communication with stockholders.

50	PROXY STATEMENT	KILROY REALTY

AUDIT AND NON-AUDIT FEES

Deloitte has served as the Company’s independent auditor since 1995 when the Company was privately held and has continued to serve as such since the Company’s initial public offering in January 1997. Deloitte is expected to be reappointed by the Audit Committee for the current fiscal year at its meeting to be held during the second quarter, which will precede the Annual Meeting.

The Audit Committee of the Board has determined that Deloitte is independent with regard to the Company within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by Deloitte and establishes a pre-approved aggregate fee level for these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee. Additionally, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such pre-approvals are presented to the Audit Committee at a subsequent meeting. The Audit Committee has delegated this pre-approval authority to Mr. Ingraham, the Chair of the Audit Committee, although such delegation does not limit the authority of the Audit Committee to pre-approve in its discretion any specific services to be provided by Deloitte.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The aggregate fees billed to the Company by Deloitte for professional services rendered in fiscal years 2022 and 2021 are as follows:

Fees(1)	2022	2021

Audit Fees(2)	$1,852,190	$1,771,575

Audit-Related Fees	—	—

Tax Fees	—	—

All Other Fees	—	12,100

Total Fees	$1,852,190	$1,783,675

(1)

All services rendered for these fees were pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policies and procedures described above. The Audit Committee has concluded that the provision of non-audit services to the Company is compatible with maintaining Deloitte’s independence.

(2)

Includes the aggregate fees billed for the audits of the Company’s and the Operating Partnership’s annual financial statements and internal control over financial reporting, review of financial statements included in their quarterly reports on Form 10-Q, consultations with management on technical accounting and regulatory issues, consultation and review of filings associated with the Company’s and the Operating Partnership’s 2021 bond offerings and services provided for assistance with and review of other regulatory filings.

KILROY REALTY	PROXY STATEMENT	51

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board is composed of Independent Directors who satisfy the requirements of Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1)(i) thereunder, and the current listing standards of the NYSE. The Audit Committee operates pursuant to a written charter.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee appoints the Company’s independent auditor and reviews and discusses the audited financial statements included in the Company’s and the Operating Partnership’s Annual Report on Form 10-K with management, including the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting.

Deloitte, the Company’s independent auditor, is responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2022 with management and Deloitte. The Audit Committee discussed with Deloitte its judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence from the Company. The Audit Committee also considered the compatibility of Deloitte’s provision of audit and any tax and non-audit services with Deloitte’s independence.

The Audit Committee discussed with Deloitte the overall scope of its respective audits. The Audit Committee meets with Deloitte, with and without management present, to discuss the results of its examinations, evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee relied upon the information, opinions, reports and statements presented to them by the Company’s management and by Deloitte. The Audit Committee held six meetings during 2022.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements as of and for the year ended December 31, 2022 be included in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 10, 2023.

Audit Committee

Scott S. Ingraham, Chair

Edward F. Brennan, PhD

Louisa G. Ritter

Peter B. Stoneberg

The foregoing report of the Audit Committee is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

52	PROXY STATEMENT	KILROY REALTY

OUR EXECUTIVE OFFICERS

JOHN KILROY Chief Executive Officer and Chairman of the Board
Age: 74 Chairman Since: 2013 Officer Since: 1996 Race/Ethnicity: Caucasian
Biographical information regarding Mr. Kilroy is set forth above under the caption “Proposal 1 — Election of Directors.”

JUSTIN SMART President
Age: 63 Officer Since: 2000 Race/Ethnicity: Caucasian

•   Mr. Smart was appointed President effective March 2023.

•   Mr. Smart previously served as President, Development and Construction from July 2022 through February 2023, and as Executive Vice President, Development and Construction Services from January 2013 through June 2022. Mr. Smart served as Senior Vice President of Development and Construction Services from August 2000 through December 2012.

•   Mr. Smart has more than 30 years of real estate development experience covering a wide range of product types, including office, industrial, residential and resort properties throughout the United States.

•   From June 1996 to August 2000, Mr. Smart was Vice President of Development with Intrawest Corporation, a leading developer of resorts and resort real estate.

•   Prior to 1996, Mr. Smart served as Vice President of Construction with Kilroy Industries.

KILROY REALTY	PROXY STATEMENT	53

ELIOTT TRENCHER Executive Vice President, Chief Financial Officer and Chief Investment Officer
Age: 40 Officer Since: 2017 Race/Ethnicity: Caucasian

•   Mr. Trencher was appointed Chief Financial Officer and Treasurer in February 2022 (serving in an interim capacity until February 2023), and continues to also serve as Chief Investment Officer, a position he has held since December 2020 with responsibility for acquisitions, dispositions, joint ventures, new markets, and the Company’s residential portfolio. Upon joining the Company in 2017, Mr. Trencher served as Senior Vice President, Corporate Strategy.

•   Prior to joining the Company, Mr. Trencher worked at Cohen & Steers (NYSE: CNS) from 2008 to 2017 where he held various roles, the most recent of which was Vice President, Associate Portfolio Manager. In this role, he was an integral member of the team responsible for investing a multi-billion-dollar portfolio in US REITs. Mr. Trencher specialized in office, life science, healthcare, and industrial REITs.

•   From 2005 to 2008, Mr. Trencher was employed at Goldman Sachs (NYSE: GS) where he was an Analyst in the Corporate Real Estate Group.

•   Mr. Trencher received his Bachelor of Arts degree in Economics from New York University.

A. ROBERT PARATTE Executive Vice President, Chief Leasing Officer and Senior Advisor to the Chairman
Age: 67 Officer Since: 2014 Race/Ethnicity: Caucasian

•   Mr. Paratte was appointed Executive Vice President, Chief Leasing Officer and Senior Advisor to the Chairman in February 2023. Mr. Paratte served from January 2014 until February 2023 as Executive Vice President, Head of Leasing and Business Development. Mr. Paratte is responsible for the Company’s leasing and business development activities across all regions in which the Company operates. Across a two-decade plus career in commercial real estate, Mr. Paratte has held leadership roles in a variety of disciplines, including leasing, property acquisitions, development and property management.

•   Mr. Paratte joined the Company after seven years at Tishman Speyer where he was managing director for global leasing and business development from April 2007 to December 2013.

•   Prior to Tishman Speyer, Mr. Paratte was a partner at San Francisco-based William Wilson and Associates.

•   Mr. Paratte was named the San Francisco Business Times Deal Maker of the Year in 2002.

•   Mr. Paratte is a licensed California Real Estate Broker and a member of the Urban Land Institute.

•   Mr. Paratte holds a Bachelor of Science degree in Environmental Planning from the University of California, Davis and an MBA from the University of San Francisco.

54	PROXY STATEMENT	KILROY REALTY

HEIDI ROTH Executive Vice President, Chief Administrative Officer and Secretary
Age: 51 Officer Since: 2001 Race/Ethnicity: Caucasian

•   Ms. Roth was appointed Executive Vice President, Chief Administrative Officer in February 2019 and she was appointed Secretary effective March 2023. Ms. Roth has been with the Company since 1997 and most recently held the role of Executive Vice President and Chief Accounting Officer following her appointment as Senior Vice President and Controller in July 2005. Prior to such time, Ms. Roth held various other positions with the Company, including serving as the Company’s Vice President, Internal Reporting and Strategic Planning.

•   Prior to joining the Company, Ms. Roth was a CPA with Ernst & Young in Los Angeles. She is a Certified Public Accountant (inactive) and a member of the AICPA.

•   Ms. Roth currently serves as Chair of the Board of Directors and Chair of the Audit Committee of the Board of Directors of Crystal Stairs, Inc., a nonprofit child development organization and is an emeritus member of the National Association of Real Estate Investment Trust’s Best Financial Practices Council.

•   Ms. Roth received her Bachelor of Science degree in Accounting from the University of Southern California.

JOHN OSMOND Executive Vice President, Head of Asset Management
Age: 54 Officer Since: 2017 Race/Ethnicity: Caucasian

•   Mr. Osmond was appointed Executive Vice President in February 2022 after serving as Senior Vice President, Head of Asset Management since March 2019 and Senior Vice President, Asset Management in the San Francisco region since 2017. Mr. Osmond is responsible for the company’s asset management and operations of the office, retail, and life science portfolios.

•   Prior to joining the Company, Mr. Osmond held leadership positions at Broadreach Capital Partners, Ellis Partners, Equity Office Properties, and Spieker Properties and has managed office, industrial, residential, retail, and life science product throughout the Western United States.

•   In addition to asset management, Mr. Osmond has over two decades of experience in the disciplines of leasing, acquisitions, dispositions, and development.

•   Mr. Osmond received a Bachelor of Science degree in Business Administration, with an emphasis in Real Estate Management, from California State University East Bay.

•   Mr. Osmond is a member of Urban Land Institute and NAIOP.

KILROY REALTY	PROXY STATEMENT	55

COMPENSATION DISCUSSION

AND ANALYSIS

INTRODUCTION

This CD&A describes the material elements of our executive compensation program, the compensation decisions made under the program and the factors considered in making those decisions for the NEOs listed below for 2022.

Name	Title
John Kilroy	Chief Executive Officer and Chairman of the Board
Justin Smart	President*
Tyler Rose	Former President and Secretary*
Eliott Trencher	Executive Vice President, Chief Financial Officer and Chief Investment Officer*
Michelle Ngo	Former Senior Vice President, Chief Financial Officer and Treasurer*
A. Robert Paratte	Executive Vice President, Chief Leasing Officer and Senior Advisor to the Chairman*

*   Mr. Rose separated from employment on March 1, 2023. Mr. Smart assumed the role of President of the Company on Mr. Rose’s separation. Ms. Ngo served as Senior Vice President, Chief Financial Officer and Treasurer until her separation from employment on February 25, 2022. Mr. Trencher served as Executive Vice President and Chief Investment Officer throughout the year, and assumed the role of Chief Financial Officer upon Ms. Ngo’s departure (serving in an interim capacity until February 1, 2023). Mr. Paratte served as Executive Vice President, Head of Leasing and Business Development until his appointment on February 1, 2023 as Executive Vice President, Chief Leasing Officer and Senior Advisor to the Chairman.

Our Business

We are a self-administered REIT that is active in the current premier markets along the West Coast of the United States and in Austin, Texas. With more than a 70 year history, we have built deep experience in the region through multiple business cycles and operating environments. In 1997, we became a publicly traded REIT and in 2013, we were added to the S&P MidCap 400 Index. We believe the following aspects of our business make us one of the leading office and life science REITs in the United States:

•

A fully integrated real estate enterprise. Our core management capabilities encompass all aspects of real estate, including the acquisition, financing, development, redevelopment, construction management, leasing, asset management and disposition of office, life science and mixed-use projects.

•

Strong development experience. We maintain an active, multi-year development program that focuses on economically dynamic locations where anticipated long-term demand is strong, supply is limited and barriers to entry are high.

•

A leader in sustainability. We are an advocate of sustainability practices and are an industry leader in LEED-certified design, development and property operations. We were the first North American REIT to make a commitment to achieving carbon-neutral operations by year-end 2020. We achieved this commitment in December 2020 and have maintained carbon-neutral operations since then.

•

An innovator in work spaces. We strive to be a leader in rethinking and reshaping the physical work environment, which we believe is necessary to meet the needs of the fast-paced and knowledge-driven businesses that choose to locate in our markets.

56	PROXY STATEMENT	KILROY REALTY

EXTENSIVE STOCKHOLDER ENGAGEMENT AND RESPONSE TO 2022 VOTE

The Compensation Committee values input from the Company’s stockholders. We reached out to the holders of a majority of our shares of common stock and requested meetings to solicit their input on a variety of topics, including market conditions, executive compensation, corporate strategy and corporate governance practices. We met with each of those stockholders who accepted such request. Our Lead Independent Director and Chair of the Compensation Committee or the Chair of our Governance Committee personally led nearly all of these meetings.

The Compensation Committee recognizes that the results of the 2022 Say-On-Pay vote demonstrated that some stockholders had certain specific concerns about the compensation provided to our NEOs. The feedback we received was generally that stockholders supported our performance-based executive compensation program, but that most who had voted against our 2022 Say-On-Pay vote, and most who had voted against our 2021 Say-On-Pay vote, had done so because of the severance arrangements in place under Mr. Kilroy’s employment agreement and the severance arrangements that had been in place with our former Executive Vice President and Chief Operating Officer, Jeffrey Hawken. The following chart summarizes the feedback we received and the actions taken in response to that feedback.

Feedback	Actions Taken

Certain stockholders expressed concern with the level of severance benefits provided to our former Chief Operating Officer, Jeffrey Hawken, in connection with his July 2020 separation from the Company. However, stockholders generally understood that (other than confirming that we would not enter into any new arrangements that would require us to extend or renew an employment agreement on the same (or better) terms for the executive or else severance would be triggered under the agreement) there was nothing further we could do to address the situation in that:

•  these were legacy provisions in Mr. Hawken’s prior employment agreement;

•  the severance benefits would have been triggered even earlier had we failed to extend the term of Mr. Hawken’s employment agreement upon substantially the same (or better) compensation and other terms for Mr. Hawken;

•  we had no unilateral right to take the benefits away from Mr. Hawken; and

•  it was not realistic to think that a lesser level of benefits for Mr. Hawken could have been negotiated in the circumstances (at least, not without providing replacement benefits that would have had similar value, thus resulting in no meaningful net gain for the Company and our stockholders).

The Compensation Committee re-affirmed that the legacy provision at issue in Mr. Hawken’s prior employment agreement (requiring the Company to extend or renew the agreement on the same (or better) terms for the executive or else severance would be triggered under the agreement) is not included in any other current employment agreement with the Company and will not be included in any new Company employment agreements (including in any employment agreement with a new CEO) in the future.

In March 2023, we entered into an employment letter agreement with Mr. Trencher and Mr. Trencher’s new employment agreement does not include such a provision.

Certain stockholders expressed concern with the level of severance benefits provided in the employment agreement entered into with Mr. Kilroy in 2018 and that has been disclosed in our Proxy Statement every year since. However, stockholders generally understood that:

•  we have no unilateral right to take the benefits away from Mr. Kilroy; and

•  it is not realistic to think that a lesser level of benefits for Mr. Kilroy could be negotiated while his contract is in effect (at least, not without providing replacement benefits that would have a similar value, thus resulting in no meaningful net gain for the Company and our stockholders; further, the severance benefits for Mr. Kilroy may never be triggered).

The Compensation Committee affirmed that it will obtain input from its independent compensation consultant in structuring any severance arrangements in a new CEO’s employment agreement and that it will structure any such severance arrangements based on the practices of our peer group of companies.

General support for our performance-based executive compensation program.	The Compensation adopted a substantially similar performance-based executive compensation program for each of 2022 and 2023.

When making future compensation decisions for our NEOs, the Compensation Committee will continue to consider the views that stockholders express through the annual Say-on-Pay votes and through direct communication between stockholders and our Lead Independent Director, our Board and management.

KILROY REALTY	PROXY STATEMENT	57

2022 COMPANY PERFORMANCE

During 2022, the Company achieved strong financial and operational results and further positioned itself for continued long-term growth. Below is a summary of our key achievements:

SAME STORE CASH NOI GROWTH(9)	DIVIDEND GROWTH	4Q 2022 NET DEBT / EBITDA(10)	OFFICE & LIFE SCIENCE DEVELOPMENT DELIVERIES

7.0%	3.8%	6.0X	1.1M SF

Year-Over-Year	Increased for 7th Consecutive Year; 54.3% Cumulative	Continued Focus on Maintaining a Strong Balance Sheet	Another Strong Year of Development Deliveries

Despite a challenging operating environment again in 2022, with added pressure from rapidly rising interest rates and sustained global economic uncertainty, we generated solid year-over-year financial and operational results in 2022, which included the following:

Solid 2022 Financial and Operational Performance.

•

Signed approximately 893,000 square feet of leases, including approximately 759,000 square feet of new or renewing leases in the stabilized portfolio and approximately 134,000 square feet of leases in the Company’s current development program. Highlights include:

—	An approximately 114,000 square foot lease with Nuro, Inc. for an average term of approximately 10 years at our Terra Bella property in Mountain View

—	An approximately 72,000 square foot lease with Blue Shield of California for an average term of approximately 11 years at our AERO property in Los Angeles

—	An approximately 70,000 square foot lease renewal with Philips Electronics Realty LLC for an average term of approximately 10 years at our Kilroy Centre Del Mar property in San Diego

•	Stabilized office portfolio was 92.9% leased and 91.6% occupied at year-end

•	Increased average rents on leases executed during 2022 by 11.0% on a cash basis and 29.8% on a GAAP basis(11)

Another Strong Year of Development Deliveries. We continued to create significant value for our stockholders through our development program.

In 2022, we completed construction on over $615.0 million of office and life science space. These projects included:

•	333 Dexter – a $385.0 million, approximately 619,000 square foot office project located in the Lake Union submarket of Seattle, Washington, which is 100% leased to a global technology company

•	2100 Kettner – a $140.0 million, approximately 205,000 square foot office project located in the Little Italy submarket of San Diego, which is 15% leased

•

12340 El Camino Real (DMCC II) – a $40.0 million, approximately 109,000 square foot life science redevelopment project located in the Del Mar submarket of San Diego, which is 100% leased and occupied by Dermtech

•

12400 High Bluff Drive (DMCC III) – a $50.0 million, approximately 182,000 square foot life science redevelopment project located in the Del Mar submarket of San Diego, which is 100% leased and occupied by Tandem Diabetes

(9)

See Appendix A for the definition of “net operating income” (“NOI”) and “Same Store NOI (on a GAAP and cash basis)” and a reconciliation of net income available to common stockholders computed in accordance with GAAP to Same Store NOI (on a GAAP and cash basis). Increases are reported as 2022 performance above 2021 levels.

(10)

The net debt to EBITDA ratio is calculated as the Company’s consolidated debt balance for the applicable period, divided by the Company’s annualized EBITDA, for such period. The Company’s annualized EBITDA reflects our pro rata share of joint ventures. Debt is net of cash.

(11)

Change in GAAP/cash rents (leases executed) is calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. This excludes leases for which the space was vacant longer than 30 months, or vacant when the property was acquired by the Company.

58	PROXY STATEMENT	KILROY REALTY

We also continued to make significant progress entitling our future development projects, which total 5.7 million square feet and span some of the most vibrant and attractive submarkets along the West Coast, including Seattle, San Francisco, South San Francisco, San Diego and Austin, Texas.

Over the past nine years, at a cost of $4.8 billion, we have delivered projects encompassing approximately 6.1 million square feet of office space, 198,000 square feet of retail and production, distribution and repair space and 1,001 residential units. These office projects were 96.0% leased upon stabilization and generated a stabilized cash return on cost that averaged between 7.0% to 8.0%.

Prudent Balance Sheet Management. During 2022, we took proactive measures to maintain our liquidity and strengthen our balance sheet. Below is a list of these actions and key achievements:

•

Ended 2022 with liquidity of over $1.6 billion, which was comprised of approximately $347.4 million of cash and cash equivalents on hand and full availability under our $1.1 billion revolving credit facility, and $200.0 million available on our newly executed term loan

•	Maintained Net Debt to EBITDA at 6.0x at year-end(12)

•

Completed an opportunistic financing transaction that enhanced our liquidity with a new unsecured term loan facility for an aggregate amount of $400.0 million with a maturity date of October 3, 2026.(13) The term loan also includes a delayed draw feature and a $100.0 million accordion feature. The borrowing rate under the term loan is variable. However, the Company was able to successfully place an interest rate cap on $200.0 million of the term loan.

Business Values Take into Account Non-Financial Objectives. We are committed to pursuing corporate social responsibility objectives, including sustainability, diversity, equity and inclusion, philanthropy and community involvement, good corporate citizenship, health and wellness, and other non-financial issues that are of significance to the Company and our stockholders, as further described under “Corporate Social Responsibility and Sustainability” beginning on page 5.

Maintained Leadership Position in Sustainability. We continue to be recognized for our industry-leading sustainability practices. For a list of accomplishments, see “Corporate Social Responsibility and Sustainability — Industry Leading Sustainability Practices” on page 9.

Strong Company Leadership. The Company’s leadership team is comprised of individuals that have extensive real estate experience, and is led by the award-winning Chairman and CEO, John Kilroy. Overall, the Company’s executive management team has an average tenure of over 30 years in the real estate industry.

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our executive compensation philosophy is designed to achieve the following objectives:

•

To align executive compensation with the Company’s corporate strategies, business objectives and the creation of long-term value for our stockholders without encouraging unnecessary or excessive risk-taking;

•

To provide an incentive to achieve key strategic and financial performance measures by linking annual cash incentive award opportunities and a substantial portion of long-term incentive award opportunities to the achievement of corporate and operational performance objectives;

•	To set total compensation to be competitive with companies in our peer group, taking into account our active portfolio management strategy and the skill set required to implement that strategy;

•	To provide a majority of target total direct compensation for the NEOs in the form of long-term incentive equity awards; and

•	To help the Company attract, retain and incentivize talented and experienced individuals in the highly competitive West Coast and Austin, Texas employment and commercial real estate markets.

(12)	EBITDA calculated on a fourth quarter 2022 annualized basis. See footnote 10 for further information.
(13)	Reflects two 1-year extension options.

KILROY REALTY	PROXY STATEMENT	59

WHAT WE PAY AND WHY: EXECUTIVE COMPENSATION ELEMENTS

The following table sets forth the key elements of our executive compensation program, along with the primary objective and key features associated with each element of compensation.

Compensation Element	Primary Objective		Key Features	Page Reference

Base Salary	•	To provide a regular source of income so employees can focus on day-to-day responsibilities.	•

Competitive pay, taking into account job scope, position, knowledge, tenure, skills and experience. Base salary is the smallest key element of our executive compensation program, as we believe that a majority of each executive’s compensation opportunity should be directly tied to performance and/or the Company’s stock price.

Page 62
	•	To recognize ongoing performance of job responsibilities.

Short-Term Incentives (Annual Cash Bonuses)	•	To motivate and reward for achievement of annual financial and operational goals and other strategic objectives measured over the year.	•

Final payouts are awarded to our NEOs based on specific performance metrics and qualitative goals, with a weighting assigned to each measurement category, that are established at the beginning of each year based on the Company’s business plan. Each NEO can earn between 0% and 150% of their target cash incentive based on the Company’s performance against the pre-established goals.

Page 62

Long-Term Incentives (Annual Equity Awards)	•	To emphasize long-term performance objectives.	•

For 2022, three-fourths of our NEOs’ annual long-term incentive award (other than with respect to Mr. Trencher and Ms. Ngo, as discussed below) was subject to performance-based vesting requirements over a three-year period. The award would be forfeited if a minimum FFO per share threshold for 2022 is not achieved (without the opportunity to vest in any future year) and, if the FFO goal is achieved, 50% of the award is subject to vesting based on relative TSR performance over the entire three-year vesting period and 50% of the award is subject to vesting based on average ratio of debt to EBITDA performance over the entire three-year vesting period.

Page 67
	•	To encourage creation of stock value and further align the interests of our NEOs with stockholder interests.
	•	To retain key executives through the performance and vesting periods.

DESIGN FEATURES OF THE 2022 EXECUTIVE COMPENSATION PROGRAM

We believe that our executive compensation program strikes an appropriate balance between attracting and retaining executives with the expertise and talent required to execute on our active portfolio management strategy, and linking compensation with the performance of the Company. Below is a summary of some of the key design features of our 2022 executive compensation program.

•

Majority of NEO Target TDC is “At Risk.” Approximately 89% of our CEO’s and approximately 77% of our other NEOs’ target TDC(14) for 2022 was not guaranteed but rather was tied directly to the performance of the Company, the Company’s stock price and/or individual performance, as shown below.

•

Annual Short-Term Incentives Based on Performance Measurement Framework. Annual short-term incentives (annual cash bonuses) are “at risk” because the amount awarded could range from 0% to 150% of the NEO’s target short-term incentive depending on Company performance. The Compensation Committee determined the 2022 annual short-term incentives for our NEOs based on a rigorous performance measurement framework, assessing the Company’s actual performance against pre-established financial and operational goals (including ESG goals). We also applied a specific weighting for each Company performance category to reduce the degree of qualitative judgment applied in determining final payouts. Based on the Company’s performance (as reflected on pages 63-67), the Compensation Committee

(14)

As used in this Proxy Statement, “target TDC” means the executive’s base salary, target annual cash incentive and grant date fair value (based on the value approved by the Compensation Committee and used to determine the number of shares subject to the award) of annual long-term incentive awards granted to the executive in 2022.

60	PROXY STATEMENT	KILROY REALTY

determined that the final 2022 short-term incentives for our NEOs who received payments under this program would be 125% of target payout levels. See “Short-Term Incentives — Decisions for 2022; 2022 Key Operating and Financial Goal Setting and Performance” on pages 63-67 for more information about how the goals are set and the Company’s performance.

•

Majority of Target TDC is in the Form of Long-Term Incentives. The most significant component of each NEO’s total compensation opportunity is in the form of equity-based long-term incentives that vest over a three-year period. In 2022, approximately 62% of our CEO’s (and approximately 53% of our other NEOs’) target TDC was in the form of equity-based long-term incentives. We believe equity compensation helps to align the interests of our NEOs with those of our stockholders. Annual long-term equity awards are “at risk” because the final award value depends on our stock price and continued service over the three-year vesting period. In addition, three-fourths of our NEOs’ 2022 annual equity awards are subject to performance-based vesting (other than with respect to Mr. Trencher and Ms. Ngo, as discussed below). Shares available to be earned were contingent on achievement of a threshold level of FFO per share for 2022. If that goal was achieved, vesting levels will be determined based on (i) our TSR compared to other office-focused REITs over a three-year period (for 50% of the performance-based awards) and (ii) our average annual ratio of debt to EBITDA over that period (for the remaining 50% of the performance-based awards).

•

Target TDC Set Taking into Account Market Pay Levels and that Payouts are Linked to Performance. The Compensation Committee did not set 2022 target TDC levels at any specific percentile against our peer group. Rather, the Compensation Committee considered peer group compensation data for 2021 to inform its decision-making process for 2022. In setting the 2022 compensation levels, the Compensation Committee also considered the following factors:

—

Active Portfolio Management Strategy in Highly Competitive Markets. Our business model requires an active portfolio management strategy (see “2022 Company Performance” beginning on page 58 for a summary of our 2022 activities). We believe implementing this strategy requires a broader skill set than those of executives who focus primarily on managing cash flows of a more static investment portfolio.

—

Target TDC Realized Only if Goals Achieved. In 2022, approximately 73% of our CEO’s (and approximately 60% of our other NEOs’) target TDC was performance-based. As a result, our NEOs would only receive their target TDC if the Company performs.

—

Majority of NEO Target TDC is Subject to Forfeiture and Linked to Performance. As noted above, the payout of our short-term incentives and vesting of performance-based equity awards depends on our actual performance and may be forfeited if threshold goals are not achieved.

2022 NAMED EXECUTIVE OFFICER COMPENSATION

The Compensation Committee reviews and authorizes each NEO’s compensation on an annual basis. Executive compensation is not established at any particular level against peer group data. Rather, the Compensation Committee generally considers the following factors:

•	The performance of the Company (e.g., TSR, operations, financial performance, acquisitions, dispositions, development and balance sheet management);

•	The performance of each NEO;

•	The contribution of each NEO to our overall results;

•	Input from our CEO (with respect to our other NEOs);

•	Additional roles or responsibilities assumed;

•	Experience, skill set and tenure;

•	Base salary, target short-term incentive and long-term incentive grant levels for comparable positions at companies in our peer group;

•	The NEO’s employment agreement (if any); and

•	The relative need to retain the NEO.

KILROY REALTY	PROXY STATEMENT	61

Base Salary

General Description

As noted above, we provide base salaries as a regular source of income so employees can focus on day-to-day responsibilities and to recognize ongoing performance of job responsibilities.

Decisions for 2022

In January 2022, the Compensation Committee determined that the NEOs’ respective 2022 annual base salary levels would increase by 12% for Eliott Trencher, 5% for Michelle Ngo, and 10% for Robert Paratte, and would otherwise remain at the same level as in effect at the end of 2021 for the other NEOs. The 2022 annual base salary for each of our NEOs was as follows: $1,225,000 for Mr. Kilroy, $550,000 for Mr. Smart, $600,000 for Mr. Rose, $450,000 for Mr. Trencher (increased from $400,000), $420,000 for Ms. Ngo (increased from $400,000), $550,000 for Mr. Paratte (increased from $500,000).

The increases for Mr. Trencher, Ms. Ngo, and Mr. Paratte were based on the Compensation Committee’s assessment of the factors noted on page 61. The increases for each of them were, specifically, in connection with their taking on added responsibilities with the Company and, for Mr. Trencher and Ms. Ngo, to move their salary levels closer to the peer group median for executives holding similar positions.(15)

Short-Term Incentives

General Description

Our short-term incentives (annual cash bonuses) are based on the annual performance of our Company.

During the first quarter of the year, the Compensation Committee approves a performance measurement framework for that year and establishes a target short-term incentive amount for each NEO. This process typically takes place over several months, and typically involves an on-going dialogue between the Chair of the Compensation Committee and our management team regarding the plan and outlook for the year. In establishing the performance measurement framework, the Compensation Committee considers the Company’s business plan for the year, the Company’s bonus goals and actual performance for the completed year, feedback received from stockholders and the discussions between the Chair of the Compensation Committee and our management team regarding the plan and outlook for the year. The Compensation Committee also receives input from management regarding the Company’s business plan and the business environment generally and from its independent compensation consultant, Mercer. Mercer is involved throughout the process in advising the Compensation Committee on the general structure of the program, as well as the specific metrics and goals under consideration.

The Compensation Committee selects the performance categories, metrics and goals that it believes will accurately assess the annual performance of the Company and its strategic goals. The Compensation Committee assigns a weight to each of the performance categories. That weighting further reduces the degree of qualitative judgment applied in determining final payouts. As ESG remains an important topic to our business and our investors, and is important for our recruitment and retention efforts, an ESG category was once again included to take into account and incentivize the Company’s achievement of carbon-neutrality and LEED certifications on new developments and the Company’s continued focus on diversity within the Company, and for 2022 an additional ESG performance measure was added regarding marketing to and training of real estate brokers and tenants on the Company’s sustainability efforts.

Following the performance year, the Compensation Committee compares the Company’s actual performance results to the pre-established goals. The Compensation Committee then rates the Company’s performance in each category based on actual operating results against the goals in that category as follows:

•	Extraordinary – 150% of target

•	Superior – 125% of target

•	On Target – 100% of target

•	In-Line – 75% of target

•	Below Target – 50% of target

•	Well Below Target – 0% of target

(15)	See pages 76-77 for a list of our peers.

62	PROXY STATEMENT	KILROY REALTY

The Compensation Committee then applies the weighting for each performance category to determine the Company’s overall achievement and potential bonus payout percentages. Like the process of establishing the performance measurement framework each year, the process to rate actual performance against the performance goals and determine the final short-term incentive award amounts typically takes place over several months at multiple meetings of the Compensation Committee. The Compensation Committee’s determination on the actual short-term incentive amount paid for each of the NEOs is based on a holistic assessment of results achieved and the business environment for the year, including consideration of the Company’s TSR, and individual awards may vary based on the Compensation Committee’s assessment of each NEO’s contributions and achievements. The Compensation Committee engages in discussions with management regarding the Company’s business plan for the year, the goals that had been established for the performance measurement framework, actual performance results for the year and the general business environment for the year. The Compensation Committee also receives input from Mercer regarding these matters and our CEO provides the Compensation Committee with input regarding the performance of the NEOs (other than himself). The maximum amount that may be awarded to an NEO is 150% of the NEO’s target short-term incentive amount.

Since our business strategy requires us to actively manage our property portfolio, the Compensation Committee believes that a rigid short-term incentive formula could undermine opportunistic decisions that have a negative impact on short-term gains but create long-term stockholder value (e.g., midyear changes in our strategy or portfolio due to a shift in market conditions or unanticipated opportunities can significantly alter specific objective goals that are set early in the year). The Compensation Committee believes its approach in determining each NEO’s short-term incentive payout reflects an appropriate balance between applying objective criteria and preserving flexibility to keep each NEO focused on strategic decisions that are in the long-term best interests of our stockholders.

Decisions for 2022; 2022 Key Operating and Financial Goal Setting and Performance

The Compensation Committee determined that the NEOs’ 2022 target short-term incentive amounts (as a percentage of base salary) would remain at the same level as in effect for 2021 (other than for Mr. Paratte and Mr. Trencher, as noted below). The 2022 target short-term incentive amount for each of our NEOs was as follows: $3,000,000 for Mr. Kilroy, $550,000 for Mr. Smart, $600,000 for Mr. Rose, $500,000 for Mr. Trencher, $500,000 for Ms. Ngo, and $550,000 for Mr. Paratte. Mr. Paratte’s 2022 target short-term incentive amount was increased from $500,000 (the amount in effect for 2021), and Mr. Trencher’s short-term incentive amount was initially set at $400,000 and was increased to $500,000 in connection with his promotion to Chief Financial Officer (initially on an interim basis), in each case based on the Compensation Committee’s assessment of the factors noted on page 61 and, in particular, its assessment of the target incentive opportunities for executives holding similar positions at our peer group of companies and to better align with the Company’s other Executive Vice Presidents. The 2022 target short-term incentive levels for Messrs. Kilroy, Smart and Rose were the minimum target amounts required pursuant to their respective employment agreements.

In developing the performance measurement framework and goals for 2022, the Compensation Committee selected performance measures that it considers to be common measures of REIT performance and the Company prepared a bottoms up, property-by-property budget that incorporated property specific assumptions for the Company’s stabilized portfolio. The Company then integrated those assumptions with the Company’s development and funding strategies against a backdrop of existing real estate conditions. As a result, the Company created financial and operational goals that were directly tied to the Company’s existing portfolio and the broader business objectives for 2022.

The Compensation Committee then reviewed and approved the Company’s proposed 2022 financial and operational goals for inclusion in the performance measurement framework, each as described below. Historically, goals have generally been set at levels that were higher than the performance levels achieved in the prior year. However, since the composition of the Company’s portfolio changes from year to year (for example, the Company sold approximately $48 million of assets in 2022 as compared to $1.1 billion in 2021), the performance level in the prior year may not accurately reflect the difficulty of achieving the specified level of performance in the current year (for example, because of occupancy levels, scheduled lease expirations, capital expenditure budgets, development activity, product mix or disposition timing). In these cases, the Compensation Committee may set performance goals at levels that are the same or lower than the performance results achieved in the prior year but at levels that, after taking into account the composition of the Company’s portfolio at the start of each year, the Compensation Committee believes are comparatively as, or more, rigorous. Furthermore, significant uncertainties regarding the impact of the COVID-19

KILROY REALTY	PROXY STATEMENT	63

pandemic, particularly regarding the impact on the commercial real estate market, continued to exist at the time the Compensation Committee set the 2022 performance goals. The Compensation Committee established goals that it believes were challenging.

The design of the 2022 performance measurement framework is mainly consistent with the design of the 2021 performance measurement framework. The following table shows the 2022 performance measurement framework and 2022 goals approved by the Compensation Committee in early 2022, as well as the Company’s actual 2022 performance.

2022 Performance Measurement Framework

Category	Metric	2022 Goals	2022 Performance	Why It Is Important
Operations (25% weight)	FFO Per Share(1):	$4.45	$4.68

Our operations performance demonstrates our ability to manage our Class A portfolio profitably and includes key metrics utilized by the REIT industry. We depend primarily on cash flows generated by leasing activity in both the stabilized portfolio and development program. Effective expense management further enhances our financial performance and drives our bottom line results. The amount of leasing, revenue and Same Store Cash NOI and occupancy demonstrate our effectiveness in lease execution and expense management. FFO and FAD per share indicate our ability to generate strong net cash flows after funding capital expenditures, corporate overhead and other corporate expenses, including dividends.

	FAD Per Share(1):	$3.08	$3.74
	Same Store Cash NOI Growth(1):	4.0% to 5.0%	7.0%
	Leasing SF:	1,000,000	893,000
	Year-End Occupancy:	91.0% to 92.0%	91.6%
	G&A Expense ($MM):	$85.0	$84.2(2)

Balance Sheet Management(3) (20% weight)	Debt/EBITDA(4):	6.6x	6.1x

Prudently managing our balance sheet allows us to fund our in-place operations and future growth opportunities. Balancing various forms of capital and keeping a keen eye on leverage is critical to our business so that we are positioned well throughout market cycles. Our success in doing so is measured by our Debt/EBITDA ratio, a key metric used by our investors and rating agencies to evaluate financial risks in our business.

	Equity Financing ($MM):	$0	$0
	Debt Financing ($MM):	$0	$400,000,000

64	PROXY STATEMENT	KILROY REALTY

Category	Metric	2022 Goals	2022 Performance	Why It Is Important
Dispositions (15% weight)	Total Dispositions ($MM):	$300,000,000	$48,000,000

Effectively allocating capital is a major driver of growth and value in our business that can significantly impact the quality of our portfolio, as well as generate meaningful cash flow and value over the long term — it allows us to acquire, sell and develop assets to fund development and other opportunities.

•   Acquisitions help generate current income and may play a strategic role in future development or redevelopment opportunities.

•   Dispositions, including joint ventures, not only help fund development and other strategic initiatives but can also enhance the quality of our portfolio depending on what we sell. Dispositions may, however, impact FFO and FAD.

•   At certain points in the market cycle, development provides us with significant growth and future value creation opportunities.

Development (20% weight)

In 2022, we completed core and shell construction on $615 million of office and life science space. These projects included 333 Dexter, 2100 Kettner, 12340 El Camino Real, and 12400 High Bluff Drive. These development projects had substantial leases executed with 84% of net rentable area leased as of year-end.

Additionally, in 2022, we continued to improve the status and scope of our development projects under construction, which have a total estimated investment of $1.77 billion upon completion, approximately 58% of which is comprised of life science. In 2022, we commenced construction on three redevelopment projects, including 4400 Bohannon Drive, 4690 Executive Drive and 12400 High Bluff Drive, the last of which has since been completed.

				See the description for “Why It Is Important” above under Dispositions.

KILROY REALTY	PROXY STATEMENT	65

Category	Metric	2022 Goals	2022 Performance	Why It Is Important
ESG (20% weight)

We set a goal to maintain and enhance diversity, equity and inclusion (“DE&I”) in our workforce. We accomplished this in 2022 by maintaining our Company-wide diversity initiative, communicating regularly with our employees by sending emails that included links to educational and other helpful materials, hosting events such as themed lunches to acknowledge and highlight heritage months, holidays and other cultural events, and implementing targeted training on DE&I-related topics. We maintained transparency around our diversity metrics through disclosing diversity data to the Bloomberg Gender Equality Index (“Bloomberg GEI”), and we were included as a member of the Index in 2022 for the third year in a row.

Another goal was to maintain carbon-neutral operations in 2022, which we achieved through onsite energy efficiency measures, onsite renewable energy generation, offsite renewable energy procurement and verified carbon offsets.

We continue to track progress toward our goal that all new office and life science development projects will achieve LEED Gold or LEED Platinum certification. All of our new office and life science development projects in process in 2022 are on track to earn LEED Gold or higher.

Additionally, we continue to be recognized by various industry groups across the world for our commitment to and leadership position in sustainability. In 2022, the Company was named the Regional Sector Leader in the Americas for Development (Diversified) by GRESB. In 2022, for the seventh year in a row, the Company was awarded the EPA’s highest ENERGY STAR honor, Partner of the Year Sustained Excellence, and for the sixth year in a row, the Company was included in the Dow Jones Sustainability World Index.

Given the importance of these topics to our business, our investors and our tenants, as well as for our recruitment and retention efforts, we maintain a focus on corporate social responsibility and sustainability. We continuously look for new and better ways to foster a diverse and inclusive work environment, improve employee health and safety, engage our surrounding communities and minimize our environmental impact, all while creating value for our stockholders.

(1)

See Appendix A for the definition of ”FFO Per Share,” “FAD (or Funds Available for Distribution) Per Share” and “Same Store NOI (on a GAAP and cash basis)” and reconciliations of net income available to common stockholders computed in accordance with GAAP to FFO Per Share, Adjusted FFO Per Share, Same Store NOI (on a GAAP and cash basis) and to FAD Per Share. 2022 Budgeted FAD assumed $130.0 million of recurring capex. Adjusted FFO Per Share is used as a performance metric under the performance-based component of our NEO equity awards as defined in those award agreements. The Compensation Committee believes it is nevertheless appropriate to take FFO Per Share into account in our short-term incentive award performance measurement framework because it is a key metric for the Company, frequently used by investors to assess REIT performance and is only one of many measures (disclosed above) used to assess performance under the framework.

(2)	Excludes $9.5 million of unbudgeted compensation expenses.

(3)	As of December 31, 2022.

(4)

Pro-rata for the Company’s share in the Company’s strategic ventures. The debt to EBITDA ratio is also used as a performance metric under the performance-based component of our NEO equity awards. The Compensation Committee believes it is nevertheless appropriate to take the debt to EBITDA ratio into account in our short-term incentive performance measurement framework because it is a key metric for the Company, frequently used by investors to assess REIT performance and is only one of many measures (disclosed above) used to assess performance under the framework. The debt to EBITDA ratio is calculated as the Company’s consolidated debt balance for the applicable period, divided by the Company’s EBITDA, as adjusted, for such period. See Appendix A for a definition of “EBITDA, as adjusted,” and a reconciliation of net income available to common stockholders computed in accordance with GAAP to EBITDA, as adjusted.

66	PROXY STATEMENT	KILROY REALTY

At the end of the year, the Compensation Committee determined the Company’s actual 2022 performance disclosed in the chart above and applied the goal weighting set forth above to determine the aggregate total annual bonuses that were earned based on the Company’s 2022 performance. As a result, the Compensation Committee determined that the Company’s overall performance for 2022 was at the “Superior” level. The chart below describes the Compensation Committee’s assessment of the Company’s 2022 achievement of each performance goal category.

Category	2022 Assessment
Operations	130% of Target
Balance Sheet Management	135% of Target
Disposition	75% of Target
Development	145% of Target
ESG	125% of Target

As a result, the 2022 short-term incentive amounts paid to the NEOs for 2022 were 125% of target payout levels. The Compensation Committee determined that each of the NEOs made significant contributions to the Company in 2022, and did not make any adjustments to the NEOs’ 2022 annual incentives based on individual performance relative to the team as a whole.

The 2022 actual short-term incentive amount for each of our NEOs (each, 125% of the NEO’s target annual incentive amount) was as follows: $3,750,000 for Mr. Kilroy, $687,500 for Mr. Smart, $750,000 for Mr. Rose, $625,000 for Mr. Trencher, and $687,500 for Mr. Paratte.

Long-Term Incentives

General Description

We grant annual long-term incentives to our NEOs in the form of RSUs that vest over a three-year period. A portion of the RSUs awarded to certain members of our senior management team, including our Executive Vice Presidents and more senior officers, include performance-based vesting requirements. Each RSU represents and is paid in one share of our common stock, subject to the satisfaction of applicable vesting conditions, which further aligns our NEOs’ interests with those of our stockholders. The NEOs do not have the right to vote or (with limited exceptions such as in connection with death or by court order in connection with a divorce) dispose of any RSUs prior to the time the shares are actually issued. Each RSU is granted in tandem with a corresponding dividend equivalent right that entitles the NEO to be credited with additional RSUs upon the Company’s payment of dividends to stockholders if the dividend equivalent right is or was outstanding on the record date. Any such additional RSUs credited in respect of dividend equivalent rights are subject to the same vesting terms as the underlying RSUs and vest (if at all) together with the underlying RSU to which they relate. In addition to annual equity awards, we occasionally make grants of equity awards at other times at the discretion of the Compensation Committee, such as in recognition of service to the Company, in connection with the negotiation of an employment agreement or the hiring or promoting of employees.

Decisions for 2022

The 2022 annual equity awards to our NEOs consist of the following:

•

Three-fourths of our NEOs’ total annual equity award are RSUs subject to performance-based vesting requirements (“performance-based RSUs”) (other than with respect to Mr. Trencher and Ms. Ngo, who received 50% performance-based RSUs as discussed below). The performance-based RSUs cliff vest, if and to the extent the performance goals are achieved, in one lump sum after the end of the three-year vesting period. Based on its assessment of business levels and opportunities at the time of grant of the awards, the Compensation Committee set the 2022 operational goal (i.e., the FFO Per Share metric) for the performance-based RSUs above the goal used for the prior year.

•

One-quarter of each NEO’s annual equity award are RSUs subject to a time-based vesting schedule (“time-based RSUs”) (other than with respect to Mr. Trencher’s and Ms. Ngo’s equity award, as discussed below). The time-based RSUs vest ratably in annual installments over a three-year vesting period and payouts are subject to continued service through the applicable vesting date. One-half of the RSUs awarded to each of Mr. Trencher and Ms. Ngo in 2022 are time-based RSUs.

KILROY REALTY	PROXY STATEMENT	67

2022 was the first year that Mr. Trencher and Ms. Ngo received a portion of their annual equity awards in the form of performance-based RSUs and the Compensation Committee believed it was appropriate to phase-in the weighting of the performance-based portion of the awards, with an equal weighting for the first year or two in which they received both forms of awards and the intent that, over time, the weighting of their annual awards would be the same as for other executive officers.

The Compensation Committee also believed that a significant portion of each NEO’s total 2022 annual equity award should be subject to performance-based vesting requirements to accomplish the following objectives:

•	Align overall reward opportunity with actual performance delivered;

•

Require achievement of pre-defined operating goals using a performance measure that is reflective of management’s efforts (i.e., the FFO Per Share metric for the first year, which applies to all of the performance-based awards, and the debt to EBITDA ratio metric over the three-year performance period, which applies to 50% of the performance-based awards);

•

Require sustained longer-term performance of the Company’s share price by including a relative TSR modifier that measures the Company’s performance against other office REIT competitors in a custom per group informed by the Bloomberg REIT Office Property Index over the entire three-year vesting period (i.e., the TSR Percentile Ranking metric, which applies to the other 50% of the performance-based awards); and

•	Create an additional retention incentive, as vesting is contingent on each NEO’s continued service through the end of the three-year vesting period.

2022 Annual Equity Award Values

In January 2022, the Compensation Committee granted each NEO a number of time-based RSUs and a “target” number of performance-based RSUs, each expressed as a dollar value that was then converted into a number of RSUs based on our stock price on the date of grant. These dollar values are set forth in the chart below. The Compensation Committee determined that the aggregate dollar value for each NEO’s 2022 annual equity award was appropriate based on its consideration of the factors listed on page 61.

Named Executive	Time-Based RSUs(1)	Target Performance- Based RSUs(1)	Total Equity Award
John Kilroy	$1,750,000	$5,250,000	$7,000,000
Justin Smart	$475,000	$1,425,000	$1,900,000
Tyler Rose	$475,000	$1,425,000	$1,900,000
Eliott Trencher	$375,000	$375,000	$750,000
Michelle Ngo	$250,000	$250,000	$500,000
A. Robert Paratte	$425,000	$1,275,000	$1,700,000

(1)   These amounts are the values approved by the Compensation Committee in January 2022 and converted into the corresponding number of RSUs (the number of RSUs at the “target” level of performance in the case of the performance-based RSUs) based on the closing price of the Company’s common stock on the date of grant of the awards and rounded up to the nearest whole share. For the accounting fair value of these awards as reflected in the Summary Compensation Table, please refer to footnote (1) to the Summary Compensation Table.

68	PROXY STATEMENT	KILROY REALTY

2022 Performance-Based RSUs

The 2022 performance-based RSUs vest when the Compensation Committee determines if, and to the extent, the performance vesting conditions have been achieved by the Company. Such determination will be made by the Compensation Committee during January or February 2025. The total number of 2022 performance-based RSUs that ultimately vest will be determined as follows:

1.

The target number of performance-based RSUs granted to each NEO is first multiplied by an FFO Per Share modifier that ranges from 0% to 150% (and 0% to 175% in the case of our CEO). This modifier is determined by the Company’s FFO Per Share for 2022 as shown in the table below (the number of RSUs resulting from this calculation is referred to as the “Banked Shares” subject to the award).

FFO Per Share (for 2022)*	FFO Per Share Modifier* (for NEOs except CEO)	FFO Per Share Modifier* (for CEO)
$4.55 or greater	150%	175%
$4.45	100%	100%
$4.35	50%	25%
Less than $4.35	0% (complete forfeiture)	0% (complete forfeiture)

* Determined on a pro-rata basis between points

The Banked Shares subject to the award are then eligible to vest as follows:

2.

50% of the Banked Shares are multiplied by a TSR Percentile Ranking modifier that ranges from 50% to 150% (and from 25% to 175% for our CEO). This modifier is determined as shown in the table below based on the percentile ranking of the Company’s TSR for the three-year performance period (2022-2024) among the TSRs for the comparison group of companies. The companies included in the relative TSR comparison group for these awards are identified in the “Description of Plan-Based Awards – Performance-Based RSUs” section below.

TSR Percentile Ranking* (2022-2024) — 50.0% Weight	TSR Modifier* (for NEOs except CEO)	TSR Modifier* (for CEO)
80th percentile or greater	150%	175%
50th percentile	100%	100%
20th percentile or lower	50%	25%

* Determined on a pro-rata basis between points

For example, if the TSR Percentile Ranking is at the 50th percentile, then there is no modification up or down to the Banked Shares allocated to this metric. If the TSR Percentile Ranking is below the 50th percentile, then the Banked Shares allocated to this metric may be reduced by up to 75% for our CEO’s award and by up to 50% for our other NEOs’ awards. If the TSR Percentile Ranking is greater than the 50th percentile, then the Banked Shares allocated to this metric may be increased by up to 75% for our CEO’s award and by up to 50% for our other NEOs’ awards.

KILROY REALTY	PROXY STATEMENT	69

3.

50% of the Banked Shares are multiplied by an Average Debt to EBITDA Ratio modifier that ranges from 50% to 150% (and from 25% to 175% for our CEO). This modifier is determined as shown in the table below based on the Company’s Average Debt to EBITDA Ratio for the three-year performance period (2022-2024) calculated in the manner described in the “Description of Plan-Based Awards – Performance-Based RSUs” section below.

Average Debt to EBITDA Ratio* (2022-2024) — 50.0% Weight	Average Debt to EBITDA Ratio Modifier* (for NEOs except CEO)	Average Debt to EBITDA Ratio Modifier* (for CEO)
6.70x or less	150%	175%
7.20x	100%	100%
7.70x or higher	50%	25%

* Determined on a pro-rata basis between points

The FFO Per Share measure applies to the year 2022 only. This measure was selected as a performance metric because it is a financial measure commonly used by analysts and investors to evaluate a REIT’s operating performance and overall management of its property portfolio. If the threshold level of FFO Per Share shown above is not achieved, the entire award is forfeited with no opportunity to vest in a future year.

The TSR Percentile Ranking over the three-year performance period modifier was included to further align executives’ interests and potential rewards with stock price performance on a relative basis over a longer-term performance period.

The Average Debt to EBITDA Ratio modifier, again, over the three-year performance period, was included to align the Company’s substantial growth plans with maintaining a conservative balance sheet. By including a key leverage metric, the Company is limited in its ability to incur significant additional debt to fund growth and grow earnings without negatively impacting this compensation metric.

The increased up-side and down-side leverage applied to the TSR modifier and the Average Debt to EBITDA Ratio modifier for the award to our CEO reflects his responsibility for the overall performance of the Company.

Please see the discussion under “Named Executive Officer Compensation Tables — Description of Plan-Based Awards — Performance-Based RSUs” beginning on page 89 below for more information on determining FFO Per Share, TSR Percentile Ranking, Average Debt to EBITDA Ratio and related modifiers for purposes of these awards.

70	PROXY STATEMENT	KILROY REALTY

The following chart illustrates the operation of the performance-based RSUs awarded in 2022 and discussed above:

Illustration of 2022 Performance-Based RSUs Up to 1.5x target (1.75x for the CEO) 1 2022 FFO Per Share Measure 1-year performance against pre-set FFO Per Share goals to determine number of Banked Shares Earn up to 50% (75% for the CEO) more than Banked Shares Set 1-Year operating goals: grant target number of shares As little as 0.0x target 2 TSR Percentile Rank vs. SNL US REIT Office Index Companies Relative 3-Year TSR Percentile = TSR Percentile Ranking 50% Weighting 3 Modify Banked Shares based on TSR Percentile Ranking Forfeit up to 50% (75% for the CEO) of Banked Shares Earn up to 50% (75% for the CEO) more than Banked Shares 4 2022 Debt to EBITDA Ratio 2023 Debt to EBITDA Ratio 2024 Debt to EBITDA Ratio 5 Modify Banked Shares based on Average Debt to EBITDA Ratio Forfeit up to 50% (75% for the CEO) of Banked Shares Average of Three 1-Year Debt to EBITDA Ratios = Average Debt to EBITDA Ratio 50% Weighting

2022 FFO Performance Under 2022 Annual Equity Awards

In January 2023, the Compensation Committee determined that the Company’s 2022 FFO Per Share, when adjusted in accordance with the 2022 RSU award agreement, was $4.77. Added back to FFO per share for purposes of this determination and in accordance with the terms of the award agreements was $0.09 per share of other unbudgeted costs in 2022. As a result, 150% (175% for the CEO) of the target number of performance-based RSUs awarded in 2022 to each NEO were Banked Shares and became eligible to vest, subject to (1) further adjustment (up or down) as follows: (a) 50% of the Banked Shares will be adjusted (up or down) based on the Company’s relative TSR performance against other office REIT competitors included in the comparison group of companies over the entire three-year performance period and (b) 50% of the Banked Shares will be adjusted (up or down) based on the Company’s Average Debt to EBITDA Ratio over the three-year performance period, and (2) continued service through the remainder of the three-year performance period.

2021 FFO Performance Under 2021 Annual Equity Awards

In January 2021, the Compensation Committee awarded the NEOs (other than Mr. Trencher and Ms. Ngo) RSUs that had a structure similar to the RSUs awarded in January 2022. The 2021 RSUs are described more fully in the Company’s 2022 Proxy Statement. In January 2022, the Compensation Committee determined that the Company’s 2021 FFO Per Share, when adjusted in accordance with the 2021 RSU award agreement, was $4.23. Added back to FFO per share for purposes of this determination

KILROY REALTY	PROXY STATEMENT	71

and in accordance with the terms of the award agreements was $0.34 per share of unbudgeted costs incurred in 2021, including $0.01 per share of unbudgeted compensation costs, $0.39 per share of unbudgeted financing costs related to the disposition of The Exchange on 16th, and $0.11 per share of other unbudgeted costs, which were all offset by $0.17 per share related to the unbudgeted impact of acquisitions in 2021. As a result, 150% (175% for the CEO) of the target number of performance-based RSUs awarded in 2021 to each NEO were Banked Shares and became eligible to vest, subject to (1) further adjustment (up or down) as follows: (a) 50% of the Banked Shares will be adjusted (up or down) based on the Company’s relative TSR performance against other office REIT competitors included in the SNL US REIT Office Index at the time of grant of the award over the entire three-year vesting period and (b) 50% of the Banked Shares will be adjusted (up or down) based on the Company’s Average Debt to EBITDA Ratio over the three-year performance period, and (2) continued service through the remainder of the three-year performance period. As the SNL US REIT Office Index was discontinued during 2021, for purposes of these awards, the TSR performance of the SNL US REIT Office Index was based on the actual TSR of that index through the point that it was discontinued and, after the point it was discontinued, based on the weighted TSRs of the constituent companies that were included in that index at the time it was discontinued.

2022 Performance Under 2020 Annual Equity Awards

In January 2020, the Compensation Committee awarded the NEOs (other than Mr. Trencher and Ms. Ngo) RSUs that had a structure similar to the RSUs awarded in January 2022. The 2020 RSUs are described more fully in the Company’s 2021 Proxy Statement. In January 2021, the Compensation Committee determined that the Company’s 2020 FFO Per Share, when adjusted in accordance with the 2020 RSU award agreement, was $4.11. Added back to FFO per share for purposes of this determination and in accordance with the terms of the award agreements was $0.40 per share of unbudgeted costs incurred in 2020, including $0.18 per share of unbudgeted severance costs, $0.19 per share of unbudgeted financing costs that resulted from our decision, with unanimous support of our Board, to enhance our cash position during the year, and $0.03 per share of other unbudgeted costs. As a result, the Compensation Committee made a final determination that 120.8% (and 131.3% in the case of our CEO) of the target number of performance-based RSUs awarded in 2020 to each NEO (other than Mr. Trencher and Ms. Ngo) vested. The Compensation Committee’s final determination was based on (a) 100% of the target number of 2020 performance-based RSUs awarded to each NEO being Banked Shares as a result of the Company’s 2020 FFO Per Share performance, (b) a 91.7% (and 87.5% in the case of the CEO) adjustment with respect to 50% of the Banked Shares as a result of the Company’s relative TSR performance against other office REIT competitors included in the SNL US REIT Office Index at the time of grant of the award over the entire three-year performance period being at the 45th percentile, and (c) a 150% adjustment (and 175% adjustment in the case of our CEO) with respect to 50% of the Banked Shares as a result of the Company’s Average Debt to EBITDA Ratio over the three-year performance period being 5.1x. As the SNL US REIT Office Index was discontinued during 2021, for purposes of these awards, the TSR performance of the SNL US REIT Office Index was based on the actual TSR of that index through the point that it was discontinued and, after the point it was discontinued, based on the weighted TSRs of the constituent companies that were included in that index at the time it was discontinued.

December 2018 Performance-Based RSU Awards

As discussed in the CD&A included in the Company’s 2019 Proxy Statement, the Company awarded RSUs to the NEOs in December 2018, the vesting of which is subject, in part, to the Company’s TSR performance relative to the TSR performance of the SNL US REIT Office Index for the four-year period 2019-2022 with a component eligible to vest at the end of 2021. As the SNL US REIT Office Index was discontinued during 2021, for purposes of these awards, the TSR performance of the SNL US REIT Office Index was based on the actual TSR of that index through the point that it was discontinued and, after the point it was discontinued, based on the weighted TSRs of the constituent companies that were included in that index at the time it was discontinued. In February 2022, the Compensation Committee determined that no portion of these awards were eligible to vest at the end of 2021 based on the Company’s relative TSR performance (as determined for purposes of these awards) for the three-year period 2019-2021. In January 2023, the Compensation Committee determined that no portion of these awards were eligible to vest at the end of 2022 based on the Company’s relative TSR performance (as determined for purposes of these awards) for the four-year period 2019-2022. Accordingly, the relative TSR awards granted in December 2018 were forfeited in their entirety.

72	PROXY STATEMENT	KILROY REALTY

Additional Compensation Elements

Indirect Elements of Compensation

To assist us in attracting and retaining key executives, our NEOs are eligible to participate in the same health, welfare and insurance benefit plans in which our other salaried employees are generally able to participate. In addition, to help attract and retain our executives, we provide our NEOs with certain other benefits such as an automobile allowance, a medical allowance, supplemental life insurance, and certain reimbursements for club dues, financial planning services and home office expenses. We also provide all of our employees, including our NEOs, the opportunity to rent an available residential unit at a Company property at a discount.

Stock Award Deferral Program

We maintain a Stock Award Deferral Program under which our directors and certain of our management employees, including our NEOs, may elect to receive RSUs in lieu of restricted shares granted under the 2006 Plan in order to defer receipt of these shares (or may elect to defer payment of RSUs that would otherwise be made when the RSUs vest). Each RSU issued under the deferral program represents the right to receive one share of our common stock in the future, subject in each case to the vesting conditions provided in the restricted stock or RSU award. In addition, deferred RSUs carry with them the right to receive dividend equivalents that credit participants, upon our payment of dividends in respect of the shares underlying the participant’s RSUs, with additional RSUs equal to the value of the dividend paid in respect of such shares. Shares of stock underlying RSUs will be paid to the participant on the earliest to occur of a change in control, the participant’s “separation from service” with us, the participant’s death or disability, or a pre-determined date, if specified by the participant. By electing to receive deferred RSUs, participants are generally able to defer income taxes on these awards, which we believe helps us to attract, retain and incentivize top talent without significant additional cost to the Company.

Since RSUs are paid in our common stock and the deferral of payment of RSUs under the program may result in participants holding RSUs for a longer period, we believe the Stock Award Deferral Program enhances the alignment between management and stockholder interests.

Defined Contribution Plans

We maintain a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) that covers our eligible employees, including our NEOs, and those of certain designated affiliates. The 401(k) Plan permits our eligible employees to defer receipt of (and taxation on) a portion of their annual compensation, subject to certain limitations imposed by the 401(k) Plan and under the Internal Revenue Code. The employees’ elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) Plan. We currently make matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of participant contributions, up to a maximum of 10% of the participant’s base salary (thus, the maximum match is 5% of the participant’s base salary) and subject to certain other limits under the tax laws. Participants vest immediately in the amounts contributed by us to their plan accounts. Our employees are eligible to participate in the 401(k) Plan after three months of credited service with us. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan. This tax-preferential savings option helps us to attract, retain and incentivize top talent.

Deferred Compensation Plan

We maintain a cash deferred compensation plan, the 2007 Deferred Compensation Plan, as amended (the “Deferred Compensation Plan”), under which our directors, partners and certain of our management employees, including our NEOs, may defer receipt of their compensation, including up to 100% of their director fees and cash bonuses and up to 70% of their salaries or other types of eligible compensation, each as applicable. In addition, partners and eligible management employees, including our NEOs, will generally receive semi-monthly contributions from us to their Deferred Compensation Plan accounts equal to 10% of their respective gross semi-monthly base salaries (or certain guaranteed payments, in the case of partners). The Deferred Compensation Plan provides that we may also make additional discretionary contributions to participant accounts. We did not make any discretionary contributions to the Deferred Compensation Plan for 2022 for the benefit of any of our NEOs. The Deferred Compensation Plan fits into our compensation philosophy by providing our NEOs with the ability to accrue compensation

KILROY REALTY	PROXY STATEMENT	73

and generate savings in a tax-efficient manner in excess of limits imposed on our 401(k) Plan, thereby providing additional financial security that enables our executives to focus on their work-related obligations. For additional information, refer to the Nonqualified Deferred Compensation table below.

Severance and Change in Control Arrangements

We have entered into employment agreements with each of our NEOs (other than Ms. Ngo and Mr. Paratte) that include certain severance benefits. Our equity awards also provide for continued or accelerated vesting in connection with certain terminations of the award holder’s employment or a change in control. We believe that these provisions help to ensure the day-to-day stability and focus of our management team. The Compensation Committee evaluates the level of severance benefits to provide our NEOs on a case-by-case basis, and in general, we consider these severance protections an important part of an executive’s compensation and consistent with competitive practices as of the date they were entered into.

We do not provide our NEOs with any “single trigger” severance or equity award acceleration arrangements, meaning that severance benefits and accelerated vesting of equity awards are not triggered simply because a change in control transaction occurs. Instead, time-based RSU awards granted to our NEOs generally vest in connection with a change in control transaction only if the award is to be terminated (and will not be continued, substituted for or assumed) in connection with the transaction. In the case of the performance-based RSUs granted to our NEOs, the RSUs will vest based on the Company’s performance through the transaction. The time-based RSUs granted to our NEOs also generally vest, and any severance benefits for our NEOs are generally triggered, upon a termination of the NEO’s employment by the Company without “cause,” by the NEO for “good reason,” or, in certain cases, due to the retirement, death or disability of the NEO.

For a description of the material terms of these arrangements, see “Named Executive Officer Compensation Tables — Employment Agreements — Salary and Short-Term Incentive (Annual Cash Bonus) Amounts,” “Named Executive Officer Compensation Tables — Grants of Plan-Based Awards — 2022,” “Named Executive Officer Compensation Tables — Description of Plan-Based Awards” and “Named Executive Officer Compensation Tables — Potential Payments Upon Termination or Change in Control” below.

Transition Agreement with Michelle Ngo

On February 15, 2022, Michelle Ngo notified the Company that she had accepted a new employment opportunity. Ms. Ngo’s last day as an officer and employee of the Company was February 25, 2022. Ms. Ngo was not entitled to severance benefits in connection with her separation. However, we believed that it was valuable for Ms. Ngo to continue providing support and advice to the Company over a limited transition period. Accordingly, on February 24, 2022, the Company and Ms. Ngo entered into a transition agreement pursuant to which the Company paid Ms. Ngo $150,000 per month for two months in conjunction with Ms. Ngo providing transition support to the Company for sixty days. Ms. Ngo’s long-term incentive awards that were unvested on her February 25, 2022 separation from employment terminated without payment.

Decisions for 2023

None of our NEOs received an increase in base salary for 2023 from the level in effect at the end of 2022, except that Mr. Trencher received an increase in base salary to $500,000 in connection with his promotion to CFO of the Company (no longer serving in an interim capacity) and Mr. Smart received an increase in annual base salary to $600,000 in connection with his promotion to President of the Company. Mr. Smart also received an increase in target annual cash incentive for 2023, to $900,000, in connection with his promotion to President of the Company. The structure of the Company’s annual cash incentive program for 2023, and the terms of its annual equity awards for 2023, remain substantially the same as the program and awards for 2022.

On November 30, 2022, the Company and its Operating Partnership entered into a separation agreement (the “Separation Agreement”) with Mr. Rose. The Separation Agreement is described under “Potential Payments Upon Termination or Change in Control” below.

74	PROXY STATEMENT	KILROY REALTY

HOW WE MAKE COMPENSATION DECISIONS

Executive Compensation Committee

Our executive compensation program is established by, and executive compensation decisions are made by, the Compensation Committee. When making decisions on our executive compensation program, the Compensation Committee takes the views that stockholders have expressed through our Say-on-Pay votes and through our stockholder engagement efforts into account.

Role of Independent Compensation Consultant

The Compensation Committee has sole authority to hire, retain and terminate the services of independent compensation consultants to assist in its decision-making process. The Compensation Committee has retained Mercer as its independent compensation consultant since 2013, and it retained Mercer again to provide executive and director compensation advice in 2022.

Mercer performed a comprehensive review of our 2022 executive compensation program before it was established, including the composition of our peer group, amounts and nature of compensation paid to executive officers, structure of our various compensation programs, design of our short-term incentive performance measurement framework, performance vesting requirements for our annual long-term incentive awards and appropriate target total direct compensation levels and potential payment and vesting ranges for our executive officers. During 2022, Mercer also provided data to the Compensation Committee on the compensation and relative performance of our peer group, reviewed certain peer group data provided by management and others, reviewed drafts of the CD&A and related compensation tables for inclusion in the Company’s Proxy Statement filed in 2022, provided advice as the Compensation Committee began its considerations of our executive compensation framework for 2023, and reviewed data in connection with the Compensation Committee’s determination of short-term incentive and performance-based incentive vesting levels for completed performance periods. A representative of Mercer regularly attends meetings of the Compensation Committee and regularly meets privately in executive session with the Compensation Committee to discuss its recommendations.

Mercer is a subsidiary of Marsh & McLennan Companies, Inc. (collectively, “MMC”), a diversified conglomerate of companies that provide insurance, strategy and human resources consulting services. During 2022, affiliates of MMC other than Mercer received $805,000 in fees for providing services to the Company, and Mercer received $133,500 for its services with respect to executive and director compensation described above. The decision to engage other MMC affiliates to provide services other than assisting the Compensation Committee with executive compensation matters was made by members of management. Although the Compensation Committee did not specifically approve these engagements, the Compensation Committee has reviewed the other services provided by other MMC affiliates and, after consideration of such services and other factors prescribed by the SEC for purposes of assessing the independence of compensation advisors, has determined that no conflicts of interest exist between the Company and Mercer (or any individuals working on the Company’s account on Mercer’s behalf). In reaching this determination, the Compensation Committee considered the following factors, all of which were confirmed by Mercer:

•	Other than the services identified above, MMC provided no services to the Company during 2022;

•	The aggregate amount of fees paid or payable by the Company to MMC for 2022 represented less than 0.01% of MMC’s total revenue for 2022;

•	Mercer has established Global Business Standards to manage potential conflicts of interest for executive rewards consulting services, which policies and procedures were provided to the Company;

•

There are no business or personal relationships between our Mercer executive remuneration advisors and any member of the Compensation Committee other than in respect of (1) the services provided to the Company by Mercer as described above, or (2) work performed by Mercer for any other company, board of directors or compensation committee for which such Compensation Committee member also serves as an independent director;

•	Our Mercer executive remuneration advisors do not own stock in the Company; and

•

There are no business or personal relationships between our Mercer executive remuneration advisors, Mercer or other MMC affiliates and any executive officer of the Company other than in respect of the services provided to the Company as described above.

KILROY REALTY	PROXY STATEMENT	75

Role of Management in Executive Compensation Planning

Our CEO provides recommendations to the Compensation Committee regarding the compensation of our executive officers (other than for himself) and provides evaluations for all other executive officers. Our President, Chief Financial Officer, and Chief Administrative Officer present overall results of the Company’s performance and achievement of historical and go-forward business objectives, and provide input on peer group selection and the design of the executive compensation program, from management’s perspective.

Our President, Chief Financial Officer and Chief Administrative Officer each also evaluate the financial implications and affordability of the Company’s compensation program. Each of our executive officers (including our NEOs) may periodically participate in the compensation process and in Compensation Committee meetings at the invitation of the Compensation Committee to advise on performance and/or activity in areas with respect to which the executive has particular knowledge or expertise, and legal counsel may advise on matters with respect to which the individual has particular knowledge or expertise. None of our NEOs are members of the Compensation Committee or otherwise had any role in determining the compensation of our NEOs.

Market Review and Compensation Peer Group

The Compensation Committee reviews peer group data to assess the competitiveness of our executive compensation program and to help inform its decision-making process. With significant shifts in the office REIT business environment in recent years, the Compensation Committee, with Mercer’s input, has sought to make corresponding refinements to the peer group used for market comparison purposes. In the fourth quarter of 2021, the Compensation Committee determined that Digital Realty Trust should be excluded from the Company’s compensation peer group, as it had grown significantly in revenue and market capitalization. The Compensation Committee also added Vornado Realty to the peer group for 2022 given that it had financials within the targeted peer range and is focused on the office REIT space. In addition, the Compensation Committee requested that Mercer conduct a further review of market peer comparators in late 2022 to inform potential comparators to be used in 2023. This review utilized the same considerations as were used previously, including whether a potential peer had a comparable financial profile, a West Coast concentration and was in the office REIT space. Potential peers were also evaluated based on their development activity level and their market presence in Texas, which are important attributes of the Company. This review yielded several changes for the 2023 compensation peer group, which are outlined in more detail below.

76	PROXY STATEMENT	KILROY REALTY

The 2022 peer group consisted of the 15 publicly-traded REITs shown in the table below (referred to as our “peer group” in this Proxy Statement). The companies included in the 2022 peer group had equity market capitalization ranging from approximately $1 billion to approximately $40 billion as of December 31, 2022, and, as a group, had a median equity market capitalization of approximately $2.9 billion as of December 31, 2022. As of December 31, 2022, our total revenues, equity market capitalization, and total assets were above the median of the 2022 peer group.

2022 Peer Group: KRC Alignment Characteristics

				Comparable Categories
Company	Total Revenues(1)	Equity Market Cap(2)	Total Assets(3)	Office REITS(4)	Equity Market Cap(5)	Total Revenues(6)	Total Assets(7)	W. Coast Concen- tration(8)
	(MM)	(MM)	(MM)
Realty Income Corporation	$3,337	$39,780	$49,673	✓	—	—	—	✓
Boston Properties, Inc.	$3,091	$10,593	$24,208	✓	—	—	—	✓
Alexandria Real Estate Equities, Inc.	$2,509	$23,903	$35,523	✓	—	✓	—	✓
Healthpeak Properties, Inc.	$2,061	$13,476	$15,771	—	—	✓	✓	✓
Vornado Realty Trust	$1,905	$3,992	$16,493	✓	✓	✓	✓	—
Hudson Pacific Properties, Inc.	$1,027	$1,369	$9,319	✓	—	✓	✓	✓
Douglas Emmett, Inc.	$991	$2,756	$9,747	✓	✓	✓	✓	✓
The Macerich Company	$866	$2,423	$8,094	—	✓	✓	✓	✓
Highwoods Properties, Inc.	$830	$2,943	$6,063	✓	✓	✓	✓	—
Cousins Properties Incorporated	$765	$3,830	$7,537	✓	✓	✓	✓	—
SL Green Realty Corp.	$763	$2,169	$12,356	✓	—	✓	✓	✓
Corporate Office Properties Trust	$741	$2,911	$4,257	✓	✓	✓	—	—
Paramount Group, Inc.	$686	$1,306	$8,453	✓	—	✓	✓	✓
Piedmont Office Realty Trust, Inc.	$564	$1,132	$4,086	✓	—	✓	—	—
Brandywine Realty Trust	$485	$1,055	$3,875	—	—	—	—	—
75th Percentile	$1,983	$7,293	$16,132	—	—	—	—	—
50th Percentile	$866	$2,911	$9,319	—	—	—	—	—
25th Percentile	$752	$1,769	$6,800	—	—	—	—	—
Kilroy Realty Corporation	$1,097	$4,520	$10,797	✓	✓	✓	✓	✓

(1)	Per S&P Capital IQ database’s definition of Total Revenue, based on the trailing 12 months of publicly reported data as of March 24, 2023.

(2)	As of December 31, 2022, based on publicly-available information from the S&P Capital IQ database’s definition of Market Capitalization as of March 24, 2023.

(3)	Per S&P Capital IQ database’s definition of Total Assets, based on the most recently reported fiscal quarter as of March 24, 2023.

(4)	Office REITS as defined by the GICS Office REIT Sub-Industry.

(5)	Comparable firms based on equity market capitalization defined as those that fall within 0.5x — 2.0x of the Company’s market capitalization as of December 31, 2022.

(6)	Comparable firms based on total revenue defined as those that fall within 0.5x — 2.0x of the Company’s revenue level based on the information summarized in the chart.

(7)	Comparable firms based on asset size defined as those that fall within 0.5x — 2.0x of the Company’s asset level based on the information summarized in the chart.

(8)	Defined as possessing a significant portfolio of properties on the West Coast and/or being a significant West Coast talent competitor.

KILROY REALTY	PROXY STATEMENT	77

When assessing the executive compensation peer group to be used for 2023, the Compensation Committee considered shifts in market and internal financial profiles, as well as our business’ forward-looking strategic priorities. With these perspectives in mind and with Mercer’s input, the Compensation Committee continued to assess potential peer group companies based on factors such as financial alignment, office REIT focus, and West Coast concentration of properties. With our growing presence in Texas, the Compensation Committee also evaluated potential peers based on their presence and strength in such market, as well as each company’s focus on development of its properties. With the rapid changes that have occurred in the office real estate market recently, the Compensation Committee also identified significant changes in the size of certain companies that had previously been included in our peer group, with several having become considerably smaller and one having grown significantly larger than the Company, which led to certain adjustments. After consideration of these criteria, the Compensation Committee elected to remove Realty Income Corporation, Brandywine Realty Trust, and Piedmont Office Realty Trust, Inc. from the 2023 peer group, and to add JBG SMITH Properties and Rexford Industrial Realty, Inc. The resulting 2023 peer group consists of the 14 publicly-traded REITs shown in the table below. The changes in the peer group did not materially change the summary financial statistics profile, though we believe that the range of company sizes and business models are now more closely aligned with those of the Company.

2023 Pay Decision Peer Group: KRC Alignment Characteristics

				Comparable Categories
Company	Total Revenues(1)	Equity Market Cap(2)	Total Assets(3)	Office REITS(4)	Equity Market Cap(5)	Total Revenues(6)	Total Assets(7)	W. Coast Concen- tration(8)	Texas Concen- tration(8)	Development Focus(9)
	(MM)	(MM)	(MM)
Boston Properties, Inc.	$3,091	$10,593	$24,208	✓	—	—	—	✓	—	✓
Alexandria Real Estate Equities, Inc.	$2,590	$23,903	$35,523	✓	—	✓	—	✓	✓	✓
Healthpeak Properties, Inc.	$2,061	$13,476	$15,771	—	—	✓	✓	✓	—	✓
Vornado Realty Trust	$1,905	$3,992	$16,493	✓	✓	✓	✓	—	—	✓
Hudson Pacific Properties, Inc.	$1,027	$1,369	$9,319	✓	—	✓	✓	✓	✓	✓
Douglas Emmett, Inc.	$991	$2,756	$9,747	✓	✓	✓	✓	✓	✓	✓
The Macerich Company	$866	$2,423	$8,094	—	✓	✓	✓	✓	✓	✓
Highwoods Properties, Inc.	$830	$2,943	$6,063	✓	✓	✓	✓	—	—	✓
Cousins Properties Incorporated	$765	$3,830	$7,537	✓	✓	✓	✓	—	✓	✓
SL Green Realty Corp.	$763	$2,169	$12,356	✓	—	✓	✓	✓	—	✓
Corporate Office Properties Trust	$741	$2,911	$4,257	✓	✓	✓	—	—	—	✓
Paramount Group, Inc.	$686	$1,306	$8,453	✓	—	✓	✓	✓	—	✓
Rexford Industrial Realty, Inc.	$631	$10,011	$9,259	—	✓	✓	✓	✓	—	—
JBG SMITH Properties	$608	$2,160	$5,903	✓	—	✓	✓	—	—	—
75th Percentile	$1,685	$8,506	$14,917	—	—	—	—	—	—	—
50th Percentile	$848	$2,927	$9,289	—	—	—	—	—	—	—
25th Percentile	$746	$2,232	$7,676	—	—	—	—	—	—	—
Kilroy Realty Corporation	$1,097	$4,520	$10,797	✓	✓	✓	✓	✓	✓	✓

(1)	Per S&P Capital IQ database’s definition of Total Revenue, based on the trailing 12 months of publicly reported data as of March 24, 2023.

(2)	As of December 31, 2022, based on publicly-available information from the S&P Capital IQ database’s definition of Market Capitalization as of March 24, 2023.

(3)	Per S&P Capital IQ database’s definition of Total Assets, based on the most recently reported fiscal quarter as of March 24, 2023.

(4)	Office REITS as defined by the GICS Office REIT Sub-Industry.

(5)	Comparable firms based on equity market capitalization defined as those that fall within 0.5x — 2.0x of the Company’s market capitalization as of December 31, 2022.

(6)	Comparable firms based on total revenue defined as those that fall within 0.5x — 2.0x of the Company’s revenue level based on the information summarized in the chart.

78	PROXY STATEMENT	KILROY REALTY

(7)	Comparable firms based on asset size defined as those that fall within 0.5x — 2.0x of the Company’s asset level based on the information summarized in the chart.

(8)	Defined as possessing a significant portfolio of properties on the West Coast or Texas respectively, and/or being a significant West Coast or Texas talent competitor.

(9)	Defined as having three or more significant projects in development or recently completed.

COMPENSATION GOVERNANCE PRACTICES

We maintain a number of compensation and governance-related policies described below that we believe represent current best practices.

Compensation and Governance Practices
Clawback policy
Anti-hedging policy
Anti-pledging policy
Robust stock ownership guidelines for executives and non-employee directors
Stock holding requirements
No single trigger change in control provisions
No excise tax gross-ups
Related party transactions policy
No repricing of underwater stock options without stockholder approval
Independent compensation consultant

Regular engagement with investors, with our Lead Independent Director and Chair of the Compensation Committee or Chair of the Governance Committee personally leading meetings with most stockholders who accepted such request

Compensation Clawback Policy

Under our clawback policy, subject to the discretion and approval of our Board, we may require reimbursement and/or cancellation of any bonus or other incentive compensation, including equity-based compensation, awarded to an executive officer, in any case where all of the following factors are present: (i) the award was predicated upon the achievement of certain financial results during the three fiscal years preceding the date of the Company’s most recent audited balance sheet (or any interim or other portion of such period of three fiscal years, or any more recent period) that were subsequently the subject of an accounting restatement due to material noncompliance by us with any financial reporting requirements under securities laws; (ii) the Board determines that the executive officer engaged in misconduct that was a substantial contributing cause to the need for the restatement; and (iii) a lower award would have been made to the executive officer based upon the restated financial results. In each instance, we may recover the individual executive officer’s entire annual bonus or any gain received from the award within the relevant period, plus a reasonable rate of interest. These clawback provisions are in addition to the provisions of the Non-Competition, Non-Solicitation and Non-Disclosure Agreements we have entered into with our NEOs, described below under “Named Executive Officer Compensation Tables — Potential Payments Upon Termination or Change in Control” that provide for the executive to forfeit certain equity awards if he or she fails to comply with certain restrictive covenants in our favor.

Anti-Hedging Policy

We maintain a policy that restricts our directors, officers, certain other employees and their family members from engaging in any transaction that might allow them to gain from declines in the price of Company securities. Employees subject to our anti-hedging policy include employees that participate in our equity compensation plans, employees who, because of their job responsibilities, are considered more likely to have access to material non-public information (including employees in accounting, legal and administration) and other employees who are in possession of material non-public information from time to time. Specifically, we prohibit transactions by these individuals using derivative securities, or otherwise participating in hedging, “stop loss” or other speculative transactions involving Company securities, including short-selling Company securities, trading in any puts, calls, covered calls or other derivative products involving Company securities, or writing purchase or call options, short sales and other similar transactions.

KILROY REALTY	PROXY STATEMENT	79

Anti-Pledging Policy

We have a policy prohibiting our NEOs and other Section 16 officers from pledging, or using as collateral, Company securities in order to secure personal loans, lines of credit or other obligations, which includes holding Company securities in an account that has been margined. Exceptions to this policy are granted where the securities pledged (i) are not needed to satisfy the minimum ownership level required by the Company’s stock ownership guidelines, as discussed below, (ii) do not total more than 10% of the individual’s total beneficial ownership of Company securities and (iii) are not utilized as part of any hedging strategy that would potentially immunize the individual against economic exposure to such securities. Our Board may grant other exceptions to this policy in such circumstances as it may consider appropriate; however, no such other exceptions have been made.

Minimum Stock Ownership Guidelines

As part of our compensation philosophy, we believe that our NEOs should hold a significant amount of the Company’s stock to help align their long-term interests with those of our stockholders. Accordingly, we maintain minimum stock ownership guidelines applicable to all of our NEOs as reflected in the table below. Under the guidelines, each NEO has six years from the point of first being subject to the guidelines to satisfy the minimum guideline level of ownership. An NEO’s ownership that counts for purposes of the guidelines includes Company stock owned outright by the NEO, shares issuable in exchange for common limited partnership units of Kilroy Realty, L.P., shares held by the spouse or dependent children of the NEO, shares held in trust for the benefit of the NEO, the NEO’s spouse or dependent children, shares held by the NEO in a 401(k) plan account, and shares subject to the NEO’s outstanding RSU awards (with shares subject to performance-based RSU awards taken into account at the “target” level of performance). As of December 31, 2022, all of our NEOs who continue to serve as one of our executive officers had met the minimum required level of ownership (600% of base salary for Mr. Kilroy and 300% of base salary for all of our other NEOs).

Stock Holding Requirements

Our stock ownership guidelines also provide that, if an executive falls short of the applicable level of stock ownership, the executive is expected to hold (and not sell) at least 50% of the net shares acquired upon exercise, vesting or payment, as the case may be, of any equity award granted by us to the executive. “Net shares” for this purpose means the total number of shares acquired by the executive pursuant to the award, after reduction for shares having a fair market value equal to the exercise price of the award (in the case of a stock option) and shares having a fair market value equal to the executive’s expected tax liability resulting from the award.

Named Executive	Ownership Requirement as a % of Base Salary	Ownership Requirement Met as of December 31, 2022
John Kilroy	600%	Yes
Justin Smart	300%	Yes
Tyler Rose	300%	Yes
Eliott Trencher	300%	Yes
A. Robert Paratte	300%	Yes

No Single Trigger Change in Control Severance Provisions

None of our executives have the benefit of any “single trigger” severance or equity award acceleration arrangements, meaning that severance benefits and accelerated vesting of equity awards are not triggered simply because a change in control transaction occurs.

No Excise Tax Gross-Ups

None of our executives’ agreements with the Company provide for tax “gross-up” payments.

80	PROXY STATEMENT	KILROY REALTY

Tax Considerations

Section 162(m) of the Internal Revenue Code generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. The Compensation Committee notes this deductibility limitation as one of the factors in its consideration of compensation matters. However, the Compensation Committee generally has the flexibility to take any compensation-related actions that it determines are in the Company’s and our stockholders’ best interest, including designing and awarding compensation for our executive officers that is not fully deductible for tax purposes. In addition, we believe that we qualify as a REIT under the Internal Revenue Code and are not subject to federal income taxes, meaning that the payment of compensation that is not deductible under Section 162(m) should not have a material adverse consequence to us, provided we continue to remain qualified as a REIT under the Internal Revenue Code.

KILROY REALTY	PROXY STATEMENT	81

COMPENSATION COMMITTEE MATTERS

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed our Compensation Discussion and Analysis section with management and, based on the review and discussions, recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement on Schedule 14A.

Executive Compensation Committee

Edward F. Brennan, PhD, Chair

Jolie Hunt

Louisa G. Ritter*

Gary R. Stevenson

The foregoing report of the Compensation Committee is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

*	Mr. Stoneberg served on the Compensation Committee throughout 2022 and until March 27, 2023. Ms. Ritter joined the Compensation Committee on March 27, 2023.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Dr. Brennan, Messrs. Stevenson and Stoneberg and Ms. Hunt were members of the Compensation Committee during all of 2022. No one who served on the Compensation Committee at any time during 2022 is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under the rules of the SEC requiring disclosure of certain relationships and related party transactions. None of our executive officers who served as a director of the Company or as a member of the Compensation Committee during the year ended December 31, 2022 served as a director or a member of a compensation committee (or other committee serving an equivalent function) for any other entity.

82	PROXY STATEMENT	KILROY REALTY

NAMED EXECUTIVE OFFICER COMPENSATION TABLES

The Summary Compensation Table quantifies the value of the different forms of compensation earned by or awarded to our NEOs for 2020, 2021 and 2022. The primary elements of each NEO’s total compensation reported in the table are base salary, a short-term incentive (annual cash bonus) and long-term incentive equity awards. Our NEOs also received the other benefits listed in column (i) of the Summary Compensation Table, as further described in the footnotes to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each NEO’s employment agreement (other than Ms. Ngo and Mr. Paratte) regarding base salary and short-term incentive amounts is provided immediately following the Summary Compensation Table. The Grants of Plan-Based Awards table, and the accompanying disclosure following that table, provide information regarding the cash and equity awards granted to our NEOs in 2022. The Outstanding Equity Awards at Fiscal Year End and Option Exercises and Stock Vested tables provide further information on the NEOs’ potential realizable value and actual value realized with respect to their equity awards.

SUMMARY COMPENSATION TABLE — 2020, 2021 AND 2022

The following table sets forth summary information regarding compensation of our NEOs for all services rendered to us in all capacities in 2020, 2021 and 2022.

Name & Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation (2) ($)	Change in Pension Value & Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation (3) ($)	Total (4) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

John Kilroy Chief Executive Officer	2022	1,225,000	—	7,289,420	—	3,750,000	—	597,340	12,861,760
	2021	1,225,000	—	7,412,945	—	3,900,000	—	594,191	13,132,136

	2020	1,225,000	—	7,125,084	—	2,962,500	—	591,912	11,904,496
Justin Smart President	2022	550,000	—	1,951,721	—	687,500	—	112,420	3,301,640
	2021	550,000	—	1,974,912	—	715,000	—	112,673	3,352,585

	2020	550,000	—	1,917,102	—	570,625	—	129,538	3,167,265
Tyler Rose(5) Former President	2022	600,000	—	1,951,721	—	750,000	—	129,886	3,431,607
	2021	600,000	—	1,974,912	—	780,000	—	133,116	3,488,028

	2020	550,000	—	1,917,102	—	563,750	—	129,106	3,159,958
Eliott Trencher(6) Executive Vice President, Chief Financial Officer and Chief Investment Officer	2022	450,000		763,634	—	625,000	—	77,105	1,915,739

Michelle Ngo(6) Former Senior Vice President, Chief Financial Officer and Treasurer	2022	65,423	—	509,175		—	—	387,137	961,735
	2021	400,000	—	450,039	—	520,000	—	60,625	1,430,664
	2020	310,000	215,000	290,068	—	—	—	50,547	865,615
A. Robert Paratte(6) Executive Vice President, Chief Leasing Officer and Senior Advisor to the Chairman	2022	550,000	—	1,746,292	—	687,500	—	119,002	3,102,794
	2021	500,000	—	1,767,040	—	650,000	—	111,991	3,029,031
	2020	500,000	—	1,715,326	—	487,500	—	88,601	2,791,427

KILROY REALTY	PROXY STATEMENT	83

(1)

The amounts reported in column (e) of the table above for each year reflect the aggregate accounting fair value of stock awards granted in the applicable year as computed in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation (determined as of the grant date of the awards, as the grant date of the awards is determined for accounting purposes). For information on the assumptions used in the accounting fair value computations, refer to Note 15 “— Share-Based and Other Compensation” in the Notes to Consolidated Financial Statements in the Company’s 2022 Form 10-K filed with the SEC. The amounts included in the Summary Compensation Table above, and in the tables below in this footnote, may not be indicative of the realized value of the awards if they vest.

As discussed in the CD&A, in 2020, 2021 and 2022 the Company granted annual long-term incentive award RSUs to the NEOs, the vesting of which is subject, in part, to the Company’s performance. As required by applicable SEC rules, the accounting fair value of the performance-based RSUs awarded in these years was determined based on the probable outcome (determined as of the grant date of the awards, as the grant date of the awards is determined for accounting purposes) of the performance-based conditions applicable to the awards. For these purposes, as of the grant date of the awards (as determined for accounting purposes) we determined that, other than as to the Company TSR Percentile Ranking performance condition applicable to the awards, the “target” level of performance was the probable outcome of the applicable performance-based conditions. Accordingly, for such portion of these awards, the accounting fair value is included for the NEOs as Stock Award compensation for the year in which the grant was made based on the “target” number of shares subject to the awards. For the portion of the performance-based awards that vest based on the Company’s TSR Percentile Ranking, the accounting fair value was included for the NEOs as Stock Award compensation for the year in which the grant was made based on a Monte Carlo simulation pricing model (which probability weights multiple potential outcomes) as of such grant date of the awards. For more information on the assumptions made in the Monte Carlo simulation pricing model, refer to Note 15 “— Share-Based and Other Compensation” in the Notes to Consolidated Financial Statements in the Company’s Form 10-K for the year in which the awards were granted. Under the terms of the performance-based awards at grant, for awards granted in 2020, between 0% and 150% (between 0% and 175% in the case of the award granted to our CEO) and, for 2021 and 2022, between 0% and 225% (between 0% and 306.25% in the case of the awards granted to our CEO), of the target number of shares subject to the awards can vest, based on performance and the other vesting conditions applicable to the awards. The following tables present the accounting fair value (determined as described above as of the grant date of the awards) of the annual long-term incentive performance-based RSUs awarded to the NEOs in 2020, 2021 and 2022 (to the extent compensation is shown in the Summary Compensation Table for the NEO for the year of grant of the award) under two sets of assumptions: (a) assuming that the target level of performance would be achieved as to the performance-based conditions other than the Company’s TSR Percentile Ranking, which we originally judged to be the probable outcome, and using the Monte Carlo simulation pricing model to value the portion of the awards that vest based on the Company’s TSR Percentile Ranking, and (b) assuming that the highest level of performance would be achieved (for awards granted in 2020, 150% of the target level for awards other than the CEO’s and 175% in the case of the award granted to our CEO, and, for 2021 and 2022, 225% of the target level for awards other than the CEO’s and 306.25% in the case of the awards granted to our CEO).

2020 Annual Performance-Based RSUs
Named Officer	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)
John Kilroy	$7,125,084	$21,437,613
Justin Smart	$1,442,077	$3,206,420
Tyler Rose	$1,442,077	$3,206,420
2021 Annual Performance-Based RSUs
Named Officer	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)
John Kilroy	$5,666,925	$16,078,135
Justin Smart	$1,499,906	$3,206,293
Tyler Rose	$1,499,906	$3,206,293
Michelle Ngo	—	—
A. Robert Paratte	$1,342,016	$2,868,782

84	PROXY STATEMENT	KILROY REALTY

2022 Annual Performance-Based RSUs
Named Officer	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)
John Kilroy	$5,539,404	$16,078,270
Justin Smart	$1,476,702	$3,206,376
Tyler Rose	$1,476,702	$3,206,376
Eliott Trencher	$388,613	$843,798
Michelle Ngo	$259,119	$562,627
A. Robert Paratte	$1,321,272	$2,868,885

(2)	As described in the CD&A, each of the NEOs received a short-term incentive under the Company’s 2022 annual incentive program in the amount reported in column (g) of the table.

(3)	The following table identifies the items reported in the “All Other Compensation” column of the table for each NEO in 2022:

Executive Officers	Employee Health- Care Premiums	Medical Allowance	Life & Disability Insurance Premiums	Company Contributions to Deferred Compensation Plan	Company Contributions to 401(k)	Travel and Automobile – Related Expenses	Home Office/ Other Expenses	Other	Housing	Total Benefits
John Kilroy	$5,571	$25,000	$327,202	$122,500	$13,500	$66,984	$7,682	$20,502	$8,400	$597,340
Justin Smart	$3,435	$25,000	—	$55,000	$13,500	$15,393	$91	—	—	$112,420
Tyler Rose	$3,435	$25,000	—	$60,000	$13,500	$21,148	$2,703	$4,100	—	$129,886
Eliott Trencher	$5,571	—	—	$45,000	$10,250	$16,117	$168	—	—	$77,105
Michelle Ngo	—	—	—	$6,542	$10,250	$2,498	—	$367,846	—	$387,137
A. Robert Paratte	$3,435	$25,000	—	$55,000	$13,500	$21,110	$957	—	—	$119,002

The amounts included in the “Other” column above include $20,502 in club dues for Mr. Kilroy, $4,100 in financial planning services for Mr. Rose, $300,000 in transition support payments to Ms. Ngo pursuant to her February 24, 2022 transition agreement with the Company, and $67,846 in payout of accrued and unused vacation time for Ms. Ngo.

As discussed under “Other Matters — Certain Relationships and Related Party Transactions,” during 2022 the Company was a party to a time-sharing agreement with Mr. Kilroy, Mr. Rose, Mr. Paratte, Mr. Smart and Ms. Roth for the lease of an aircraft that is owned by the Company. Our senior executives are actively involved in managing and overseeing the Company’s activities over a broad geographic area. The Company owns the aircraft to help maximize the business time and effectiveness of our executive team and avoid the time and scheduling constraints associated with commercial air travel. Such NEOs may, pursuant to the time-sharing agreement, use the aircraft for personal travel when the aircraft is not being used for business purposes. In addition, if there is open space available on a flight that has been arranged for business purposes, a non-business guest of an NEO may on occasion travel on that flight. Except for $8,658 of costs included in the travel column above for Mr. Kilroy, the aggregate incremental costs, as discussed under “Other Matters — Certain Relationships and Related Party Transactions,” of any personal use of the aircraft by an NEO during 2022 were paid for by the NEO pursuant to the NEO’s time-sharing agreement.

(4)

The amounts reported in column (j) of the table above include amounts that have been deferred under our Deferred Compensation Plan. For further information regarding our Deferred Compensation Plan, see above under “Compensation Discussion and Analysis — Deferred Compensation Plan.” For an additional description of the amounts deferred, see the Nonqualified Deferred Compensation table on page 94.

(5)	Mr. Rose’s employment with the Company ended on March 1, 2023.

(6)

In accordance with applicable SEC rules, only compensation information for the year in which Mr. Trencher, Ms. Ngo or Mr. Paratte was a named executive officer is included in the table above. Mr. Trencher has served as Executive Vice President, Chief Financial Officer and Chief Investment Officer since February 25, 2022 (serving as Chief Financial Officer in an interim capacity until February 1, 2023). Ms. Ngo served as Senior Vice President, Chief Financial Officer and Treasurer until February 25, 2022. Mr. Paratte served as Executive Vice President, Head of Leasing and Business Development until his appointment on February 1, 2023 as Executive Vice President, Chief Leasing Officer and Senior Advisor to the Chairman.

KILROY REALTY	PROXY STATEMENT	85

Employment Agreements — Salary and Short-Term Incentive (Annual Cash Bonus) Amounts

We have entered into employment agreements with each of Messrs. Kilroy, Smart, Rose and Trencher. The provisions of these agreements regarding severance are discussed under “Potential Payments Upon Termination or Change in Control” below. During 2022, we did not have an employment agreement with Mr. Trencher, Ms. Ngo, or Mr. Paratte.

John Kilroy

Mr. Kilroy entered into a new amended and restated employment agreement with the Company effective December 27, 2018. Subject to earlier termination as provided in the agreement, the term of Mr. Kilroy’s amended and restated employment agreement is scheduled to end on December 31, 2023, and Mr. Kilroy will retire on that date. The agreement provides for an initial annual base salary of $1,225,000 and that the Compensation Committee will review Mr. Kilroy’s base salary each year during the term of the agreement and has discretion to increase (but not decrease) his base salary level. The agreement also provides for Mr. Kilroy’s target short-term incentive award (annual cash bonus) to be set at not less than $3,000,000 and his annual equity incentive award to be set at not less than $6,000,000, with the Compensation Committee to determine Mr. Kilroy’s actual cash and equity incentive award amounts each year. The agreement also provides for Mr. Kilroy to participate in the Company’s long-term incentive plan applicable to senior executives, pursuant to which the Compensation Committee has the discretion to grant certain equity awards, as well as participation in the Company’s executive and employee compensation and benefit plans and programs, reimbursement of business expenses, an auto allowance, an annual physical examination, an annual payment equal to $130,768 for Mr. Kilroy’s supplemental life insurance premiums and an annual payment up to $250,000 for Mr. Kilroy’s disability insurance premiums. The agreement does not provide for tax gross-up payments from us for any elements of compensation, including for excise taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. Provisions of Mr. Kilroy’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

Justin Smart

Mr. Smart entered into an employment letter agreement with the Company dated January 28, 2016. The term of the employment letter agreement was originally scheduled to end on March 1, 2020 but has been extended to March 1, 2024 pursuant to the agreement’s provision for an automatic one-year extension each year unless either party provides notice that the letter agreement will not be extended, subject to earlier termination in connection with a termination of Mr. Smart’s employment. The agreement provides for an initial annual base salary of $500,000 and provides that the Compensation Committee will review Mr. Smart’s base salary each year during the term of the agreement and has discretion to increase (not decrease) his base salary level. On December 5, 2022 and in connection with Mr. Smart’s promotion, the Compensation Committee approved an increase to Mr. Smart’s rate of base salary to $600,000 annually, effective on March 1, 2023, and increased his target annual cash incentive level to $900,000, effective beginning in 2023. The agreement also provides for Mr. Smart’s target short-term incentive award to be set at not less than 100% of his annual base salary and his annual equity incentive award to have a target grant date value of not less than 100% of his annual base salary. The agreement also provides for Mr. Smart to participate in the Company’s executive and employee benefit plans and programs. The agreement does not provide for tax gross-up payments from us for any elements of compensation, including for excise taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. Provisions of Mr. Smart’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

Eliott Trencher

On March 3, 2023, we entered into an employment letter agreement with Mr. Trencher. The term of the employment letter agreement continues through March 1, 2026, subject to automatic annual renewals at the end of the scheduled term unless one party has provided at least 90 days’ advance notice of non-renewal to the other and further subject to earlier termination as provided in the agreement. The agreement provides that Mr. Trencher will serve the Company as its Executive Vice President, Chief Financial Officer and Chief Investment Officer during the term of the agreement, though in the future we may elect to reassign the title of Chief Investment Officer. The agreement provides for an initial annual base salary of $500,000 and provides that the Compensation Committee will review Mr. Trencher’s base salary each year during the term of the agreement and has

86	PROXY STATEMENT	KILROY REALTY

discretion to increase (not decrease) his base salary level. The agreement also provides for Mr. Trencher’s target short-term incentive award to be set at not less than 100% of his annual base salary. The agreement also provides that, during the term of the agreement, Mr. Trencher will be eligible to receive annual stock incentive awards from the Company (the size and other terms and conditions of which will be determined each year by the Compensation Committee) and he will participate in the Company’s executive and employee benefit plans and programs.

Tyler Rose

Mr. Rose entered into an employment agreement with the Company effective January 28, 2016. The term of the employment agreement was originally scheduled to end on March 1, 2020 but was extended to March 1, 2023. On November 30, 2022, the Company entered into the Separation Agreement with Mr. Rose pursuant to which Mr. Rose ceased to be an officer of the Company on March 1, 2023. The employment agreement provided for an initial annual base salary of $500,000 and provided that the Compensation Committee would review Mr. Rose’s base salary each year during the term of the agreement and had discretion to increase (but not decrease) his base salary level. The agreement also provided for Mr. Rose’s target short-term incentive award to be set at not less than 100% of his annual base salary and his annual equity incentive award to have a target grant date value of not less than 100% of his annual base salary. The agreement also provided for Mr. Rose to participate in any outperformance incentive award plan applicable to senior executives that may be adopted by the Board, as well as participation in the Company’s executive and employee compensation and benefit plans and programs and reimbursement of business expenses. The agreement did not provide for tax gross-up payments from us for any elements of compensation, including for excise taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. Provisions of Mr. Rose’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

KILROY REALTY	PROXY STATEMENT	87

GRANTS OF PLAN-BASED AWARDS — 2022

The following table sets forth summary information regarding the incentive awards granted to our NEOs during 2022.(1)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)	Maxi- mum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards; Number of Securities Under- lying Options (#)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John Kilroy	1/28/2022	—	—	—	—	—	—	27,756	—	—	1,750,016
	1/28/2022	—	—	—	5,204	83,268	255,008	—	—	—	5,539,404
	1/28/2022	—	3,000,000	4,500,000	—	—	—	—	—	—	—
Justin Smart	1/28/2022	—	—	—	—	—	—	7,534	—	—	475,019
	1/28/2022	—	—	—	5,651	22,602	50,855	—	—	—	1,476,702
	1/28/2022	—	550,000	825,000	—	—	—	—	—	—	—
Tyler Rose	1/28/2022	—	—	—	—	—	—	7,534	—	—	475,019
	1/28/2022	—	—	—	5,651	22,602	50,855	—	—	—	1,476,702
	1/28/2022	—	600,000	900,000	—	—	—	—	—	—	—
Eliott Trencher	1/28/2022	—	—	—	—	—	—	5,948	—	—	375,021
	1/28/2022	—	—	—	1,487	5,948	13,383	—	—	—	388,613
	1/28/2022	—	400,000	600,000	—	—	—	—	—	—	—
Michelle Ngo	1/28/2022	—	—	—	—	—	—	3,966	—	—	250,056
	1/28/2022	—	—	—	992	3,966	8,924	—	—	—	259,119
	1/28/2022	—	400,000	600,000	—	—	—	—	—	—	—
A. Robert Paratte	1/28/2022	—	—	—	—	—	—	6,741	—	—	425,020
	1/28/2022	—	—	—	5,056	20,223	45,502	—	—	—	1,321,272
	1/28/2022	—	550,000	825,000	—	—	—	—	—	—	—

(1)	The table includes the target and maximum 2022 short-term incentives for the NEOs, as well as the time-based RSUs and performance-based RSUs that were granted to each of the NEOs in 2022.

(2)

The threshold level of the performance-based RSUs granted in January 2022 is presented based on achieving the threshold level of FFO Per Share for 2022 and without giving effect to any adjustment for the Company’s TSR Percentile Ranking or Average Debt to EBITDA Ratio over the three-year performance period.

(3)

These amounts present the aggregate accounting fair value of the equity awards computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation determined as of the grant date of the awards. For information on the assumptions used in the accounting fair value computations, refer to Note 15 “— Share-Based Compensation” in the Notes to Consolidated Financial Statements in the Company’s 2022 Form 10-K filed with the SEC. Also see footnote (1) to the Summary Compensation Table above.

88	PROXY STATEMENT	KILROY REALTY

DESCRIPTION OF PLAN-BASED AWARDS

Columns (d) and (e) of the Grants of Plan-Based Awards table above report the target and maximum, respectively, short-term incentive award levels for our NEOs for 2022. The 2022 short-term incentive awards actually paid to our NEOs are presented in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” See the “Short-Term Incentives” section of the CD&A for a discussion of our performance measurement framework and the 2022 short-term incentive awards for our NEOs.

Each of the equity incentive awards reported in the above table was granted under, and is subject to, the terms of the 2006 Plan. The Compensation Committee administers the 2006 Plan. The Compensation Committee has authority to interpret the plan provisions and to make all required determinations under the plan. Awards granted under the plan are generally only transferable by the NEO by will or the laws of descent and distribution.

Each NEO may be entitled to accelerated vesting of his or her outstanding equity incentive awards upon certain terminations of employment with the Company or if the awards are to be terminated in connection with a change in control of the Company. The terms of this accelerated vesting are described in this section and below under “— Potential Payments Upon Termination or Change in Control.”

Each RSU subject to the awards described below represents a contractual right to receive one share of our common stock. Payment will generally be made as the RSUs become vested, although the NEO may elect to have the RSUs paid on a deferred basis. Subject to the NEO’s employment agreement or the award agreement evidencing the RSUs, if an NEO’s employment terminates for any reason during the vesting period, any RSUs that have not previously vested will terminate.

The NEOs do not have the right to vote or (with limited exceptions such as in connection with death or by court order in connection with a divorce) dispose of the RSUs subject to these awards, but do have the right to receive dividend equivalents (in cash or stock) based on the amount of dividends (if any) paid by the Company during the term of the award on a number of shares equal to the number of outstanding and unpaid RSUs then subject to the award. Any such dividend equivalents are credited in the form of additional RSUs that are subject to the same vesting requirements as the RSUs to which they relate.

Time-Based RSUs

Column (i) of the Grants of Plan-Based Awards table above reports awards of RSUs granted to our NEOs in January 2022 that vest based solely on the executive’s continued employment or service with the Company. Each of the time-based RSUs granted to our NEOs in 2022 is subject to a three-year vesting schedule, with one-third of the award vesting on January 5 in each of the three years following the year of the grant date.

Performance-Based RSUs

Columns (f) through (h) of the Grants of Plan-Based Awards table above report awards of performance-based RSUs granted to our NEOs in January 2022.

As described more fully above under “Compensation Discussion and Analysis — 2022 Named Executive Officer Compensation,” the percentage of performance-based RSUs granted in January 2022 that become eligible to vest range from 0% to 225% of the RSUs subject to the award (0% to 306.25% in the case of the award granted to our CEO) depending on the Company’s FFO Per Share for 2022 and its TSR Percentile Ranking relative to the Company’s peer group and Average Debt to EBITDA Ratio for the 2022-2024 performance period.

For 2022, the FFO Per Share performance condition was determined to have been satisfied at 150% (175% in the case of the award granted to our CEO) of the target level. Accordingly, between approximately 75% and 225% of the target number of RSUs subject to each award (43.75% to 306.25% in the case of the award granted to our CEO) is eligible to vest based on the Company’s TSR Percentile Ranking and Average Debt to EBITDA Ratio for 2022-2024 and on the NEO’s continued employment through the date the Compensation Committee determines the level of achievement of the performance goals.

In general, for purposes of these performance awards, “FFO Per Share” means the Company’s funds from operations during 2022, determined in accordance with the 2018 Restated White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts, adjusted to exclude the impact of acquisition-related expenses, non-cash charges, non-budgeted compensation costs, any expense associated with variable accounting for certain equity-based awards, the

KILROY REALTY	PROXY STATEMENT	89

impact of mergers, dispositions of property (to the extent that such dispositions exceed the midpoint of the range estimated in the Company’s business plan for the applicable year) and similar corporate transactions, the impact of any changes in accounting principles or practices, the impact of unbudgeted donations, contributions or other costs related to political, social or civil causes in an effort to protect the value of our assets, and the impact of other extraordinary items not contemplated by the Compensation Committee on the grant date, and including revenue that would have been included in earnings but is not recognized due to tenant delays, divided by the weighted average common shares of the Company outstanding for 2022, calculated on a diluted basis, including participating share-based awards (i.e., unvested stock and time-based RSUs), the dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

If the Company’s FFO Per Share for 2022 was less than $4.35, the award would be forfeited in full. If the Company’s FFO Per Share for 2022 was $4.35, the percentage of the target number of shares subject to the award that will become “Banked Shares” would be 50% (25% in the case of the award granted to our CEO). If the Company’s FFO Per Share for 2022 was $4.45 (target), the percentage of the target number of shares subject to the award that will become Banked Shares would be 100%. If the Company’s FFO Per Share for 2022 was $4.55 or greater, the percentage of the target number of shares subject to the award that will become Banked Shares would be 150% (175% in the case of the award granted to our CEO). For an FFO Per Share amount between these levels, the number of Banked Shares would be determined on a pro-rata basis.

In general, for purposes of these awards, the “TSR Percentile Ranking” for the performance period (2022-2024) will be determined as follows: the percentile ranking of the Company’s TSR for the performance period will be determined against the TSRs for the performance period for a comparison group of companies (consisting of Digital Realty Trust, Inc., Boston Properties, Inc., Alexandria Real Estate Equities, Inc., Realty Income Corporation, Healthpeak Properties, Inc., SL Green Realty Corp., Douglas Emmett, Inc., Hudson Pacific Properties, Inc., Cousins Properties Incorporated, Highwoods Properties, Inc., Paramount Group, Inc., The Macerich Company, Corporate Office Properties Trust, Piedmont Office Realty Trust, Inc., and Brandywine Realty Trust, but excluding any such company if its common equity ceases to be listed or traded on a national securities exchange before the end of the performance period). These calculations will be based on average closing stock prices during the twenty-trading day period immediately prior to the start of the performance period and the twenty-trading day period at the end of the performance period, assuming dividend reinvestment and adjusted to mitigate the impact of stock splits, stock dividends and reverse stock splits. If the TSR Percentile Ranking is the 80th percentile or greater, the TSR modifier as to 50% of the Banked Shares will be 150% (175% in the case of the award granted to our CEO). If the TSR Percentile Ranking is the 50th percentile, the TSR modifier as to 50% of the Banked Shares will be 100%. If the TSR Percentile Ranking is the 20th percentile or lower, the TSR modifier as to 50% of the Banked Shares will be 50% (25% in the case of the award granted to our CEO). For a TSR Percentile Ranking between these levels, the TSR modifier will be determined on a pro-rata basis.

In general, for purposes of these awards, the “Average Debt to EBITDA Ratio” for the performance period (2022-2024) will be determined as the average of the Company’s Annual Debt to EBITDA Ratio (as defined below) for each of 2022, 2023 and 2024. The Company’s “Annual Debt to EBITDA Ratio” will be determined as the average of the Company’s consolidated net debt balances (that is debt less cash on hand) at the end of each quarter of the applicable year, divided by the Company’s EBITDA for the applicable year. The Company’s EBITDA will be determined as the Company’s consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units and impairment losses. EBITDA and net debt, as applicable, will be adjusted to exclude the impact of acquisition-related expenses, non-cash charges, non-budgeted compensation costs, any expense associated with variable accounting for certain equity-based awards, the impact of mergers, dispositions of property (to the extent that such dispositions exceed the midpoint of the range estimated in the Company’s business plan for the applicable year) and similar corporate transactions, the impact of any changes in accounting principles or practices, the impact of unbudgeted donations, contributions or other costs related to political, social or civil causes in an effort to protect the value of our assets, and the impact of other extraordinary items not contemplated by the Compensation Committee on the grant date, and including revenue that would have been included in earnings but is not recognized due to tenant delays, and any unbudgeted earnings (to the extent no otherwise included in earnings) from leases that are entered into but for which the property has not been delivered for occupancy. If the Average Debt to EBITDA Ratio is 6.70x or less, the debt to EBITDA modifier as to 50% of the Banked Shares will be 150% (175% in the case of the award granted to our CEO). If the Average Debt to EBITDA Ratio is 7.20x, the debt to EBITDA modifier as to 50% of the Banked Shares will be 100%. If the Average Debt to EBITDA Ratio is 7.70x or higher, the debt to EBITDA modifier as to 50% of the Banked Shares will be 50% (25% in the case of the award granted to our CEO). For an Average Debt to EBITDA Ratio between these levels, the debt to EBITDA modifier will be determined on a pro-rata basis.

90	PROXY STATEMENT	KILROY REALTY

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END — 2022

The following table sets forth summary information regarding the outstanding stock awards held by each of our NEOs as of December 31, 2022, including the vesting dates for the portions of these awards that had not vested as of that date. No NEO held any option awards as of December 31, 2022.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
(a)	(b)
John Kilroy	12/27/2018	45,673	(3)	1,766,168	—		—
	12/27/2018	77,643		3,002,437	—		—
	1/31/2020	—		—	93,070	(4)	3,599,016
	2/18/2021	—		—	168,588	(5)	6,519,288
	2/18/2021	21,409	(9)	827,883	—		—
	1/28/2022	—		—	150,205	(7)	5,808,411
	1/28/2022	28,610	(8)	1,106,364	—		—
Justin Smart	12/27/2018	6,852	(3)	264,949	—		—
	1/31/2020	—		—	18,947	(4)	732,692
	1/31/2020	2,107	(6)	81,467	—		—
	2/18/2021	—		—	39,223	(5)	1,516,752
	2/18/2021	5,811	(9)	224,704	—		—
	1/28/2022	—		—	34,947	(7)	1,351,386
	1/28/2022	7,766	(8)	300,308	—		—
Tyler Rose	12/27/2018	9,135	(3)	353,251	—		—
	1/31/2020	—		—	18,947	(4)	732,692
	1/31/2020	2,107	(6)	81,467	—		—
	2/18/2021	—		—	39,223	(5)	1,516,752
	2/18/2021	5,811	(9)	224,704	—		—
	1/28/2022	—		—	34,947	(7)	1,351,386
	1/28/2022	7,766	(8)	300,308	—		—
Eliott Trencher	12/27/2018	571	(3)	22,075	—		—
	1/31/2020	1,331	(6)	51,453	—		—
	1/29/2021	3,749	(9)	144,986	—		—
	1/28/2022	—		—	9,197	(7)	355,634
	1/28/2022	6,131	(8)	237,809	—		—
Michelle Ngo		—		—	—		—

KILROY REALTY	PROXY STATEMENT	91

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
A. Robert Paratte	12/27/2018	4,567	(3)	176,604	—		—
	1/31/2020	—		—	16,953	(4)	655,555
	1/31/2020	1,884	(6)	72,849	—		—
	2/18/2021	—		—	35,094	(5)	1,357,090
	2/18/2021	5,119	(9)	201,060	—		—
	1/28/2022	—		—	31,268	(7)	1,209,144
	1/28/2022	6,949	(8)	268,699	—		—

(1)

The number of shares or units shown in columns (h) and (j) includes dividend equivalents credited with respect to the award as of December 31, 2022. Dividend equivalents vest at the same time and subject to the same conditions as the award to which they relate.

(2)

The dollar amounts shown in columns (i) and (k) are determined by multiplying the number of shares or units reported in columns (h) and (j), respectively, by $38.67 (the Company’s closing stock price on December 30, 2022).

(3)	The unvested portion of these awards was scheduled to vest on January 5, 2023.

(4)

These are the unvested portions of the performance-based RSUs granted to our NEOs in January 2020, which are scheduled to vest on a three-year “cliff” basis on the first date following December 31, 2022 on which the Compensation Committee determines that the performance vesting conditions have been achieved by the Company. The number of performance-based RSUs that vested on that date was determined by (1) determining the number of “Banked Shares” for the award by multiplying the target number of RSUs subject to the award by a percentage between 0% and 150% (0% and 175% in the case of the award granted to our CEO), determined based on the Company’s FFO Per Share for 2020 against a pre-established target, (2) multiplying 50% of the Banked Shares by a percentage between 50% and 150% (25% and 175% in the case of the award granted to our CEO) based on the Company’s TSR Percentile Ranking for the three-year period 2020-2022, and (3) multiplying 50% of the Banked Shares by a percentage between 50% and 150% (25% and 175% in the case of the award granted to our CEO) based on the Company’s Average Debt to EBITDA Ratio for the three-year period 2020-2022. The amounts presented in the chart above reflect the actual number of shares subject to the award that vested on January 31, 2023, representing 120.8% of the target number of shares subject to the award (and 131.3% of the target number of shares subject to the award granted to our CEO). For purposes of the chart above, no adjustment has been made for the TSR Percentile Ranking and the Average Debt to EBITDA Ratio.

(5)

These are the unvested portions of the performance-based RSUs granted to our NEOs in February 2021, which are scheduled to vest on a three-year “cliff” basis on the first date following December 31, 2023 on which the Compensation Committee determines that the performance vesting conditions have been achieved by the Company. The number of performance-based RSUs that vest on that date will be determined by (1) determining the number of “Banked Shares” for the award by multiplying the target number of RSUs subject to the award by a percentage between 0% and 150% (0% and 175% in the case of the award granted to our CEO), determined based on the Company’s FFO Per Share for 2021 against a pre-established target, (2) multiplying 50% of the Banked Shares by a percentage between 50% and 150% (25% and 175% in the case of the award granted to our CEO) based on the Company’s TSR Percentile Ranking for the three-year period 2021-2023, and (3) multiplying 50% of the Banked Shares by a percentage between 50% and 150% (25% and 175% in the case of the award granted to our CEO) based on the Company’s Average Debt to EBITDA Ratio for the three-year period 2021-2023. The amounts presented in the chart above reflect the number of Banked Shares for the award based on our actual FFO Per Share for 2021, representing 150% of the target number of shares subject to the award (and 175% of the target number of shares subject to the award granted to our CEO). For purposes of the chart above, no adjustment has been made for the TSR Percentile Ranking and the Average Debt to EBITDA Ratio.

(6)	The unvested portions of these awards were scheduled to vest on January 5, 2023.

(7)

These are the unvested portions of the performance-based RSUs granted to our NEOs in January 2022, which are scheduled to vest on a three-year “cliff” basis on the first date following December 31, 2024 on which the Compensation Committee determines that the performance vesting conditions have been achieved by the Company. The number of performance-based RSUs that vest on that date will be determined by (1) determining the number of “Banked Shares” for the award by multiplying the target number of RSUs subject to the award by a percentage between 0% and 150% (0% and 175% in the case of the award granted to our CEO), determined based on the Company’s FFO Per Share for 2022 against a pre-established target, (2) multiplying 50% of the Banked Shares by a percentage between 50% and 150% (25% and 175% in the case of the award granted to our CEO) based on the Company’s TSR Percentile Ranking for the three-year period 2022-2024, and (3) multiplying 50% of the Banked Shares by a percentage between 50% and 150% (25% and 175% in the case of the award granted to our CEO) based on the Company’s Average Debt to EBITDA Ratio for the three-year period 2022-2024. The amounts presented in the chart above reflect the number of Banked Shares for the award based on our actual FFO Per Share for 2022, representing 150% of the target number of shares subject to the award (and 175% of the target number of shares subject to the award granted to our CEO). For purposes of the chart above, no adjustment has been made for the TSR Percentile Ranking and the Average Debt to EBITDA Ratio.

(8)	The unvested portion of this award was scheduled to vest in three equal installments on January 5, 2023, January 5, 2024 and January 5, 2025.

(9)	The unvested portion of this award was scheduled to vest in two installments on January 5, 2023 and January 5, 2024.

92	PROXY STATEMENT	KILROY REALTY

OPTION EXERCISES AND STOCK VESTED — 2022

The following table summarizes the vesting of stock awards during 2022 that were previously granted to our NEOs. None of our NEOs held or exercised any Company stock options during 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
(a)	(b	)	(c	)
John Kilroy(2)	305,618		20,035,103
Justin Smart(3)	42,079		2,730,637
Tyler Rose(4)	50,304		3,191,393
Eliott Trencher(5)	5,095		351,215
Michelle Ngo(6)	6,037		414,750
A. Robert Paratte(6)	28,745		1,874,246

(1)   The dollar amounts shown in column (c) above are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our common stock on the vesting date.

(2)   Includes (i) 266,955 RSUs (including RSUs that were issued as dividend equivalents and were subject to vesting requirements) that vested during 2022 with a value of $17,573,000 and (ii) 38,663 RSUs with a value of $2,462,102 that were issued as dividend equivalents during 2022 and that (in accordance with the terms of the applicable awards granted in past years) were fully-vested upon issuance. Of these RSUs, 14,058 were deferred pursuant to our deferred compensation program and are included in the “Registrant Contributions in Last FY” column of the Nonqualified Deferred Compensation — 2022 table below.

(3)   Includes (i) 38,128 RSUs (including RSUs that were issued as dividend equivalents and were subject to vesting requirements) that vested during 2022 with a value of $2,480,906 and (ii) 3,951 RSUs with a value of $249,731 that were issued as dividend equivalents during 2022 and that (in accordance with the terms of the applicable awards granted in past years) were fully-vested upon issuance. Of these RSUs, 5,499 were deferred pursuant to our deferred compensation program and are included in the “Registrant Contributions in Last FY” column of the Nonqualified Deferred Compensation — 2022 table below.

(4)   Includes (i) 42,887 RSUs (including RSUs that were issued as dividend equivalents and were subject to vesting requirements) that vested during 2022 with a value of $2,794,236 and (ii) 7,417 RSUs with a value of $443,060 that were issued as dividend equivalents during 2022 and that (in accordance with the terms of the applicable awards granted in past years) were fully-vested upon issuance. Of these RSUs, 36,583 were deferred pursuant to our deferred compensation program and are included in the “Registrant Contributions in Last FY” column of the Nonqualified Deferred Compensation — 2022 table below.

(5)   Includes (i) 4,794 RSUs (including RSUs that were issued as dividend equivalents and were subject to vesting requirements) that vested during 2022 with a value of $330,450 and (ii) 301 RSUs with a value of $20,765 that were issued as dividend equivalents during 2022 and that (in accordance with the terms of the applicable awards granted in past years) were fully-vested upon issuance.

(6)   Includes (i) 5,470 RSUs (including RSUs that were issued as dividend equivalents and were subject to vesting requirements) that vested during 2022 with a value of $377,047 and (ii) 567 RSUs with a value of $37,703 that were issued as dividend equivalents during 2022 and that (in accordance with the terms of the applicable awards granted in past years) were fully-vested upon issuance. Of these RSUs, 258 were deferred pursuant to our deferred compensation program and are included in the “Registrant Contributions in Last FY” column of the Nonqualified Deferred Compensation — 2022 table below.

(7)   Includes (i) 26,488 RSUs (including RSUs that were issued as dividend equivalents and were subject to vesting requirements) that vested during 2022 with a value of $1,727,610 and (ii) 2,257 RSUs with a value of $146,636 that were issued as dividend equivalents during 2022 and that (in accordance with the terms of the applicable awards granted in past years) were fully-vested upon issuance.

KILROY REALTY	PROXY STATEMENT	93

NONQUALIFIED DEFERRED COMPENSATION — 2022

The following table sets forth summary information regarding the contributions to and earnings on our NEOs’ deferred compensation balances during 2022, and the total deferred amounts for the NEOs as of December 31, 2022.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
(a)	(b)	(c)	(d)	(e)	(f)
John Kilroy	—	777,815	(6,237,438)	(19,682,991)(4)	13,225,206
Justin Smart	550,000	362,234	(1,431,626)	—	4,894,912
Tyler Rose	—	379,326	(1,159,038)	—	5,945,681
Eliott Trencher	—	45,000	(41,174)	—	214,552
Michelle Ngo	113,813	21,709	(348,800)	(1,417,765)	—
A. Robert Paratte	55,000	55,000	(315,087)	—	1,779,058

(1)

The amount reported as registrant contributions in 2022 under column (c) includes each NEO’s RSUs that vested in 2022 but had not yet become payable, as described in the footnotes to the Option Exercises and Stock Vested table above for each executive. These RSUs are payable in shares of our common stock but, pursuant to the terms of each NEO’s deferral of the RSUs, payment does not occur until the applicable date as determined under our deferred compensation program. In accordance with applicable rules of the SEC, these RSUs are reflected in this table because, while the RSUs are considered to have been vested at the end of 2022, they had not yet become payable. The amounts reported as registrant contributions in the table above include stock-settled obligations with respect to the vested and deferred RSUs described above of $655,315 for Mr. Kilroy, $319,326 for Mr. Rose, $15,167 for Ms. Ngo, $307,235 for Mr. Smart. The amounts reported as registrant contributions in the table above also include cash-settled obligations of $122,500 for Mr. Kilroy, $60,000 for Mr. Rose, $45,000 for Mr. Trencher, $6,542 for Ms. Ngo, $55,000 for Mr. Smart and $55,000 for Mr. Paratte, and are also included as 2022 compensation for the NEOs in the “All Other Compensation” column of the Summary Compensation Table.

(2)

The amount reported as aggregate earnings in 2022 under column (d) represents the change in value of cash-settled obligations and the change in value of each executive’s vested and deferred RSUs (based on the closing price of our common stock on December 30, 2022). No amounts reported in this column were reported as 2022 compensation for the NEOs in the Summary Compensation Table.

(3)

The balance at the end of 2022 under column (f) reflects amounts that were previously reported as compensation in the appropriate columns of the Summary Compensation Table for years through and including 2022 to the extent the executive was an NEO for the applicable year. These amounts include both cash deferrals and the grant date fair value of deferred RSUs for each NEO. The grant date fair value of the deferred RSUs assume target performance achievement and do not include any performance modification. Amounts reported in column (f) also include earnings credited on deferred amounts. In accordance with applicable SEC rules, these earnings have not been included in the Summary Compensation Table.

(4)	Reflects distribution pursuant to domestic relations order.

Deferrals of cash-settled compensation shown in this table are made under the Deferred Compensation Plan. Participant elections with respect to deferrals of compensation and distributions must generally be made in the year preceding that in which the compensation is earned, except that elections with respect to certain performance-based bonuses may be made as late as six months prior to the end of the applicable performance period (June 30th in the case of calendar-year performance period). In addition, newly eligible participants may be able to make deferral elections up to thirty days after they first become eligible to participate in the Deferred Compensation Plan, if later than the end of the year preceding that in which such deferred amounts will be earned. Participants may only change existing elections with respect to distributions if they satisfy certain requirements set forth in the Deferred Compensation Plan, including that they do so no later than twelve months prior to the first scheduled distribution and that they extend their deferral elections by at least five years.

94	PROXY STATEMENT	KILROY REALTY

Participants are permitted to allocate (and reallocate) their cash-settled deferrals, as well as Company contributions and any notional earnings on either of the foregoing, amongst the investment alternatives made available by the Deferred Compensation Plan administrator for purposes of determining any notional gains or losses on participant account balances. The charts below show the investment alternatives available under the Deferred Compensation Plan from January 1, 2022 through December 31, 2022, with the performance of each investment alternative for the applicable period of time it was available under the Deferred Compensation Plan.

Investment Alternatives (1/1/2022 — 12/31/2022)	Investment Category	2022 Performance
DFA US Small Cap I	Small Blend	-13.53%
DFA US Targeted Value I	Small-Value	-4.62%
Fidelity® 500 Index	Market Index	-18.13%
Fidelity® Balanced	Balanced	-18.19%
Fidelity® Contrafund®	Large Growth	-28.26%
Fidelity® Extended Market Index	Small/Mid DJ Index	-26.43%
Fidelity® Government Income	Intermediate Govt Bond	-12.76%
Fidelity® International Discovery	International Equity	-24.83%
Fidelity Advisor® Investment Gr Bd M	Intermediate-Term Bond	-13.74%
Fidelity® Low-Priced Stock	Mid Value	-5.80%
MFS Mid Cap Growth R6	Mid Growth	-28.29%
Fidelity® Real Estate Investment Port	Specialty — US REITs	-24.30%
Fidelity® Government MMkt	Government Money Market	1.32%
Fidelity® US Bond Index	Intermediate Term Bd Index	-13.03%
MainStay Large Cap Growth R1	Large Growth	-31.29%
T. Rowe Price Dividend Growth Advisor	Large Blend	-10.45%
Vanguard Equity-Income Adm	Large Value	0.00%
Vanguard Inflation-Protected Secs Adm	Inflation-Linked Bond	-11.89%
Vanguard Total Intl Stock Index Admiral	Total International Index	-16.01%

These allocations are hypothetical only and do not give participants ownership interests in any actual assets of the Company or any trust funding obligations under the Deferred Compensation Plan; however, the Company may set aside assets to fund its obligations under the Deferred Compensation Plan in a limited (“rabbi”) trust, subject to the claims of the Company’s creditors in the event of the Company’s bankruptcy or insolvency.

Participants may elect to receive distributions of their accounts (other than distributions of Company contributions) (i) while still in the service of the Company, in either a lump sum or in two to five annual installments occurring (or beginning) no earlier than two years after such amounts were earned, (ii) upon retirement from service, in a lump sum or up to fifteen annual installments (in certain cases, beginning no earlier than six months after retirement) or (iii) upon a change in control, in full. Participant elections may also provide for payment upon the earliest to occur of any two or more of the foregoing events (subject to the distribution limitations applicable to Company contributions). If a participant separates from service with the Company and its affiliates for any reason other than due to the participant’s death, disability or retirement, the remaining balance of the participant’s account will generally be distributed in full (in certain cases, six months after the occurrence of such separation from service). In addition, a participant’s account balance will be distributed as soon as possible following the participant’s death or disability. All such separation, death and disability distributions will be made without regard to any participant election(s).

KILROY REALTY	PROXY STATEMENT	95

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to our NEOs in connection with a termination of their employment with the Company and/or a change in control of the Company as of December 31, 2022. For Ms. Ngo, we have described the actual benefits she received in connection with her separation from employment effective February 25, 2022.

John Kilroy

Mr. Kilroy’s amended and restated employment agreement effective as of December 27, 2018 provides that, if his employment is terminated by the Company without “cause” or by Mr. Kilroy for “good reason” (as these terms are defined in his employment agreement) during the term of the agreement, he will be entitled to receive the following payments and benefits (the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) a cash payment equal to $36,675,000; (iii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iv) vesting of equity awards as governed by the applicable plans, programs and agreements; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; (vii) continuation of health insurance coverage for Mr. Kilroy, his spouse and his dependents, as applicable, for three years after the date of termination, at our expense; and (viii) payment of an amount equal to $130,768 per year for the three-year period following the termination of his employment to cover premium payments incurred in connection with his life insurance policy. In addition, if Mr. Kilroy is terminated in such circumstances early in a calendar year prior to the granting of his annual long-term incentive award, the Company will grant him a long-term incentive award (or cash equivalent) for that year with all time-based vesting conditions deemed satisfied at grant.

If Mr. Kilroy retires during the term of the agreement (including for his announced retirement on December 31, 2023), he will be entitled to receive the Termination Benefits described above, except that the cash payment described above will be $16,225,000.

If Mr. Kilroy’s employment is terminated due to his death or “disability” (as this term is defined in his employment agreement) during the term of the agreement, he will be entitled to receive the Termination Benefits described above, except that the cash payment described above will be $16,225,000. In addition, if Mr. Kilroy is terminated in such circumstances early in a calendar year prior to the granting of his annual long-term incentive award, the Company will grant him a long-term incentive award (or cash equivalent) for that year with all time-based vesting conditions deemed satisfied at grant.

If any payments under Mr. Kilroy’s employment agreement would otherwise trigger the excise tax imposed by Section 4999 of the Internal Revenue Code, the payments will be reduced as provided in the agreement to a level that does not trigger the excise tax if the reduction results in his retaining a greater amount of the payments on an after-tax basis if such reduction is not made. In the event of a “change in control” (as defined in the employment agreement), we will place the amount of the potential cash obligations to Mr. Kilroy in connection with such a change in control and a termination of his employment in a separate rabbi trust on behalf of Mr. Kilroy immediately prior to such change in control.

Except in the event of a termination due to Mr. Kilroy’s death, the employment agreement requires Mr. Kilroy to sign a general release of claims in favor of the Company in order to receive the Termination Benefits described above, other than accrued but unpaid compensation through the date of termination.

Mr. Kilroy’s amended and restated employment agreement provides that if his employment is terminated, his stock incentive awards granted by the Company will be governed by the terms and conditions of the applicable award agreements, including vesting of the awards upon his retirement. The retirement age applicable to the Company’s stock incentive awards granted to Mr. Kilroy before 2019 (age 70) was not changed, his retirement age for purposes of any stock incentive awards granted in 2019, 2020 or 2021 is 73, and his retirement age for purposes of any stock incentive awards granted in 2022 or 2023 is age 74 or 75, respectively. (Mr. Kilroy will be age 75 on his December 31, 2023 retirement date.) The terms of any new equity incentive award granted by the Company to Mr. Kilroy will otherwise include provisions regarding termination of employment that are not less favorable to him than the provisions applicable to his 2018 annual equity incentive award granted by the Company.

96	PROXY STATEMENT	KILROY REALTY

Justin Smart

Mr. Smart’s employment letter agreement provides that, if his employment is terminated by the Company without “cause” or by Mr. Smart for “good reason” (as these terms are defined in his employment letter agreement), he would be entitled to receive the following payments and benefits (together with the Severance Payment (as defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) in lieu of any annual incentive compensation, a partial year bonus based on actual performance against bonus targets as of the date of termination; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (excluding outperformance incentive awards) as governed by the applicable plans, programs and agreements, but (unless otherwise provided in an applicable award agreement) with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan, including any deferrals; and (vi) payment of the premiums charged for Mr. Smart, his spouse and his eligible dependents to continue medical coverage under COBRA for two years after the date of termination. In addition, Mr. Smart would be entitled to receive a cash severance payment (the “Severance Payment”) equal to the sum of (i) two times his annual base salary and (ii) two times the average of his two highest target “annual incentives” (that is, the sum of the short-term incentive award and the annual stock award (determined based on the target level of the award) as detailed in Mr. Smart’s employment letter agreement) during the three preceding full performance years.

If Mr. Smart’s employment is terminated due to his death, he would be entitled to receive the Termination Benefits described above, except that (i) his Severance Payment described above will be determined using a multiplier of “one” instead of “two,” and (ii) the payment of the premiums to continue medical coverage under COBRA for Mr. Smart, his spouse and his dependents, as applicable, will be for one year after the date of termination.

If Mr. Smart’s employment is terminated due to his disability, he would be entitled to receive the Termination Benefits described above, except that the payment of the premiums to continue medical coverage under COBRA for Mr. Smart, his spouse and his dependents, as applicable, will be for one year after the date of termination.

The employment agreement requires Mr. Smart to sign a general release of claims in favor of the Company in order to receive benefits in connection with a termination of employment described above (including the Severance Payment), other than accrued but unpaid compensation through the date of termination.

Eliott Trencher

The employment letter agreement that we entered into with Mr. Trencher on March 3, 2023 provides that, if Mr. Trencher’s employment is terminated by the Company without “cause” or by Mr. Trencher for “good reason” (as these terms are defined in his employment letter agreement), he would be entitled to receive the following payments and benefits: (i) accrued but unpaid compensation through the date of termination; (ii) full vesting of time-based equity awards; (iii) vesting of performance-based cash or equity awards as governed by the applicable award agreement, but (unless otherwise provided in an applicable award agreement) with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (iv) all payments due under any other compensatory or benefit plan, including any deferrals; (v) payment of the premiums charged for Mr. Trencher, his spouse and his eligible dependents to continue medical coverage under COBRA for eighteen months after the date of termination; and (vi) cash severance pay equal to one times his annual rate of base salary plus one times his target annual bonus opportunity. If Mr. Trencher’s employment with the Company terminates due to his death or disability, Mr. Trencher will be entitled to a pro-rated annual bonus for the year in which his employment terminates.

The employment agreement requires Mr. Trencher to sign a general release of claims in favor of the Company in order to receive benefits in connection with a termination of employment described above, other than accrued but unpaid compensation through the date of termination and other than in connection with a termination due to Mr. Trencher’s death or disability.

KILROY REALTY	PROXY STATEMENT	97

Tyler Rose

Mr. Rose’s employment agreement provided that, if his employment was terminated by the Company without “cause” or by Mr. Rose for “good reason” (as these terms are defined in his employment agreement), he would have been entitled to receive the following payments and benefits (together with the Severance Payment (as defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (excluding outperformance incentive awards) as governed by the applicable plans, programs and agreements, but (unless otherwise provided in an applicable award agreement) with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; and (vii) payment of the premiums charged for Mr. Rose, his spouse and his eligible dependents to continue medical coverage under COBRA for two years after the date of termination. In addition, Mr. Rose would be entitled to receive a cash severance payment (the “Severance Payment”) equal to the sum of (i) two times his annual base salary and (ii) two times the average of his two highest target “annual incentives” (that is, the sum of the short-term incentive award and the annual stock award (determined based on the target level of the award) as detailed in Mr. Rose’s employment agreement) during the three preceding full performance years.

If Mr. Rose’s employment was terminated due to retirement, he would have been entitled to receive the Termination Benefits described above, except that (i) his Severance Payment would be equal to zero and (ii) the payment of the premiums to continue medical coverage under COBRA for Mr. Rose, his spouse and his dependents, as applicable, would be for one year after the date of termination.

If Mr. Rose’s employment was terminated due to his death, he would have been entitled to receive the Termination Benefits described above, except that (i) his Severance Payment described above for a termination of employment without cause or with good reason would be determined using a multiplier of “one” instead of “two,” and (ii) the payment of the premiums to continue medical coverage under COBRA for Mr. Rose, his spouse and his dependents, as applicable, would be for one year after the date of termination.

In the event that the employment of Mr. Rose was terminated due to his disability, Mr. Rose would have been entitled to receive the Termination Benefits described above, except that the payment of the premiums to continue medical coverage under COBRA for Mr. Rose, his spouse and his dependents, as applicable, would be for one year after the date of termination.

If any payments under Mr. Rose’s employment agreement would otherwise trigger the excise tax imposed by Section 4999 of the Internal Revenue Code, the payments would be reduced as provided in the agreement to a level that does not trigger the excise tax if the reduction results in his retaining a greater amount of the payments on an after-tax basis if such reduction is not made. In the event of a “change in control” (as defined in the employment agreement), we would place the amount of the potential cash obligations to Mr. Rose in connection with such a change in control and a termination of his employment in a separate rabbi trust on behalf of Mr. Rose within thirty days after such change in control.

The employment agreement required Mr. Rose to sign a general release of claims in favor of the Company in order to receive the Termination Benefits (including the Severance Payment) described above, other than accrued but unpaid compensation through the date of termination.

The term of Mr. Rose’s employment agreement with the Company was scheduled to end on March 1, 2023 and Mr. Rose from time to time had raised the possibility that he could retire. However, we believed that it was valuable for Mr. Rose to remain employed with the Company through at least March 1, 2023 and for Mr. Rose to be available for an additional year following his separation to continue providing support and advice. Accordingly, on November 30, 2022, the Company and its Operating Partnership entered into a Separation Agreement with Mr. Rose. The terms of the Separation Arrangement were negotiated between the parties. Pursuant to the Separation Agreement, Mr. Rose ceased to be an officer and employee of the Company on March 1, 2023 and Mr. Rose agreed to provide an additional year of transition support to the Company and the Operating Partnership following his separation. The Separation Agreement provides that the Company will pay Mr. Rose $1.2 million (which

98	PROXY STATEMENT	KILROY REALTY

is less than the level of severance benefits for a termination without “cause” under his employment agreement), the Company will reimburse Mr. Rose for his costs to continue healthcare coverage under COBRA through December 31, 2024, and Mr. Rose will be entitled to accelerated vesting of his Company long-term incentive equity awards for a termination without “cause” (as described below in “Potential Payments on Termination or Change in Control”). The Separation Agreement also includes a release of claims.

Michelle Ngo

On February 15, 2022, Michelle Ngo notified the Company that she had accepted a new employment opportunity. Ms. Ngo’s last day as an officer and employee of the Company was February 25, 2022. Ms. Ngo was not entitled to severance benefits in connection with her separation. However, we believed that it was valuable for Ms. Ngo to continue providing support and advice to the Company over a limited transition period. Accordingly, on February 24, 2022, the Company and Ms. Ngo entered into a transition agreement pursuant to which the Company paid Ms. Ngo $150,000 per month for two months in conjunction with Ms. Ngo providing transition support to the Company for sixty days. Ms. Ngo’s long-term incentive awards that were unvested on her February 25, 2022 separation from employment terminated without payment.

Non-Competition, Non-Solicitation and Non-Disclosure Agreements

Each of the NEOs has entered into a Non-Competition, Non-Solicitation and Non-Disclosure Agreement, or a Non-Solicitation and Non-Disclosure Agreement, as the case may be, with the Company. Under their respective agreements, each of them has agreed to (i) restrictions on competitive activities during his or her employment, (ii) restrictions on solicitation during his or her employment and for two years following a termination of his or her employment, (iii) restrictions on disclosure of confidential information, (iv) restrictions on disparaging the Company and its affiliates, and (v) certain cooperation with the Company regarding any litigation to which the Company may be party. If the executive fails to comply with the restrictions on non-competition, non-solicitation and non-disclosure of confidential information under the agreement, he or she may be required to forfeit equity awards granted to him or her by the Company after the date that is three years before the breach of the obligation.

Equity Awards

Under the terms of the 2006 Plan, if there is a change in control of the Company, each NEO’s outstanding awards granted under the plan will not automatically accelerate and become vested under the terms of the 2006 Plan. If, however, the awards will not continue, be substituted for, or assumed after the change in control event (that is, the awards are to be terminated in connection with the change in control event), the awards would generally become fully vested and, in the case of options, exercisable. The Compensation Committee also has discretion to establish other change in control provisions with respect to awards granted under the 2006 Plan.

The annual long-term incentive award agreement generally provides that upon a termination of the NEO’s employment by the Company without “cause,” by the NEO for “good reason,” or due to the NEO’s death, “disability” or “retirement” (as such terms are defined in the NEO’s employment agreement), subject to the NEO providing a general release of claims in favor of the Company, the time-based RSU award will fully vest and the time-based vesting requirements of the performance-based RSU award will be deemed satisfied.

Our outstanding annual performance-based RSU awards granted to the NEOs generally provide that, in the event the NEO is entitled to accelerated vesting of the award in connection with a termination of the NEO’s employment described above or in the event of a change in control of the Company, the performance period will be deemed to end in connection with such event and the number of shares subject to the award in such circumstances will be determined: (1) if the termination or change in control occurs in the first three months in the performance period applicable to the award, the FFO Per Share goal, the Average Debt to EBITDA Ratio goal and, in the case of a qualifying termination of employment, the TSR Percentile Ranking goal shall each be deemed to be satisfied at the applicable “target” levels; (2) if the termination or change in control occurs after the first three months but within the first year of the performance period applicable to the award, by measuring the Company’s actual FFO Per Share for the completed quarters that occur prior to the fiscal quarter in which the termination or change in control occurs and adding that to the Company’s target FFO Per Share goals for the remaining fiscal quarters in the performance period, and measuring such performance against the applicable FFO Per Share goals (or in the case of a change in control, the FFO Per Share goal will be deemed to be satisfied at the applicable “target” level if greater); (3) if the termination or change in control occurs

KILROY REALTY	PROXY STATEMENT	99

during the performance period but after the first year of the performance period, the FFO Per Share performance will be measured based on actual performance for the first year of the performance period; (4) if the termination or change in control occurs during the performance period but after the first three months of the performance period, the Average Debt to EBITDA Ratio performance will be determined by measuring the Company’s actual Average Debt to EBITDA Ratio for any completed fiscal year in the performance period that occur prior to the fiscal year in which the termination or change in control occurs and adding that to the Company’s target Average Debt to EBITDA goals for the remaining fiscal years in the performance period, and measuring such performance against the applicable Average Debt to EBITDA goals (or in the case of a change in control, the Average Debt to EBITDA goal will be deemed to be satisfied at the applicable “target” level if greater); and (5) if the termination occurs after the first three months in the performance period or the change in control occurs at any time in the performance period applicable to the award, by measuring the Company’s TSR Percentile Ranking based on actual stock price performance through the date prior to which the termination or change in control occurs (or if such change in control is due to a board change, the Company’s TSR Percentile Ranking will be deemed to be satisfied at the applicable “target” level). In connection with a change in control, the awards will continue to be subject to the time-based vesting requirements applicable to the awards (subject to accelerated vesting of the awards should the award holder’s employment terminate in the circumstances described above or should the award be terminated and not assumed by a successor in connection with the change in control).

The December 2018 time-based RSU awards granted to our NEOs generally provided that upon a termination of the NEO’s employment by the Company without “cause,” by the NEO for “good reason,” or due to the NEO’s death, “disability” or, in the case of 80,645 of the time-based RSUs granted to Mr. Kilroy, “retirement” (each, a “qualifying termination,” as such terms are defined in NEO’s employment agreement), subject to the NEO providing a general release of claims in favor of the Company, the December 2018 time-based RSU award would fully vest.

The December 2018 performance-based RSU awards granted to our NEOs generally provided that, in the event the NEO is entitled to accelerated vesting of the award in connection with a “qualifying termination” of the NEO’s employment (as described in the preceding paragraph, but excluding “retirement”) or in the event of a change in control of the Company, the performance period would be deemed to end in connection with such event and the number of shares subject to the award in such circumstances would be determined based on the Company’s Relative TSR for such shortened performance period. In the event of such a qualifying termination of the NEO’s employment, the number of performance-based RSUs eligible to vest would be deemed to vest on the date of such termination, subject to the NEO providing a general release of claims in favor of the Company.

In the event of a termination of the NEO’s employment by the Company without cause or by the NEO for good reason, the performance period would be deemed to end on the last day of the calendar month immediately prior to the first public announcement of such termination. Additionally, in the event of a change in control of the Company due to a board change that occurred prior to December 31, 2021, the target number of performance-based RSUs would have been eligible to vest, or if such change in control occurred after December 31, 2021 and before December 31, 2022, the greater of the target number of performance-based RSUs and the Initial Number of PRSUs would have been eligible to vest. In connection with a change in control, the awards would have continued to be subject to the time-based vesting requirements applicable to the awards (subject to accelerated vesting of the awards should the award holder’s employment terminate in the circumstances described above or should the award be terminated and not assumed by a successor in connection with the change in control).

100	PROXY STATEMENT	KILROY REALTY

ESTIMATED SEVERANCE AND CHANGE IN CONTROL BENEFITS

The information in this section sets forth the value of benefits and payments to each of the NEOs who was employed by us on December 31, 2022 upon the triggering events indicated and is based upon the terms of the employment agreements and equity award agreements in effect as of December 31, 2022 as described in “— Potential Payments Upon Termination or Change in Control” above. As required by applicable SEC rules, the estimated values in this section assume that the triggering event took place on December 31, 2022. Except as otherwise described below in the context of a change in control of the Company, none of our NEOs is entitled to termination payments or benefits upon a voluntary resignation (without “good reason”) or upon a termination by the Company for cause. As of December 31, 2022, none of our NEOs, other than Mr. Kilroy, was retirement eligible for purposes of any severance benefits under the terms of their employment agreements. As of December 31, 2022, Messrs. Trencher and Paratte were not a party to an employment agreement with the Company. Accordingly, they were not entitled to any cash severance had their employment terminated in any circumstances on December 31, 2022.

John Kilroy

Potential Payment/ Benefit(1)	Change in Control (No Termination) ($)	Termination Without Cause or For Good Reason ($)	Death(2) ($)	Disability ($)	Retirement ($)

Cash Severance	—	36,675,000	16,225,000	16,225,000	16,225,000

Medical Benefits	—	182,316	182,316	182,316	182,316

Accelerated Vesting	—	28,377,128	28,377,128	28,377,128	28,377,128

Other Termination Perks/Benefits	—	392,304	—	392,304	392,304

Total	—	65,626,748	44,784,444	45,176,748	45,176,748

(1)   The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to the executive’s employment agreement including the severance payment and provision of severance benefits would be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

(2)   We make payments to Mr. Kilroy to cover premium payments incurred in connection with a supplemental life insurance policy pursuant to the terms of his employment agreement. In addition to the amounts payable by us shown in this column, Mr. Kilroy’s supplemental life insurance policy provides a $10,000,000 death benefit.

The value of the accelerated vesting of equity awards in the table above ($28,377,128) was based on the closing price of our common stock on the last trading day of 2022.

KILROY REALTY	PROXY STATEMENT	101

Justin Smart

Potential Payment/ Benefit(1)	Change in Control (No Termination) ($)	Termination Without Cause or For Good Reason ($)	Death ($)	Disability ($)

Cash Severance	—	3,602,500	1,801,250	3,602,500

Medical Benefits	—	118,947	59,473	59,473

Accelerated Vesting	—	5,784,570	5,784,570	5,784,570

Other Termination Perks/Benefits	—	—	—	—

Total	—	9,506,017	7,645,293	9,446,543

(1)   The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to the executive’s employment agreement including the severance payment and provision of severance benefits would be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

Tyler Rose

Potential Payment/ Benefit(1)	Change in Control (No Termination) ($)	Termination Without Cause or For Good Reason ($)	Death ($)	Disability ($)

Cash Severance	—	3,930,000	1,965,000	3,930,000

Medical Benefits	—	118,947	59,473	59,473

Accelerated Vesting	—	5,872,872	5,872,872	5,872,872

Other Termination Perks/Benefits	—	—	—	—

Total	—	9,921,819	7,897,345	9,862,345

(1)   The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to the executive’s employment agreement including the severance payment and provision of severance benefits would be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

Eliott Trencher

Potential Payment/ Benefit	Change in Control (No Termination) ($)	Termination Without Cause or For Good Reason ($)	Death ($)	Disability ($)

Cash Severance	—	—	—	—

Medical Benefits	—	—	—	—

Accelerated Vesting	—	900,146	900,146	900,146

Other Termination Perks/Benefits	—	—	—	—

Total	—	900,146	900,146	900,146

102	PROXY STATEMENT	KILROY REALTY

A. Robert Paratte

Potential Payment/ Benefit	Change in Control (No Termination) ($)	Termination Without Cause or For Good Reason ($)	Death ($)	Disability ($)

Cash Severance	—	—	—	—

Medical Benefits	—	—	—	—

Accelerated Vesting	—	5,115,183	5,115,183	5,115,183

Other Termination Perks/Benefits	—	—	—	—

Total	—	5,115,183	5,115,183	5,115,183

The preceding estimated severance and change in control benefits tables assume that equity awards outstanding under our 2006 Plan would be substituted for, assumed or otherwise continued following a change in control transaction. If the awards were not substituted for, assumed or otherwise continued following a change in control transaction (that is, the awards were to be terminated in connection with the transaction), they would generally accelerate and become fully vested. In these cases, the value of the accelerated equity award vesting would, for each NEO and assuming that the change in control and termination of the awards occurred on December 31, 2022, be the same as the accelerated vesting value set forth above for the NEO under the “Termination Without Cause or For Good Reason” column.

KILROY REALTY	PROXY STATEMENT	103

CEO PAY-RATIO DISCLOSURE

Pursuant to the Exchange Act, we are required to disclose in this Proxy Statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our CEO’s total compensation for 2022 was $12,916,389, and the median of the total 2022 compensation of all of our employees (excluding our CEO) was $182,902. Accordingly, we estimate the ratio of our CEO’s total compensation for 2022 to the median of the total 2022 compensation of all of our employees (excluding our CEO) to be 71 to 1.

We identified the median employee by taking into account the total cash compensation for 2022 for all individuals, excluding our CEO, who were employed by us or one of our affiliates on December 1, 2022, the first day of the last month of our fiscal year. We included all employees, whether employed on a full-time, part-time or seasonal basis. We did not make any assumptions, adjustments or estimates with respect to their total cash compensation for 2022, other than to annualize the base wages for any full-time employee not employed by us for the entire year. We believe total cash compensation for all employees is an appropriate measure because we do not distribute annual equity awards to all employees.

Once the median employee was identified as described above, that employee’s total annual compensation for 2022 was determined using the same rules that apply to reporting the compensation of our NEOs (including our CEO) in the “Total” column of the Summary Compensation Table. The total compensation amounts included in the first paragraph of this pay-ratio disclosure were determined based on that methodology, except that compensation under non-discriminatory benefit plans was also included in the calculation of the total annual compensation for 2022 for purposes of this pay-ratio disclosure. The 2022 total annual compensation amounts in the first paragraph of this pay-ratio disclosure include $54,629 and $28,762 of compensation for our CEO and the median employee, respectively, under non-discriminatory benefit plans.

104	PROXY STATEMENT	KILROY REALTY

PAY VERSUS PERFORMAN
CE
DISCLOSURE
The following summarizes the relationship between our CEO’s, and our other Named Executive Officers’, total compensation paid and our financial performance for the years shown in the table (in this discussion, our CEO is
a
lso
r
eferred to as our principal executive officer or “PEO”, and our Named Executive Officers other than our CEO are referred to as our “
Non-PEO NEOs
”):
2022 Pay-Versus-Performance Table

Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based On:		Net Income (5)	Adjusted FFO Per Share (6)
					Total Shareholder Return (4)	Peer Group Total Shareholder Return (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$12,861,760	($2,765,523)	$2,542,703	$1,051,595	$51.80	$91.22	$259,493,000	$4.77
2021	$13,132,136	$17,166,531	$2,825,077	$4,112,722	$84.45	$125.76	$658,910,000	$4.23
2020	$11,904,496	($22,070,364)	$4,663,837	$2,485,568	$70.76	$91.60	$207,293,000	$4.15

(1)
John Kilroy was our CEO for each of the three years included in the table above. For 2020, our Non-PEO NEOs were Justin Smart, Tyler Rose, Michelle Ngo, A. Robert Paratte, Heidi Roth, and Jeffrey Hawken. For 2021, our Non-PEO NEOs were Justin Smart, Tyler Rose, Michelle Ngo, and A. Robert Paratte. For 2022, our Non-PEO NEOs were Justin Smart, Tyler Rose, Eliott Trencher, Michelle Ngo, and A. Robert Paratte.

(2)
See the Summary Compensation Table above for the total compensation for our CEO for each year covered in the table. The average total compensation for the Non-PEO NEOs for 2022 was calculated from the Summary Compensation Table above. The average total compensation for the Non-PEO NEOs for each of 2021 and 2020 was calculated from the Summary Compensation Table as disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission in 2022 or 2021, respectively.

(3)
For purposes of this table, the compensation actually paid (also referred to as “
Compensation Actually Paid
” or “
CAP
”) to each of our Named Executive Officers (including, for this purpose, each former named executive officer included in one of the Non-PEO NEO groups) means the executive officer’s total compensation as reflected in the Summary Compensation Table for the applicable year less the grant date fair values of stock awards and option awards included in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the executive officer for the applicable year, and adjusted for the following with respect to the RSUs granted to the executive officer:

•	Plus the year-end value of awards granted in the covered fiscal year which were outstanding and unvested at the end of the covered fiscal year,

•
Plus/(less) the change in value as of the end of the covered fiscal year as compared to the end of the prior fiscal year for awards which were granted in prior years and were outstanding and unvested at the end of the covered fiscal year,

•	Plus the vesting date value of awards which were granted and vested during the same covered fiscal year,

•	Plus/(less) the change in value as of the vesting date as compared to the end of the prior fiscal year for awards which were granted in prior years and vested in the covered fiscal year,

•	Less, as to any awards which were granted in prior fiscal years and were forfeited during the covered fiscal year, the value of such awards as of the end of the prior fiscal year,

•
Plus the dollar value of any dividends or other earnings paid during the covered fiscal year on outstanding and unvested awards (no dividends were paid on unvested awards and the crediting of dividend equivalents in accordance with the applicable award terms has been taken into account in determining the applicable fiscal year-end or vesting date value of the awards),

•
Plus, as to an award that is materially modified during the covered fiscal year, the amount by which the value of the award as of the date of the modification exceeds the value of the original award on the modification date (none of the RSUs held by the Named Executive Officers were materially modified during the fiscal years covered by the table).

In making each of these adjustments, the “value” of an award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then use to calculate the fair value of our equity awards. For more information on the valuation of our equity awards, please see the notes to our financial statements that appear in our Annual Report on Form 10-K each year and the footnotes to the Summary Compensation Table that appear in our annual proxy statement.

The table reflects the CAP (determined as noted above) for our CEO and, for our Non-PEO NEOs, the average of the CAPs determined for the Non-PEO NEOs for each of the years shown in the table.

KILROY REALTY	PROXY STATEMENT	105

The following table provides a reconciliation of the Summary Compensation Table Total to CAP for our CEO.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO	2022	2021	2020
Summary Compensation Table Total	$12,861,760	$13,132,136	$11,904,496
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	($7,289,420)	($7,412,945)	($7,125,084)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	$6,966,201	$14,141,301	$5,015,407
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	($16,755,341)	($3,346,364)	($32,321,898)
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0
Fair Value at Vesting of Option and Stock Awards Granted in Prior Fiscal Years That Vested During Fiscal Year	($168,767)	($137,351)	($124,234)
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($244)	($52)	($197)
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
Increase Based on Dividends or Other Earnings Paid During Applicable Fiscal Year Prior to Vesting Date	$1,620,288	$789,806	$581,144
Compensation Actually Paid	($2,765,523)	$17,166,531	($22,070,364)
The following table provides a reconciliatio
n
of the
a
verage of the Summary Compensation Table
T
otal for the Non-PEO NEOs for a fiscal year to the average of the Compensation Actually Paid for the Non-PEO NEOs for that fiscal year.

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	2022	2021	2020
Summary Compensation Table Total	$2,542,703	$2,825,077	$4,663,837
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	($1,384,509)	($1,541,726)	($1,334,840)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	$1,080,023	$2,497,503	$780,655
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	($1,292,826)	$243,399	($1,557,362)
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$39,470
Fair Value at Vesting of Option and Stock Awards Granted in Prior Fiscal Years That Vested During Fiscal Year	($24,177)	($22,901)	($431,166)
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($5,995)	($71)	($171)
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
Increase Based on Dividends or Other Earnings Paid During Applicable Fiscal Year Prior to Vesting Date	$136,376	$111,441	$325,145
Compensation Actually Paid	$1,051,595	$4,112,722	$2,485,568

(4)
Total Shareholder Return represents the return on a fixed investment of $100 in the Company’s common stock for the period beginning on the last trading day of 2019 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends. Peer Group Total Shareholder Return represents the return on a fixed investment of $100 in the FTSE NAREIT All Equity REIT Index for the period

106	PROXY STATEMENT	KILROY REALTY

beginning on the last trading day of 2019 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last three years against our total shareholder return and the total shareholder return for the FTSE NAREIT All Equity REIT Index (each calculated as described above) over that period of time.

(5)
This column shows the Company’s net income for each fiscal year covered by the table. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last three years against our net income for each of those years.

(6)
This column shows the Company’s Adjusted FFO Per Share for each fiscal year covered by the table. We consider Adjusted FFO Per Share to be a key metric in our executive compensation program, used in determining vesting of our NEOs’ performance-based RSUs. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last three years against our Adjusted FFO Per Share for each of those years. See
Appendix A
for a definition of Adjusted FFO Per Share.

KILROY REALTY	PROXY STATEMENT	107

Following is an unranked list of the Company’s financial performance measures we consider most important in linking the compensation actually paid to our Named Executive Officers for 2022 with Company performance.

•	Adjusted FFO Per Share

•	FFO Per Share

•	Relative Total Shareholder Return (TSR Percentile Ranking)

•	Average Debt to EBITDA Ratio

•	Same Store Cash NOI

•	Occupancy
These performance measures were used in our performance-based RSUs or in our 2022 short-term incentive (cash bonus) performance measurement framework. For a discussion of these terms as used in our 2022 performance-based RSUs, see “Description of Plan-Based Awards – Performance-Based RSUs” above. For a discussion of our 2022 short-term incentive performance measurement framework, see the “Compensation Discussion and Analysis” above.
In addition to the financial performance measures listed above, we view the Company’s stock price, upon which the value of all of our awards is dependent, as a key performance-based component of our executive compensation program in order to further align the interests of our senior management team with the interests of our stockholders.

108	PROXY STATEMENT	KILROY REALTY

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains one equity compensation plan, the 2006 Plan. The plan has been approved by the Company’s stockholders. The following table provides certain information as of December 31, 2022 with respect to shares of our common stock available for issuance under our equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a))(1)

	(a	)	(b	)	(c	)

Equity compensation plans approved by stockholders	2,949,851	(2)	N/A		1,074,035

Equity compensation plans not approved by stockholders	N/A		N/A		N/A

Total	2,949,851		N/A		1,074,035

(1)   Includes shares available for future grants under the 2006 Plan as of December 31, 2022 and does not include the additional 1,900,000 that will be available if stockholders approve Proposal 2 (the proposed amendment and restatement of the 2006 Plan). The calculation of shares available for grant is presented after taking into account a reserve for a sufficient number of shares to cover the vesting and payment of 2006 Plan awards that were outstanding on that date, including performance-based vesting awards at (i) levels actually achieved for the performance conditions for which the performance period has been completed and (ii) at maximum levels for the other performance conditions for awards still in a performance period. The shares available under the 2006 Plan may, subject to the limits of the 2006 Plan, be used for any type of award authorized under the 2006 Plan including stock options, restricted stock, SARs, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, RSUs, PSUs, performance bonus awards and performance-based awards.

(2)   Includes 540,639 vested but deferred (not paid) RSUs and 2,409,212 unvested RSUs (including 1,965,845 RSUs subject to performance-based vesting conditions, with such number of shares based on (i) levels actually achieved for the performance conditions for which the performance period has been completed and (ii) at maximum levels for the other performance conditions for awards still in a performance period) granted under the 2006 Plan. Does not include any shares of outstanding but unvested restricted stock. No options are outstanding.

KILROY REALTY	PROXY STATEMENT	109

DIRECTOR COMPENSATION

For their service on the Board, our non-employee directors receive cash compensation and an annual equity award. Our officers who are directors, specifically John Kilroy, are not paid any additional compensation for their service as a director.

Under our non-employee director compensation program in effect for 2022, each non-employee director received annual cash compensation of $70,000. In addition, if a non-employee director served as our Lead Independent Director, the director received additional annual cash compensation of $50,000. Each non-employee director also received annual compensation for each committee of which the director was a member, equal to $15,000 (in the case of the Audit Committee), $10,000 (in the case of the Executive Compensation Committee), $8,000 (in the case of the Nominating/Corporate Governance Committee) or $5,000 (in the case of the Corporate Social Responsibility and Sustainability Committee). The chair of each committee received additional annual cash compensation equal to $20,000 (in the case of the chair of the Audit Committee and the chair of the Executive Compensation Committee) or $10,000 (in the case of the chair of the Nominating/Corporate Governance Committee, the chair of the Succession Planning Committee and the chair of the Corporate Social Responsibility and Sustainability Committee).

Non-employee directors are reimbursed for reasonable expenses incurred to attend director and committee meetings and incident to their service as a director. Our non-employee directors may defer receipt of their cash compensation pursuant to the terms of our Deferred Compensation Plan.

In addition, each non-employee director receives an annual grant authorized under the 2006 Plan of RSUs valued at $135,000 (rounded to the nearest whole share) on the date of grant that vest in full on the date of the annual meeting of stockholders following the grant, subject to continued service. Each non-employee director grant provides that the RSUs subject to the grant will vest in full in the event of a “change in control” of the Company (as defined in the 2006 Plan) or due to the non-employee director’s death or “disability” (as defined for purposes of Section 409A of the Internal Revenue Code). Our non-employee directors may elect a deferred payment date for any RSUs that they may receive. RSUs awarded to non-employee directors include the right to receive dividend equivalents (in the form of additional RSUs) based on the amount of dividends (if any) paid by the Company during the term of the award on a number of shares equal to the number of outstanding and unpaid RSUs then subject to the award. RSUs credited as dividend equivalents have the same vesting and payment terms as the original RSUs to which they relate. The Board also has discretion to determine the terms of any equity award for a newly elected or appointed member of the Board.

Under our minimum stock ownership guidelines for non-employee directors, each non-employee director is to own or to acquire, within five years of first becoming a director, shares of our common stock having a market value at least equal to five times the director’s annual retainer. Ownership that counts for purposes of the non-employee director stock ownership guidelines is generally determined on the same basis as under our executive stock ownership guidelines, as discussed in the CD&A. As of December 31, 2022, all of our non-employee directors met the ownership requirement or were within the five-year period since first becoming a director to acquire the applicable level of ownership.

The Board may change the terms of our director compensation program from time to time.

110	PROXY STATEMENT	KILROY REALTY

DIRECTOR COMPENSATION TABLE — 2022

The following table sets forth summary information regarding our compensation practices for each of our non-employee directors for 2022. The compensation paid to Mr. Kilroy is presented in the executive compensation disclosures above. Mr. Kilroy is not entitled to receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1) ($)		Option Awards ($)		Non-Equity Incentive Plan Compensa- tion ($)		Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)		All Other Compen- sation ($)		Total ($)

(a)	(b	)	(c	)	(d	)	(e	)	(f	)	(g	)	(h	)

Edward Brennan, PhD	178,000		135,035		—		—		—		—		313,035

Jolie Hunt	103,000		135,035		—		—		—		—		238,035

Scott Ingraham	113,000		135,035		—		—		—		—		248,035

Louisa Ritter	85,000		135,035		—		—		—		—		220,035

Gary Stevenson	103,000		135,035		—		—		—		—		238,035

Peter Stoneberg	118,000		135,035		—		—		—		—		253,035

(1)

The amounts reported in column (c) of the table above reflect the aggregate accounting fair value of stock awards computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The accounting fair value is based on the quoted closing share price of the Company’s common stock on the NYSE on the grant date.

On May 19, 2022, each of our non-employee directors received an annual award of 2,331 RSUs under the 2006 Plan in connection with the 2022 annual meeting of stockholders. Each of these awards had an accounting fair value at the grant date of $135,000 and will vest on the date of the Annual Meeting.

The aggregate number of unvested stock awards (including the dividend equivalents granted with respect to such awards) and the aggregate number of unexercised option awards outstanding as of December 31, 2022 for our non-employee directors are:

Director	Unvested Stock Awards	Unexercised Option Awards

Edward Brennan, PhD	2,386(1)	—

Jolie Hunt	2,386(1)	—

Scott Ingraham	2,386(1)	—

Louisa Ritter	2,386(1)	—

Gary Stevenson	2,386(1)	—

Peter Stoneberg	2,386(1)	—
(1) These RSUs vest in full on the date of the Annual Meeting.

KILROY REALTY	PROXY STATEMENT	111

BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS

The following table sets forth certain information, as of March 1, 2022, regarding the beneficial ownership of common stock (or common stock issuable, at the Company’s option, upon the redemption of common limited partnership interests (the “Units”) in the Operating Partnership) for (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock (or common stock issuable, at the Company’s option, upon the redemption of Units); (ii) each director and director nominee and each NEO named in the Summary Compensation Table; and (iii) the current directors and executive officers of the Company as a group. Except as indicated below, all shares of common stock are owned directly, and the indicated person or entity has sole voting and investment power with respect to all of the shares of common stock beneficially owned by such person or entity other than restricted stock, as to which a person has sole voting power but no dispositive power. In preparing this table, the Company has relied upon information supplied by its officers, directors and certain stockholders, in addition to information contained in filings with the SEC.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percentage of Outstanding Shares of Common Stock(2)

More than 5% Stockholders:

The Vanguard Group, Inc. and affiliates(3)	16,424,492		14.02%

BlackRock, Inc.(4)	13,635,654		11.64%

State Street Corp	6,233,607		5.32%

Principal Real Estate Investors, LLC(5)	5,873,463		5.02%

Directors, Director Nominees and NEOs:

John Kilroy	1,596,980	(6)	1.35%

Justin Smart	183,918	(7)	*

Tyler Rose	286,126	(8)	*

Eliott Trencher	10,411	(9)	*

Michelle Ngo	16,525	(10)	*

A. Robert Paratte	25,248	(11)	*

Scott Ingraham	43,451	(12)	*

Edward Brennan, PhD	22,793	(13)	*

Louisa Ritter	4,425	(14)	*

Gary Stevenson	16,150	(15)	*

Peter Stoneberg	15,210	(16)	*

Jolie Hunt	8,285	(17)	*

All Directors and Executive Officers as a Group (12 persons)	1,987,191	(18)	1.69%

*	Represents less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address for each of the persons listed is c/o Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064.

112	PROXY STATEMENT	KILROY REALTY

(2)

The number of shares of common stock beneficially owned by a stockholder is based on SEC regulations regarding the beneficial ownership of securities. The number of shares of common stock beneficially owned by a person includes any stock options or RSUs of such person that are vested or will vest within 60 days of March 1, 2023. The percentage of outstanding shares of common stock beneficially owned by a person is based on 117,116,832 shares of common stock outstanding as of March 1, 2023. Unless otherwise indicated, the percentage of outstanding shares of common stock beneficially owned by a person also assumes that all Units held by such beneficial owner are, upon redemption, exchanged for shares of common stock, that none of the Units held by other persons are so exchanged, that all options exercisable within 60 days of March 1, 2023 by such beneficial owner are exercised and that no options to acquire shares of common stock held by other persons are exercised, and that all RSUs held by such beneficial owner that vest within 60 days of March 1, 2023 are vested and paid and that no unvested RSUs held by other persons are vested.

(3)

Represents the number of shares of common stock beneficially owned as of December 31, 2022, as reported on Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group, Inc. (“Vanguard”) either directly or through its affiliates. Such report indicates that Vanguard has shared voting power over 143,926 shares, sole dispositive power over 16,175,149 shares and shared dispositive power over 249,343 shares of common stock. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)

Represents the number of shares of common stock beneficially owned as of December 31, 2022, as reported on Schedule 13G/A filed with the SEC on February 10, 2023, by BlackRock, Inc. (“BlackRock”) either directly or through its affiliates. Such report indicates that BlackRock has sole voting power over 13,214,383 shares and sole dispositive power over 13,635,654 shares of common stock. The address for BlackRock is 55 East 52nd Street, New York, New York 10055.

(5)

Represents the number of shares of common stock beneficially owned as of December 31, 2022, as reported on Schedule 13G filed with the SEC on February 15, 2023, by Principal Real Estate Investors, LLC. (“Principal Real Estate”). Such report indicates that Principal Real Estate has shared voting and dispositive power over all 5,873,463 shares. The address for Principal Real Estate is 801 Grand Avenue, Des Moines, Iowa 50392.

(6)

Includes (i) 783,192 shares of common stock issuable, at the Company’s option, upon the redemption of Units (including Units beneficially owned by Kilroy Airport Imperial Co. (“KAICO”) and allocated to Mr. Kilroy); (ii) 567,379 shares of common stock held directly; and (iii) 279,443 RSUs held directly that are vested or will vest within 60 days of March 1, 2023. Of the shares of common stock held directly by Mr. Kilroy, 126,343 shares are held in a brokerage account that is pledged as collateral for a secured credit line account in Mr. Kilroy’s name. This pledge of common stock meets all of the exceptions to the prohibition on pledging Company securities contained in the Company’s anti-pledging policy, as further described on page 79. Excludes 529,885 RSUs that are not vested and will not vest within 60 days of March 1, 2023.

(7)

Includes (i) 135,983 shares of common stock held directly; and (ii) 47,935 RSUs held directly that are vested or will vest within 60 days of March 1, 2023. Excludes 152,736 RSUs that are not vested and will not vest within 60 days of March 1, 2023.

(8)	Includes (i) 86,002 shares of common stock held directly; and (ii) 200,124 RSUs held directly that are vested or will vest within 60 days of March 1, 2023.

(9)	Includes 10,411 shares of common stock held directly. Excludes 42,525 RSUs that are not vested and will not vest within 60 days of March 1, 2023.

(10)	Includes 16,525 shares of common stock held directly.

(11)	Includes 25,248 shares of common stock held directly. Excludes 117,477 RSUs that are not vested and will not vest within 60 days of March 1, 2023.

(12)

Includes (i) 5,466 shares of common stock held directly; and (ii) 37,985 RSUs held directly that are vested or will vest within 60 days of March 1, 2023. Excludes 2,419 RSUs that are not vested and will not vest within 60 days of March 1, 2023.

(13)

Includes (i) 4,620 shares of common stock held directly; and (ii) 18,173 RSUs held directly that are vested or will vest within 60 days of March 1, 2023. Excludes 2,419 RSUs that are not vested and will not vest within 60 days of March 1, 2023.

(14)	Includes 4,425 RSUs held directly that are vested or will vest within 60 days of March 1, 2023. Excludes 2,419 RSUs that are not vested and will not vest within 60 days of March 1, 2023.

(15)	Includes 16,150 RSUs held directly that are vested or will vest within 60 days of March 1, 2023. Excludes 2,419 RSUs that are not vested and will not vest within 60 days of March 1, 2023.

(16)

Includes (i) 7,759 shares of common stock held directly; and (ii) 7,451 RSUs held directly that are vested or will vest within 60 days of March 1, 2023. Excludes 2,419 RSUs that are not vested and will not vest within 60 days of March 1, 2023.

(17)	Includes 8,285 shares of common stock held directly. Excludes 2,419 RSUs that are not vested and will not vest within 60 days of March 1, 2023.

(18)

Includes (i) 760,821 shares of common stock held directly; (ii) 443,178 RSUs held directly that are vested or will vest within 60 days of March 1, 2023; and (iii) 783,192 shares of common stock issuable, at the Company’s option, upon the redemption of Units (including Units beneficially owned by KAICO and allocated to Mr. Kilroy). Excludes 943,456 RSUs that are not vested and will not vest within 60 days of March 1, 2023.

KILROY REALTY	PROXY STATEMENT	113

OTHER MATTERS

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Policy

Our Board has adopted a written Related Party Transactions Policy that is intended to comply with Item 404 of Regulation S-K and Article III, Section 7 of the Company’s Bylaws. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company (including any of its subsidiaries) was, is or will be a participant; (ii) the amount involved exceeds $120,000 in any calendar year; and (iii) a related party had, has or will have a direct or indirect material interest (a “Related Party Transaction”). For purposes of the policy, a related party is (a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (b) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (c) any immediate family member of any of the foregoing persons; or (d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest (each such person, a “Related Person”). The policy also describes the procedures used to identify, review, approve and disclose, if necessary, any transaction between the Company and any subsidiary of the Company, on the one hand, and John B. Kilroy, Jr. and his respective affiliates (each such person, a “Principal Party”), on the other hand (a “Principal Party Transaction”).

Under the policy, our Governance Committee is responsible for reviewing and approving or ratifying each Related Person Transaction and Principal Party Transaction (individually and collectively, as applicable, an “Interested Transaction”). In determining whether to approve or ratify an Interested Transaction, the Governance Committee is required to consider the relevant facts and circumstances of the Interested Transaction available to the Governance Committee and to take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unaffiliated third party under the same or similar circumstances, the extent of the related party’s interest in the transaction and the conflicts of interest and corporate opportunity provisions of the Company’s Code of Conduct. If a Related Party Transaction falls within one of certain specified pre-approved transaction categories set forth in the policy, it shall not require review by the Governance Committee and shall be deemed approved.

No member of the Governance Committee who is a Related Party is permitted to vote on the approval or ratification of an Interested Transaction, but may, if requested by the Chair of the Governance Committee, participate in some or all of the Governance Committee’s discussions of the Interested Transaction.

In the event that an Interested Transaction would constitute a conflict of interest or a corporate opportunity under the Company’s Code of Conduct, the provisions of the Code of Conduct shall also apply to the Interested Transaction. Any such Interested Transaction may not be approved under the policy unless it is also approved in accordance with the provisions of the Code of Conduct and disclosed to the public to the extent required by law or the listing rules of the NYSE.

In addition, the Audit Committee is responsible for discussing with management and the independent auditor any related party transactions brought to the Audit Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

114	PROXY STATEMENT	KILROY REALTY

Certain Transactions with Related Persons

During 2016, the Company entered into a time-sharing agreement with each of Messrs. Kilroy, Smart and Rose, and during 2020, the Company entered into a time-sharing agreement with Mr. Paratte and Ms. Roth, for the lease from time to time on a time-sharing basis by such executive officers of an aircraft that is owned by the Company. Pursuant to each time-sharing agreement, these executive officers pay the Company for the aggregate incremental cost of their respective personal use of the aircraft. These amounts are calculated based on the variable operating costs of the flight (subject to applicable maximum payment levels established under Federal Aviation Administration rules) and include, among other things, fuel, crew travel expenses, any insurance for the flight, hangar and de-icing costs away from aircraft base location, landing fees and airport taxes, customs and foreign permit fees, in-flight food and beverages and certain other miscellaneous costs. Fixed costs that do not change based on usage are excluded. Each executive officer pays to the Company an upfront deposit of an amount reasonably estimated to cover the anticipated payments for the executive’s personal use of the aircraft based upon the projected number of trips and their duration and profiles. The Company deducts from the deposited amount the actual payments incurred by each executive under the time-sharing agreement. Reimbursements received from each of Messrs. Kilroy, Smart, Rose, Paratte and Ms. Roth for the executive’s use of the aircraft during 2022 did not exceed $120,000.

Mr. Smart’s son, Cooper Smart, is employed by the Company in a non-executive position and his overall compensation, including salary, bonus and other benefits, for 2022 did not exceed $160,000.

PROPOSALS AND NOMINATIONS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

Stockholder Proposals and Nomination of Director Candidates Not Intended for Inclusion in Proxy Materials. A stockholder seeking to present a proposal or nominate a director for election to our Board at the 2024 annual meeting of stockholders but not intending for such proposal or nomination to be included in the proxy statement for the meeting must comply with the advance notice requirements set forth in our Bylaws. The Company’s Bylaws require a stockholder desiring to present a proposal or nominate a director for the 2024 annual meeting of stockholders to provide written notice to the Company’s Secretary at the Company’s principal executive offices (i) not earlier than December 26, 2023, 150 days prior to the one-year anniversary of the Annual Meeting, and not later than January 25, 2024, 120 days prior to such one-year anniversary, or (ii) if the date of the 2024 annual meeting of stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, not later than the 120th day prior to such annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of the annual meeting of stockholders was first made. Other specifics regarding the notice procedures, including the required content of the notice, can be found in Section 2 of Article II (with respect to stockholder proposals) and Section 2 of Article III (with respect to director nominations) of our Bylaws.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 annual meeting of stockholders must provide written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the stockholder. Such written notice must be provided in accordance with Rule 14a-19 no later than March 25, 2024. If we change the date of the 2024 annual meeting of stockholders by more than 30 days from the date of the Annual Meeting, a stockholder’s prior written notice must be received by the later of 60 days prior to the date of the 2024 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting of stockholders is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.

Proposals for Inclusion in Proxy Materials. A stockholder seeking to have a proposal included in the Company’s proxy statement for the 2024 annual meeting of stockholders must comply with Rule 14a-8 under the Exchange Act, which sets forth the requirements for including stockholder proposals in Company-sponsored proxy materials. In accordance with Rule 14a-8, any such proposal must be received by the Company’s Secretary at the Company’s principal executive offices by December 16, 2023, which is 120 days prior to the one-year anniversary of the date this Proxy Statement was first mailed or made available to stockholders. However, if the date of the 2024 annual meeting of stockholders changes by more than 30 days from the one-year anniversary of the date of the Annual Meeting, then such proposals must be received a reasonable time before the Company begins to print and send its proxy materials for the 2024 annual meeting of stockholders.

KILROY REALTY	PROXY STATEMENT	115

Director Nominations for Inclusion in Proxy Materials (Proxy Access). Under certain circumstances specified in our Bylaws, a stockholder, or group of up to twenty stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least the prior three years, may nominate for election to our Board and inclusion in the Company’s proxy statement for its annual meeting of stockholders up to 25% of the number of directors then serving on our Board. The Company’s Bylaws require a stockholder desiring to nominate a director for inclusion in the Company’s proxy materials for the 2024 annual meeting of stockholders to provide written notice to the Company’s Secretary at the Company’s principal executive offices (i) not earlier than December 26, 2023, 150 days prior to the one-year anniversary of the Annual Meeting, and not later than January 25, 2024, 120 days prior to such one-year anniversary, or (ii) if the date of the 2024 annual meeting of stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, not later than the 120th day prior to such annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of the annual meeting of stockholders was first made. Other specifics regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility and procedural requirements, can be found in Section 3 of Article III of our Bylaws.

Stockholder proposals or director nominations submitted to the Company’s Secretary that do not comply with the above requirements may be excluded from the Company’s proxy statement and/or may not be brought before the 2024 annual meeting of stockholders, as applicable. For specific information with respect to the process for recommending a director candidate, see “Corporate Governance — Director Selection, Evaluation and Communications — Stockholder-Recommended Director Candidates” above.

116	PROXY STATEMENT	KILROY REALTY

QUESTIONS AND ANSWERS

ABOUT THE ANNUAL MEETING

AND VOTING PROCEDURES

Why did I receive a notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials?

Pursuant to SEC rules, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice to the beneficial owners. All stockholders will have the ability to access the proxy materials, including this Proxy Statement and our 2022 Annual Report, on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice and on the website referred to in the Notice. If a stockholder properly requests paper copies of this Proxy Statement, we intend to mail the Proxy Statement, together with a proxy card, to such stockholder within three business days of his or her request.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to consider and vote on the following matters, as well as any other business properly brought before the Annual Meeting:

•	Proposal No. 1: Elect as directors the seven nominees named in this Proxy Statement.

•	Proposal No. 2: Approve an amendment and restatement of our 2006 Incentive Award Plan.

•	Proposal No. 3: Approve, on an advisory basis, the compensation of our NEOs.

•	Proposal No. 4: Approve, on an advisory basis, the frequency of the advisory vote on the compensation of our NEOs.

•	Proposal No. 5: Ratify the appointment of Deloitte as our independent auditor for the fiscal year ending December 31, 2023.

What are the Board’s recommendations on each of the proposals?

The Board recommends that stockholders vote:

1.	“FOR” each of the Board’s seven nominees for election to the Board: John Kilroy, Edward F. Brennan, PhD, Jolie Hunt, Scott S. Ingraham, Louisa G. Ritter, Gary R. Stevenson and Peter B. Stoneberg;

2.	“FOR” approval of the amendment and restatement of our 2006 Incentive Award Plan;

3.	“FOR” approval, on an advisory basis, of the compensation of our NEOs;

4.	“1 YEAR” for the frequency of the advisory vote on the compensation of our NEOs; and

5.	“FOR” ratification of the appointment of Deloitte as our independent auditor for the fiscal year ending December 31, 2023.

Who is entitled to vote?

Only the holders of record of the shares of our common stock at the close of business on March 10, 2023 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter voted upon at the Annual Meeting. As of the Record Date, 117,116,832 shares of common stock were outstanding.

KILROY REALTY	PROXY STATEMENT	117

May I attend the Annual Meeting?

You may attend the Annual Meeting if you were a stockholder of record or a beneficial holder of shares of common stock at the close of business on the Record Date, or you hold a valid legal proxy for the Annual Meeting. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your being admitted to the Annual Meeting. You should also be prepared to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. If you are not a stockholder of record but you are a beneficial holder of shares of common stock because you hold your shares in “street name,” you should provide proof of beneficial ownership as of the Record Date, such as an account statement reflecting your stock ownership as of the Record Date, a copy of the Notice or voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership, as well as your photo identification, for admission. We reserve the right to determine the validity of any purported proof of beneficial ownership. If you do not have proof of ownership, you may not be admitted to the Annual Meeting. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions. For directions to the Annual Meeting, contact the Company in writing at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary or by telephone at (310) 481-8400.

How do I vote?

You may vote by submitting a proxy or voting instructions prior to the Annual Meeting or you may vote by attending the Annual Meeting.

Submitting a Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a printed copy of this Proxy Statement, you may vote your shares by completing, dating and signing the proxy card that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

Submitting Voting Instructions for Shares Registered in Street Name. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this Proxy Statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you. If you vote by Internet or telephone, then you need not return a written voting instruction form by mail.

Vote at the Annual Meeting. If you plan to vote at the Annual Meeting, you will be given the opportunity to do so. Please note that if your shares are held of record by a broker, bank or other nominee and you decide to attend and vote at the Annual Meeting, your vote at the Annual Meeting will not be effective unless you present a legal proxy issued in your name from your broker, bank or other nominee.

What is the deadline for voting my shares if I do not attend the Annual Meeting?

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern time on May 23, 2023 in order for your shares to be voted at the Annual Meeting. If you are a stockholder of record and you received a printed set of proxy materials, you also have the option of completing, signing, dating and returning the proxy card enclosed with the proxy materials before the Annual Meeting in order for your shares to be voted at the meeting. If you are a beneficial owner of shares of our common stock, please comply with the deadlines included in the voting instructions provided by the bank, broker or other nominee that holds your shares.

118	PROXY STATEMENT	KILROY REALTY

Can I revoke or change my vote after I submit my proxy or voting instructions?

A stockholder of record may revoke a previously submitted proxy at any time before it is exercised by (i) delivering a later dated proxy card or by submitting another proxy by telephone or the Internet (your latest telephone or Internet voting instructions will be followed); (ii) delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting; or (iii) by voting at the Annual Meeting. Simply attending the Annual Meeting will not revoke your proxy. If your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change or revoke your voting instructions. Any change to your proxy that is provided by telephone or the Internet must be submitted by 11:59 p.m. Eastern time on May 23, 2023.

How will my shares be voted on the proposals at the Annual Meeting?

The shares of common stock represented by all properly submitted proxies will be voted at the Annual Meeting as instructed or, if no instruction is given, will be voted “FOR” each of the director nominees named in Proposal No. 1, “FOR” Proposal No. 2, “FOR” Proposal No. 3, “1 YEAR” on Proposal No. 4 and “FOR” Proposal No. 5.

If you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal No. 5 (the ratification of the appointment of Deloitte as our independent auditor for the fiscal year ending December 31, 2023) is considered routine under applicable rules of the NYSE, while each of the other proposals to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal No. 5 at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal No. 5 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

How will voting on any other business be conducted?

As to any other business that may properly come before the Annual Meeting, all properly submitted proxies will be voted by the proxyholders named in the proxy card, in their discretion. We do not presently know of any other business that may come before the Annual Meeting.

What constitutes a quorum?

A majority of the shares of common stock issued and outstanding on the Record Date must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

What vote is required to approve each proposal?

Proposal No. 1 — Election of Directors. Each director nominee will be elected at the Annual Meeting if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “FOR” the nominee must exceed the number of votes cast “AGAINST” the nominee). This majority voting standard is discussed further under “Proposal 1 — Election of Directors — Vote Required.”

Proposal No. 2 — Approval of Amendment and Restatement of 2006 Incentive Award Plan. The affirmative vote of a majority of votes cast at the Annual Meeting will be required to amend and restate the 2006 Plan.

Proposal No. 3 — Advisory Approval of Compensation of our NEOs. The affirmative vote of a majority of votes cast at the Annual Meeting will be required for the Say-on-Pay vote. The Say-on-Pay vote is advisory only, and therefore not binding on the Company, the Compensation Committee or our Board. Although non-binding, our Board values the opinions that our stockholders

KILROY REALTY	PROXY STATEMENT	119

express with their votes and the votes will provide information to the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

Proposal No. 4 — Advisory Vote on the Frequency of the Advisory Vote on the Compensation of our NEOs. The affirmative vote of a majority of votes cast at the Annual Meeting will be required for the advisory approval of one of the frequency alternatives for future Say-on-Pay advisory votes (“Say-on-Frequency”). Stockholders are not voting to approve or disapprove the recommendation of the Board; instead, stockholders are selecting one of the frequency alternatives (every one year, every two years or every three years). The Say-on-Frequency vote is advisory only, and therefore not binding on the Company, the Compensation Committee or our Board. Although non-binding, our Board values the opinions that our stockholders express with their votes and will consider the votes when determining the frequency of future advisory votes on the compensation of our NEOs.

Proposal No. 5 — Ratification of the Appointment of Deloitte as our Independent Auditor. The affirmative vote of a majority of votes cast at the Annual Meeting will be required for the approval of the ratification of the appointment of Deloitte as our independent auditor for the fiscal year ending December 31, 2023.

Note on “Abstentions” and “Broker Non-Votes.” For purposes of determining the number of votes cast, only shares voted “FOR,” “AGAINST,” “1 YEAR,” “2 YEARS” or “3 YEARS” are counted. Abstentions and broker non-votes are not treated as votes cast, although they are counted for purposes of determining whether a quorum is present at the Annual Meeting.

120	PROXY STATEMENT	KILROY REALTY

GENERAL INFORMATION

PROXY SOLICITATION EXPENSES

The cost of soliciting proxies will be borne by the Company. These costs will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock. Proxies may be solicited by directors, officers and employees of the Company in person or by mail, telephone, email or facsimile transmission, but such persons will not be specifically compensated therefor. The Company may use the services of Innisfree M&A Incorporated, a third-party solicitor, to solicit proxies for the Annual Meeting for a fee that we do not expect to exceed $20,000 plus a reasonable amount to cover expenses.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information electronically filed by the Company with the SEC are available without charge on the SEC’s website at http://www.sec.gov. These materials are also available free of charge in the Investors section of the Company’s website at http://www.kilroyrealty.com as soon as reasonably practicable after they are filed or furnished with the SEC.

The Company will provide without charge to each person solicited hereby, upon the written or oral request of any such persons, copies of the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022, including financial statements and financial statement schedules. Requests for such copies should be addressed to: Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary; telephone (310) 481-8400.

A copy of the Company’s Bylaws referenced in this Proxy Statement may be obtained without charge by request to the Company’s Secretary at the Company’s principal executive offices. Requests should be addressed to: Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary; telephone (310) 481-8400.

You may also access additional information about the Company at our Internet address, http://www.kilroyrealty.com. References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement.

KILROY REALTY	PROXY STATEMENT	121

OTHER MATTERS

We do not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxies solicited hereby will be voted at the discretion of the named proxy holders.

As permitted by the Exchange Act, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address and who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing to our principal executive offices at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary or by telephone at (310) 481-8400.

You may vote on the Internet, or if you are receiving a paper copy of this Proxy Statement, by telephone (if available), or by completing and mailing a proxy card or voting instruction form in the preaddressed, postage paid envelope provided to you. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the meeting.

WE URGE YOU TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND AND VOTE AT THE ANNUAL MEETING. IF YOU ATTEND AND VOTE AT THE ANNUAL MEETING, YOUR PROXY WILL NOT BE USED.

April 14, 2023

122	PROXY STATEMENT	KILROY REALTY

APPENDIX A – DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

FUNDS FROM OPERATIONS (“FFO”), FFO PER SHARE, ADJUSTED FFO AND ADJUSTED FFO PER SHARE

FFO:

We calculate funds from operations available to common stockholders and common unitholders, or “FFO,” in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

Adjusted FFO:

Adjusted FFO for 2021 was calculated as FFO, adjusted for Sale of Exchange on 16th net of 2021 Acquisitions, severance costs, acquisition-related expenses, accelerated financing costs, political contributions and revenue not recognized due to tenant delays.

Adjusted FFO for 2022 was calculated as FFO, adjusted for unbudgeted stock compensation & severance costs, acquisition-related expenses, and political contributions.

FFO Per Share:

FFO Per Share is calculated as FFO divided by the weighted average common shares/units and restricted stock units (“RSUs”) outstanding. FFO Per Share is used in this Proxy Statement as defined in this Appendix A, except when such term is capitalized (i.e., “FFO Per Share”) and used in the context of the performance-based RSUs (where the defined term on pages 89-90 will apply).

Adjusted FFO Per Share:

Adjusted FFO Per Share is calculated as Adjusted FFO divided by the weighted average common shares/units and RSUs outstanding.

KILROY REALTY	PROXY STATEMENT	A-1

The following table presents our FFO, FFO Per Share, Adjusted FFO and Adjusted FFO Per Share for the years ended December 31, 2022 and 2021:

(unaudited, $ and shares in thousands, except per share amounts)
	Year Ended December 31,
	2022	2021
FUNDS FROM OPERATIONS:
Net Income Available to Common Stockholders	$232,615	$628,144
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	2,283	6,163
Net income attributable to noncontrolling interests in consolidated property partnerships	24,595	24,603
Depreciation and amortization of real estate assets	350,665	303,799
Gains on sales of depreciable real estate	(17,329)	(463,128)
Funds from Operations attributable to noncontrolling interests in consolidated property partnerships	(36,198)	(37,267)
Funds From Operations(1)(2)	556,631	462,314
Weighted average common shares/units outstanding — diluted(4)	118,999	118,868
FFO per common share/unit — diluted(2)	$4.68	$3.89
Funds From Operations(1)(2)	556,631	462,314
Adjustments:
Unbudgeted stock compensation amortization and severance costs(3)	9,475	702
Acquisition-related expenses	145	112
Impact of donations, contributions, or other costs related to causes to protect value	1,403	—
Sale of The Exchange on 16th	—	46,729
2021 Acquisitions	—	(20,679)
Accelerated financing and political contributions	—	13,230
Revenue not recognized due to tenant delays	—	865
Adjusted Funds From Operations(1)(2)	$567,554	$503,273
Weighted average common shares/units outstanding — diluted(4)	118,999	118,868
Adjusted FFO per common share/unit — diluted(2)	$4.77	$4.23

(1)   Reported amounts are attributable to common stockholders, common unit holders and restricted stock unitholders.

(2)   FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $19.3 million and $16.5 million for the year ended December 31, 2022 and 2021, respectively.

(3)   Unbudgeted stock compensation amortization and severance and unbudgeted compensation related to CBRE outsourcing fees and severance costs for the year ended December 31, 2022 and 2021, respectively.

(4)   Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. non-vested stock and certain time-based RSUs), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

A-2	PROXY STATEMENT	KILROY REALTY

NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME (ON A GAAP AND CASH BASIS)

Net Operating Income:

We believe that Net Operating Income (“NOI”) is a useful supplemental measure of our operating performance. We define NOI after the adoption of the new lease accounting standard ASC 842 as follows: consolidated operating revenues (rental income and other property income) less consolidated property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). We define NOI prior to the adoption of the new lease accounting standard ASC 842 as consolidated operating revenues (rental income, tenant reimbursements and other property income) less consolidated property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other non-property income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective on operations not immediately apparent from net income. We use NOI to evaluate our operating performance on a portfolio basis since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, rental rates and tenant base have on our results, margins and returns. In addition, we believe that NOI provides useful information to the investment community about our financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

Same Store NOI:

We believe that Same Store NOI is a useful supplemental measure of our operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods, adjusted for non-cash revenue and non-cash expenses in both periods. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, our Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of our financial performance since it does not reflect the operations of our entire portfolio, nor does it reflect the impact of general and administrative expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

KILROY REALTY	PROXY STATEMENT	A-3

The following table reconciles our net income available to common stockholders to NOI and Same Store NOI for the years ended December 31, 2022 and 2021:

(unaudited, $ in thousands)
	Year Ended December 31,
	2022	2021
Net Income Available to Common Stockholders	$232,615	$628,144
Net income attributable to noncontrolling common units of the Operating Partnership	2,283	6,163
Net income attributable to noncontrolling interests in consolidated property partnerships	24,595	24,603
Net Income	$259,493	$658,910
Adjustments:
General and administrative expenses	93,642	92,749
Leasing Costs	4,879	3,249
Depreciation and amortization	357,611	310,043
Interest income and other net investment gain	(1,765)	(3,916)
Interest expense	84,278	78,555
Loss on early extinguishment of debt	—	12,246
Gains on sales of depreciable operating properties	(17,329)	(463,128)
Net Operating Income, as defined	$780,809	$688,708
Non-Same Store Net Operating Income	(155,046)	(81,426)
Same Store Net Operating Income	$625,763	$607,282
GAAP to Cash Adjustments:
GAAP Operating Revenues Adjustment, net	(26,589)	(47,099)
GAAP Operating Expenses Adjustments, net	409	389
Same Store Cash Net Operating Income	$599,583	$560,572

A-4	PROXY STATEMENT	KILROY REALTY

FUNDS AVAILABLE FOR DISTRIBUTION (“FAD”) AND FAD PER SHARE

Funds Available for Distribution:

We believe that FAD is a useful supplemental measure of the Company’s liquidity. We compute FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards and amortization of above (below) market rents for acquisition properties and non-cash executive compensation expense, then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related adjustments, leasing costs and other items and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on our ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. We also believe that FAD provides useful information to the investment community about our financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

KILROY REALTY	PROXY STATEMENT	A-5

FAD Per Share:

FAD Per Share is calculated as FAD divided by the weighted average common shares/units outstanding. FAD Per Share is used in this Proxy Statement as defined in this Appendix A. The following table presents our FAD and FAD Per Share for the years ended December 31, 2022 and 2021:

(unaudited, $ in thousands, except per share amounts)
	Year Ended December 31,
	2022	2021
Net Income Available to Common Stockholders	$232,615	$628,144
Adjustments
Net income attributable to noncontrolling common units of the Operating Partnership	2,283	6,163
Net income attributable to noncontrolling interests in consolidated property partnerships	24,595	24,603
Depreciation and amortization of real estate assets	350,665	303,799
Gains on sales of depreciable real estate	(17,329)	(463,128)
Funds from Operations attributable to noncontrolling interests in consolidated property partnerships	(36,198)	(37,267)
Funds From Operations	$556,631	$462,314
Adjustments
Recurring tenant improvements, leasing commissions and capital expenditures	(81,328)	(89,987)
Amortization of deferred revenue related to tenant-funded tenant improvements(1)	(19,321)	(16,539)
Net effect of straight-line rents	(47,936)	(55,820)
Amortization of net below market rents(2)	(10,476)	(6,904)
Amortization of deferred financing costs and net debt discount/premium	3,657	3,162
Non-cash executive compensation expense(3)	28,347	35,315
Lease related adjustments, leasing costs and other(4)	9,536	20,228
Adjustments attributable to non-controlling interests in consolidated property partnerships	5,687	5,440
Funds Available for Distribution	$444,797	$357,209
Weighted average common shares/units outstanding — diluted(5)	118,999	118,868
FAD per common share/unit — diluted(6)	$3.74	$3.01
Funds Available for Distribution	444,797	357,209
Adjustments:
Sale of The Exchange on 16th	—	40,763
Loss on Early Extinguishment of Debt	—	13,230
2021 Acquisitions	—	(19,716)
Adjusted Funds Available for Distribution		$391,486
Weighted average common shares/units outstanding — diluted(5)	118,999	118,868
Adjusted FAD per common share/unit — diluted(6)	$3.74	$3.29

(1)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

A-6	PROXY STATEMENT	KILROY REALTY

(2)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(3)	Includes non-cash amortization of share-based compensation and accrued future executive retirement benefits.

(4)	Includes other cash and non-cash adjustments attributable to lease-related GAAP revenue recognition timing differences, leasing costs and other.

(5)

Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. unvested stock and certain time-based RSUs), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(6)	Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.

The following table presents a reconciliation of GAAP net cash provided by operating activities to FAD for the years ended December 31, 2022 and 2021:

(unaudited, $ in thousands)
	Year Ended December 31,
	2022	2021
GAAP Net Cash Provided by Operating Activities	$592,235	$516,403
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(81,328)	(89,987)
Loss on early extinguishment of debt	—	(11,915)
Depreciation of non-real estate furniture, fixtures and equipment	(6,946)	(6,244)
Net changes in operating assets and liabilities(1)	(12,634)	(1,975)
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(30,511)	(31,827)
Cash adjustments related to investing and financing activities	(16,019)	(17,246)
Funds Available for Distribution	$444,797	$357,209

(1)

Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.

ADJUSTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS AND EBITDA, AS ADJUSTED

Adjusted Net Income Available to Common Stockholders:

Adjusted net income available to common stockholders is calculated by adjusting net income available to common stockholders to exclude gains on sales of depreciable operating properties, loss and additional interest on early extinguishment of debt, original issuance costs of redeemed preferred stock and accrued future executive retirement benefits.

EBITDA, as Adjusted:

We believe that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, severance costs, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of our operating performance. When considered with other GAAP measures and FFO, we believe EBITDA, as adjusted, gives the investment community a more complete understanding of our consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. We also believe it is appropriate to present EBITDA, as adjusted, as it is used in several of our financial covenants for both our secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of our operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact our results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, our EBITDA, as adjusted, may not be comparable to other REITs.

KILROY REALTY	PROXY STATEMENT	A-7

The following table presents a reconciliation of net income available to common stockholders to adjusted net income available to common stockholders to EBITDA, as adjusted, for the year ended December 31, 2022:

(unaudited, $ in thousands)
Year Ended December 31,
2022
Net Income Available to Common Stockholders	$232,615
Adjustments
Gains on sales of depreciable real estate	(17,329)
Adjusted Net Income Available to Common Stockholders	$215,286
Adjustments
Interest expense	84,278
Depreciation and amortization	357,611
Net income attributable to noncontrolling common units of the Operating Partnership	2,283
Net income attributable to noncontrolling interests in consolidated property partnerships	24,595
EBITDA, as Adjusted	$684,053
EBITDA, as Adjusted, attributable to noncontrolling interest in consolidated property partnerships	(36,375)
Company’s share of EBITDA, as Adjusted	$647,678
Unsecured Debt	$4,050,000
Secured Debt	243,469
Cash and cash equivalents	(347,379)
Net Debt	$3,946,090
Net Debt to EBITDA, as Adjusted, ratio	6.1x

A-8	PROXY STATEMENT	KILROY REALTY

The following table presents a reconciliation of net income available to common stockholders to adjusted net income available to common stockholders to EBITDA, as adjusted, for the quarters ended December 31, 2022 and 2021 on an annualized basis:

(unaudited, $ in thousands)
	Annualized Quarter Ended December 31,
	2022	2021
Net Income Available to Common Stockholders	$210,500	$190,584
Adjustments
Gains on sales of depreciable real estate	—	(21,188)
Adjusted Net Income Available to Common Stockholders	$210,500	$169,396
Adjustments
Interest expense	94,200	74,904
Depreciation and amortization	365,584	349,236
Net income attributable to noncontrolling common units of the Operating Partnership	2,352	1,852
Net income attributable to noncontrolling interests in consolidated property partnerships	25,048	28,068
Loss on early extinguishment of debt	—	12,246
EBITDA, as Adjusted	$697,684	$635,702
EBITDA, as Adjusted, attributable to noncontrolling interest in consolidated property partnerships	(36,644)	(38,127)
Company’s share of EBITDA, as Adjusted	$661,040	$597,575

KILROY REALTY	PROXY STATEMENT	A-9

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Kilroy Realty 2006 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Kilroy Realty Corporation (the “Company”), Kilroy Realty, L.P. (the “Partnership”), and Kilroy Realty TRS, Inc. (the “TRS”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company, the TRS, the Partnership and their subsidiaries in their ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s, the TRS’s and the Partnership’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless otherwise defined herein and unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Profits Interest Unit award, an Other Incentive Award, or a Performance Bonus Award granted to a Participant pursuant to the Plan (subject, in each case, to the no repricing provisions of Section 14.1).

2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company and immediately after such acquisition possesses more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) hereof or Section 2.4(c) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

KILROY REALTY	PROXY STATEMENT	B-1

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company and all material contingencies to such liquidation or dissolution have been satisfied or waived.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee of the Board described in Article 12 hereof.

2.7 “Company” has the meaning set forth in Article 1 hereof.

2.8 “Company Consultant” means any consultant or adviser if:

(a) The consultant or adviser renders bona fide services to the Company or Company Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Company or Company Subsidiary to render such services.

2.9 “Company Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Company Subsidiary.

2.10 “Company Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company or by one or more other Company Subsidiaries or by the Company and one or more Company Subsidiaries; provided, however, that “Company Subsidiary” shall not include the TRS, any TRS Subsidiary, the Partnership or any Partnership Subsidiary.

2.11 “Consultant” means any Company Consultant, TRS Consultant or Partnership Consultant.

2.12 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5 hereof.

2.13 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s or the Partnership’s long-term disability insurance program, as it may be amended from time to time.

B-2	PROXY STATEMENT	KILROY REALTY

2.14 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 hereof to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.15 “Effective Date” shall have the meaning set forth in Section 13.1 hereof.

2.16 “Eligible Individual” means any person who is an Employee, a Consultant, a member of the Board or a TRS Director, as determined by the Committee.

2.17 “Employee” means any Company Employee, TRS Employee or Partnership Employee.

2.18 “Equity Restructuring” shall mean a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities of the Company) and causes a change in the per share value of the Stock (or other securities of the Company) underlying outstanding Awards.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.20 “Fair Market Value” means, as of any given date, (a) if the Stock is traded on an exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if the Stock is not traded on an exchange but is quoted on a quotation system, the mean between the closing representative bid and asked prices for the Stock on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or (c) if the Stock is not publicly traded, or with respect to any non-Stock based Award or the settlement of an Award, the fair market value established by the Committee acting in good faith.

2.21 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.22 “Independent Director” means a member of the Board who is not a Company Employee.

2.23 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.24 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.25 “Option” means a right granted to a Participant pursuant to Article 5 hereof to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26 “Other Incentive Award” means an Award granted pursuant to Section 8.8 of the Plan.

2.27 “Participant” means any Eligible Individual who, as a member of the Board, Consultant, Employee, or TRS Director, has been granted an Award pursuant to the Plan.

2.28 “Partnership” has the meaning set forth in Article 1.

2.29 “Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of Kilroy Realty, L.P., as the same may be amended, modified or restated from time to time.

2.30 “Partnership Consultant” means any consultant or advisor if:

(a) The consultant or adviser renders bona fide services to the Partnership or Partnership Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Partnership’s securities; and

KILROY REALTY	PROXY STATEMENT	B-3

(c) The consultant or adviser is a natural person who has contracted directly with the Partnership or Partnership Subsidiary to render such services.

2.31 “Partnership Employee” means any employee (as defined in accordance with Section 3401(c) of the Code) of the Partnership or any entity which is then a Partnership Subsidiary.

2.32 “Partnership Participant Purchased Shares” has the meaning set forth in Section 5.4 hereof.

2.33 “Partnership Purchase Price” has the meaning set forth in Section 5.4 hereof.

2.34 “Partnership Purchased Shares” has the meaning set forth in Section 5.4 hereof.

2.35 “Partnership Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Partnership or by one or more other Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries; provided, however, that “Partnership Subsidiary” shall not include the TRS or any TRS Subsidiary.

2.36 “Performance Bonus Award” has the meaning set forth in Section 8.9 hereof.

2.37 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals may include (but are not limited to) the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), funds from operations, funds available for distribution, cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, tenant satisfaction, working capital, earnings per share, price per share of Stock, market share, debt, and ratio of debt to equity, any of which may be measured either in absolute terms (including on a per share basis), by comparison to comparable performance in an earlier period or periods, or as compared to results of a peer group, industry index, or other company or companies. The Committee may use other performance criteria as a basis for exercising negative discretion or in connection with an Award.

2.38 “Performance Goals” means, for a particular performance period established by the Committee with respect to an Award, the goals established in writing by the Committee for the performance period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Company, the TRS, the Partnership, any Subsidiary, or the performance of a division, business unit, or an individual, or other basis established by the Committee. The Committee, in its discretion, may, provide for the calculation of Performance Goals for such Performance Period to be adjusted for such items as the Committee may specify.

2.39 “Performance Share” means a right granted to a Participant pursuant to Section 8.1 hereof, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.40 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2 hereof, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.41 “Plan” has the meaning set forth in Article 1.

2.42 “Profits Interest Unit” means to the extent authorized by the Partnership Agreement, a unit of the Partnership that is intended to constitute a “profits interest” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto.

B-4	PROXY STATEMENT	KILROY REALTY

2.43 “REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

2.44 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.

2.45 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6 hereof.

2.46 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.47 “Stock” means the common stock of the Company, par value $.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11 hereof.

2.48 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 hereof to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.49 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4 hereof.

2.50 “Subsidiary” means any Company Subsidiary, TRS Subsidiary or Partnership Subsidiary.

2.51 “TRS” has the meaning set forth in Article 1 hereof.

2.52 “TRS Consultant” means any consultant or advisor if:

(a) The consultant or adviser renders bona fide services to the TRS or TRS Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the TRS or TRS Subsidiary to render such services.

2.53 “TRS Director” means a member of the Board of Directors of the TRS.

2.54 “TRS Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the TRS or of any corporation, partnership or limited liability company which is then a TRS Subsidiary.

2.55 “TRS Participant Purchased Shares” has the meaning set forth in Section 5.5 hereof.

2.56 “TRS Purchase Price” has the meaning set forth in Section 5.5 hereof.

2.57 “TRS Purchased Shares” has the meaning set forth in Section 5.5 hereof.

2.58 “TRS Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the TRS or by one or more TRS Subsidiaries or by the TRS and one or more TRS Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the TRS or by one or more TRS Subsidiaries or by the TRS and one or more TRS Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the TRS or by one or more other TRS Subsidiaries or by the TRS and one or more TRS Subsidiaries.

KILROY REALTY	PROXY STATEMENT	B-5

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 3.1(b) and Section 11 hereof, a total of 12,620,000 shares of Stock shall be authorized for grants of Awards under the Plan, subject to the limitations contained in this Section 3.1(a) (the “Share Limit”). Shares of Stock subject to Awards granted on or after May 22, 2014 shall be counted against the Share Limit on a one-for-one basis.

(b) To the extent that an Award terminates, is cancelled, is forfeited, expires, fails to vest, lapses or for any other reason are not paid or delivered under the Plan, any shares of Stock subject to the Award shall again be available for the grant of subsequent Awards pursuant to the Plan. Except as provided below with respect to Options and Stock Appreciation Rights, any shares of Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any Award, shall not be counted as issued and transferred to the Participant under the Plan and shall again become available for the grant of an Award pursuant to the Plan. To the extent that an Award granted under the Plan is settled in cash or a form other than shares of Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to the Plan. Each Profits Interest Unit issued pursuant to an Award shall count as one (1) share of Stock against the Share Limit (in accordance with Section 3.1(a)) and for purposes of applying the individual Award limitation set forth in Section 3.3. To the extent that shares of Stock are delivered pursuant to the exercise of a Stock Appreciation Right or Option granted under the Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable Share Limit under Section 3.1(a), as opposed to only counting the shares issued. (For purposes of clarity, if a Stock Appreciation Right relates to 100,000 shares and is exercised at a time when the payment due to the Participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Sections 3.1 and 3.3 of the Plan with respect to such exercise.) The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance or transfer under the Plan. In the event that shares of Stock are delivered in respect of Dividend Equivalents granted under the Plan, the number of shares delivered with respect to the Award shall be counted against the share limits of the Plan (including, for purposes of clarity, the limits of Sections 3.1 and 3.3 of the Plan). (For purposes of clarity, if 1,000 Dividend Equivalents are granted and outstanding when the Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 100 shares shall be counted against the share limits of the Plan). Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code. The Company may not increase the Share Limit by repurchasing shares of Stock on the market (by using cash received through the exercise of Options granted under the Plan or otherwise).

(c) Any shares subject to an Award that, on or after May 22, 2014, again become available for grant pursuant to Section 3.1(b) hereof shall be added back to the Share Limit on a one-for-one basis.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11 hereof, the following limits also apply with respect to Awards granted under the Plan:

(a) The maximum number of shares of Stock that may be delivered pursuant to Options qualified as Incentive Stock Options granted under the Plan is 8,320,000 shares.

(b) The maximum number of shares of Stock subject to those Options and Stock Appreciation Rights that are granted during any calendar year to any one Participant under the Plan is 1,500,000 shares.

B-6	PROXY STATEMENT	KILROY REALTY

(c) The maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year (whether such Awards are payable in Stock or denominated in Stock and payable in cash) shall be 1,500,000 shares. With respect to one or more Awards to any one Participant which are not denominated in Stock, the maximum amount that may be paid in cash during any calendar year shall be $30,000,000.

(d) Awards that are granted under the Plan during any one calendar year to any person who, on the grant date of the Award, is an Independent Director are subject to the limits of this Section 3.3(d). The maximum number of shares of Stock subject to those Awards that are granted under the Plan during any one calendar year to an individual who, on the grant date of the Award, is an Independent Director is the number of shares that produce a grant date fair value for the Award that, when combined with the grant date fair value of any other Awards granted under the Plan during that same calendar year to that individual in his or her capacity as an Independent Director, is $300,000; provided that this limit is $500,000 as to (1) an Independent Director who is serving as the independent Chair of the Board or as the Company’s lead independent director at the time the applicable grant is made or (2) any new Independent Director for the calendar year in which the Independent Director is first elected or appointed to the Board. For purposes of this Section 3.3(d), “grant date fair value” means the value of the Award as of the date of grant of the Award and as determined using the equity award valuation principles applied in the Company’s financial reporting. The limits of this Section 3.3(d) do not apply to, and shall be determined without taking into account, any Award granted to an individual who, on the grant date of the Award, is a Company Employee. The limits of this Section 3.3(d) apply on an individual basis and not on an aggregate basis to all Independent Directors as a group.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, the Partnership, the TRS, or any Subsidiary operates or has Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws and customs and meet the objectives of the Plan; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 hereof; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or local customs.

ARTICLE 5.

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(b) hereof, the per share exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

KILROY REALTY	PROXY STATEMENT	B-7

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock having a fair market value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, including shares that would be issuable or transferable upon exercise of the Option, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company not later than settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company, the Partnership, the TRS or any Subsidiary or a loan arranged by the Company, the Partnership, the TRS or any Subsidiary in violation of Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Company Employees or to Employees of a corporation which constitutes a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.

(a) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(b) Ten Percent Owners. An Incentive Stock Option may not be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any “parent corporation” or “subsidiary corporation” of the Company within the meaning of Section 424(e) and 424(f), respectively, of the Code, unless such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(c) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(d) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(e) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Transfer of Shares to a Company Employee, Consultant or Independent Director. As soon as practicable after receipt by the Company of payment for the shares with respect to which an Option (which in the case of a Company Employee, Company Consultant or Independent Director was issued to and is held by such Participant in such capacity), or portion thereof, is exercised by a Participant who is a Company Employee, Company Consultant or Independent Director, then, with respect to each such exercise, the Company shall transfer to the Participant the number of shares equal to:

(a) The amount of the payment made by the Participant to the Company pursuant to Section 5.1(c), divided by

(b) The price per share of the shares subject to the Option as determined pursuant to Section 5.1(a) or 5.2(c), as applicable.

B-8	PROXY STATEMENT	KILROY REALTY

5.4 Transfer of Shares to a Partnership Employee or Consultant. As soon as practicable after receipt by the Company, pursuant to Section 5.1(c), of payment for the shares with respect to which an Option (which was issued to and is held by a Partnership Employee or Partnership Consultant in such capacity), or portion thereof, is exercised by a Participant who is a Partnership Employee or Partnership Consultant, then, with respect to each such exercise:

(a) The Company shall transfer to the Participant the number of shares equal to (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) divided by (B) the Fair Market Value of a share of Stock at the time of exercise (the “Partnership Participant Purchased Shares”);

(b) The Company shall sell to the Partnership the number of shares (the “Partnership Purchased Shares”) equal to the excess of (i) the amount obtained by dividing (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) by (B) the price per share of the shares subject to the Option as determined pursuant to Section 5.1(a), over (ii) the Partnership Participant Purchased Shares. The price to be paid by the Partnership to the Company for the Partnership Purchased Shares (the “Partnership Purchase Price”) shall be an amount equal to the product of (x) the number of Partnership Purchased Shares multiplied by (y) the Fair Market Value of a share of Stock at the time of the exercise; and

(c) As soon as practicable after receipt of the Partnership Purchased Shares by the Partnership, the Partnership shall transfer such shares to the Participant at no additional cost, as additional compensation.

5.5 Transfer of Shares to a TRS Employee, Consultant or Director. As soon as practicable after receipt by the Company, pursuant to Section 5.1(c), of payment for the shares with respect to which an Option (which was issued to and is held by a TRS Employee, TRS Director or TRS Consultant in such capacity), or portion thereof, is exercised by a Participant who is a TRS Employee, TRS Director or TRS Consultant, then, with respect to each such exercise:

(a) The Company shall transfer to the Participant the number of shares equal to (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) divided by (B) the Fair Market Value of a share of Stock at the time of exercise (the “TRS Participant Purchased Shares”);

(b) The Company shall sell to the TRS the number of shares (the “TRS Purchased Shares”) equal to the excess of (i) the amount obtained by dividing (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) by (B) the price per share of the shares subject to the Option as determined pursuant to Section 5.1(a), over (ii) the TRS Participant Purchased Shares. The price to be paid by the TRS to the Company for the TRS Purchased Shares (the “TRS Purchase Price”) shall be an amount equal to the product of (x) the number of TRS Purchased Shares multiplied by (y) the Fair Market Value of a share of Stock at the time of the exercise; and

As soon as practicable after receipt of the TRS Purchased Shares by the TRS, the TRS shall transfer such shares to the Participant at no additional cost, as additional compensation.

5.6 Transfer of Payment to the Partnership. As soon as practicable after receipt by the Company of the amounts described in Sections 5.1(c), 5.4(b), and 5.5(b), the Company shall contribute to the Partnership an amount of cash equal to such payments and the Partnership shall issue an additional interest in the Partnership on the terms set forth in the Partnership Agreement.

5.7 Allocation of Payment upon Option Exercise. Notwithstanding the foregoing, to the extent that a Participant provides services to more than one of the Company, the Partnership, the TRS or any Subsidiary, the Company may, in its discretion, allocate the payment or issuance of shares with respect to any Options exercised by such Participant (and the services performed by the Participant ) among such entities for purposes of the provisions of Sections 5.3, 5.4, 5.5 and 5.6 in order to ensure that the relationship between the Company and the TRS, the Partnership or such Subsidiary remains at arms-length.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

KILROY REALTY	PROXY STATEMENT	B-9

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part in the event of terminations resulting from specified causes, and (b) provide in other cases for the lapse in whole or in part of restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company, the TRS or the Partnership, as applicable, may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement, provided, that the term of any Stock Appreciation Right granted under the Plan shall not exceed ten years.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2 Payment and Limitations on Exercise.

(a) Subject to Section 7.2(b) below, payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

(b) To the extent any payment under Section 7.1(b) hereof is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

B-10	PROXY STATEMENT	KILROY REALTY

8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents. Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award (other than an Option or SAR), to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Dividend Equivalents may be granted as a separate Award or in connection with another Award under the Plan; provided, however, that Dividend Equivalents may not be granted in connection with an Option or SAR granted under the Plan. In addition, effective with Awards granted after April 4, 2017, any dividends and/or Dividend Equivalents as to the unvested portion of a Restricted Stock Award that is subject to vesting requirements or the unvested portion of a Restricted Stock Unit award that is subject to vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the Award to which they relate.

8.4 Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company, the TRS or the Partnership, as applicable, shall, subject to Section 10.5(b) hereof, transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7 Profits Interest Units. Any Participant selected by the Committee may be granted an award of Profits Interest Units in such amount and subject to such terms and conditions as may be determined by the Committee; provided, however, that Profits Interest Units may only be issued to a Participant for the performance of services to or for the benefit of the Partnership (a) in the Participant’s capacity as a partner of the Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Committee, provided that the Profits Interest Units would constitute “profits interests” within the meaning of the Code, Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service with respect thereto. At the time of grant, the Committee shall specify the date or dates on which the Profits Interest Units shall vest and become nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Profits Interest Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or

KILROY REALTY	PROXY STATEMENT	B-11

otherwise, as the Committee determines at the time of the grant of the Award or thereafter. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Partnership for the Profits Interest Units.

8.8 Other Incentive Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, shares of Stock or stockholder value or stockholder return, in each case on a specified date or dates or over any period or periods determined by the Committee. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee. Amounts payable under Other Incentive Awards may be in cash, Stock, units of the Partnership, or a combination of any of the foregoing, as determined by the Committee.

8.9 Performance Bonus Awards. Any Participant selected by the Committee may be granted a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. For clarity, the Plan does not limit the authority of the Company, the Partnership, or the TRS to grant or award any other compensation or benefit under any other plan or authority, and cash bonuses and bonus opportunities need not be structured as awards under or subject to the Plan.

8.10 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or an Other Incentive Award shall be set by the Committee in its discretion.

8.11 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or an Other Incentive Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law. The Committee shall determine the form of payment of any such exercise or purchase price, which may be in the form of any consideration permitted by applicable state law.

8.12 Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units, Profits Interest Units, and an Other Incentive Award shall only vest or be exercisable or payable while the Participant is an Employee, Consultant, a member of the Board, or a TRS Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units, Profits Interest Units or an Other Incentive Award may vest or be exercised or paid on or subsequent to a termination of employment or service, as applicable, or on or following a Change in Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise.

8.13 Form of Payment. Payments with respect to any Awards granted under this Article 8, other than Profits Interest Units, shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.14 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9.

[RESERVED]1

[1]	An award granted subject to Article 9 of the Plan, as previously in effect, shall continue to be subject to the terms and conditions of the Plan as in effect at the time such award was granted.

B-12	PROXY STATEMENT	KILROY REALTY

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, the TRS, the Partnership or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company, the TRS, the Partnership or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish; provided, however, that no such transfer of an Incentive Stock Option shall be permitted to the extent that such transfer would cause the Incentive Stock Option to fail to qualify as an “incentive stock option” under Section 422 of the Code. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company, the TRS, the Partnership or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities. Notwithstanding the foregoing, in no event shall any Award be transferable by a Participant to a third party for consideration.

10.4 Beneficiaries. Notwithstanding Section 10.3 hereof, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company, the TRS, nor the Partnership shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the

KILROY REALTY	PROXY STATEMENT	B-13

Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

10.7 Deferrals. The Committee may also require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. The Committee may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.

(a) Other than in the event of an Equity Restructuring, in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1, 3.3, and 9.5(c) hereof); (b) the number and kind of shares that may be issued with respect to any outstanding Awards under the Plan; (c) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (d) the grant or exercise price per share for any outstanding Awards under the Plan.

(b) Other than in the event of an Equity Restructuring, in the event of any transaction or event described in Section 11.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, the Partnership, any affiliate of the Company or the Partnership, or the financial statements of the Company, the Partnership or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

B-14	PROXY STATEMENT	KILROY REALTY

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof).

11.2 Acceleration Upon a Change in Control if Awards Are To Be Terminated. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company, the TRS, the Partnership or any Subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect. Notwithstanding Section 11.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity and the Awards are to be terminated in accordance with the preceding sentence, then immediately prior to the Change in Control such Awards shall become fully exercisable, and all forfeiture restrictions on such Awards shall lapse.

For purposes of this Section 11.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after the Change in Control, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Company for each share of Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Committee may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.

11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of

KILROY REALTY	PROXY STATEMENT	B-15

stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12.

ADMINISTRATION

12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in the Plan shall be deemed to refer to the Board. The Board, at its discretion (including to the extent it deems it advisable to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or any other applicable rule or regulation), shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom, in the judgment of the Board, is an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Stock are traded). The governance of such Committee shall be subject to the charter of the Committee as approved by the Board. Any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in the charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5 hereof. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

12.2 Support for the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company, the TRS, the Partnership or any Subsidiary, the independent certified public accountants of the Company, the TRS, or the Partnership, or any executive compensation consultant or other professional retained by the Company, the TRS, or the Partnership to assist in the administration of the Plan.

12.3 Authority of Committee. Subject to any specific designation in the Plan including, without limitation, the no repricing provision in Section 14.1, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock or Profits Interest Units to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award (or determine that an Award will be fully vested and/or exercisable, as the case may be, at grant), and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(j) In the case of Awards to TRS Employees, TRS Consultants, Partnership Employees or Partnership Consultants, determine the mechanics for the transfer of rights under such Awards; and

B-16	PROXY STATEMENT	KILROY REALTY

(k) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all persons.

12.5 Delegation of Authority. To the extent permitted by applicable law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board and/or one or more officers of the Company the authority to grant or amend Awards or to take other actions authorized pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee(s) appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

EFFECTIVE AND EXPIRATION DATE

13.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of a majority of votes cast at a meeting duly held in accordance with the applicable provisions of the Company’s bylaws, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

13.2 Expiration Date. Unless earlier terminated by the Board, the Plan shall terminate at the close of business on February 15, 2033, subject to any extension approved by the Company’s stockholders. After the termination of the Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted pursuant to the Plan, but previously granted Awards (and the authority of the Committee with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with the terms and conditions of the Plan and the terms and conditions of the applicable Award Agreement.

ARTICLE 14.

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, and Termination. Subject to Section 15.17 hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent the Company deems it necessary or desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11 hereof), (ii) permits the Committee to grant Options or SARs with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option or SAR beyond ten years from the date of grant. Subject to Section 14.2, the Committee may also amend an Award or Awards previously granted. However, notwithstanding any provision in the Plan to the contrary and except for an adjustment pursuant to Article 11 or a repricing approved by the stockholders of the Company, in no case may the Committee (I) amend an outstanding Option or SAR to reduce the per share exercise or base price of the Award, (II) cancel, exchange or surrender an outstanding Option or SAR in exchange for an Option or SAR with an exercise or base price that is less than the exercise or base price of the original Award, or (III) cancel, exchange or surrender an outstanding Option or SAR in exchange for cash or other Awards for the purpose of repricing the Award.

KILROY REALTY	PROXY STATEMENT	B-17

14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.17 hereof, no termination, amendment, or modification of the Plan or an Award shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations set forth in Section 14.1.

ARTICLE 15.

GENERAL PROVISIONS

15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and none of the Company, the TRS, the Partnership, any Subsidiary or the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 Withholding. The Company, the TRS, the Partnership or any Subsidiary, as applicable, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, the TRS, the Partnership or any Subsidiary, as applicable, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement require or allow a Participant to elect to have the Company, the TRS, the Partnership or any Subsidiary, as applicable, withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a fair market value on the date of withholding equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company, the TRS, the Partnership or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company, the TRS, the Partnership or any Subsidiary.

15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company, the TRS, the Partnership or any Subsidiary.

15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company, the TRS, and/or the Partnership from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company, the TRS and the Partnership an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company, the TRS, and/or the Partnership may have to indemnify them or hold them harmless.

B-18	PROXY STATEMENT	KILROY REALTY

15.7 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company, the TRS, the Partnership or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses. The expenses of administering the Plan shall be borne by the Company, the TRS, the Partnership and their Subsidiaries.

15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares. Unless otherwise expressly provided by the Committee, no fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule if and to the extent necessary in order that the Participant not have actual short-swing profits liability under Section 16(b) of the Exchange Act, and, to the extent permitted by applicable law, the Plan and such Awards shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12 Government and Other Regulations. The obligation of the Company, the TRS and the Partnership to make payment of awards in Stock, Profits Interest Units or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock or Profits Interest Units paid pursuant to the Plan. If the shares or Profits Interest Units paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company, the TRS and the Partnership may restrict the transfer of such shares or Profits Interest Units in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Section 83(b) Election Prohibited. No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Company or the Partnership, which the Company or the Partnership may grant or withhold in its sole discretion.

15.14 Grant of Awards to Certain Employees or Consultants. The Company, the TRS, the Partnership or any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which shares of Stock or other securities and/or payment therefor may be exchanged or contributed between the Company and such other party, or may be returned to the Company upon any forfeiture of Stock or other securities by the Participant, for the purpose of ensuring that the relationship between the Company and the TRS, the Partnership or such Subsidiary remains at arms-length.

15.15 Restrictions on Awards. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to an Award already granted under the Plan, such Award shall not be exercisable or payable:

(a) To the extent that the grant, exercise or payment of such Award could cause the Participant to be in violation of the Ownership Limit (as defined in the Company’s Articles of Incorporation, as amended from time to time) or Subparagraph E(2) of Article IV (or any successor provision thereto) of the Company’s Articles of Incorporation, as amended from time to time; or

(b) If, in the discretion of the Committee, the grant or exercise of such Award could impair the Company’s status as a REIT.

15.16 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Maryland.

15.17 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by

KILROY REALTY	PROXY STATEMENT	B-19

Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

B-20	PROXY STATEMENT	KILROY REALTY

WHERE INNOVATION WORKS

KILROY REALTY CORPORATION 12200 WEST OLYMPIC BOULEVARD SUITE 200 LOS ANGELES, CA 90064 ATTN: LAUREN STADLER
VOTE BY INTERNET - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time the day before the Annual Meeting for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the Annual Meeting for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V12283-P85963	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KILROY REALTY CORPORATION

The Board of Directors recommends you vote FOR the following:

1.	Election of Director Nominees	For	Against	Abstain

	1a. John Kilroy	☐	☐	☐

	1b. Edward F. Brennan, PhD	☐	☐	☐

	1c. Jolie Hunt	☐	☐	☐

	1d. Scott S. Ingraham	☐	☐	☐

	1e. Louisa G. Ritter	☐	☐	☐

	1f. Gary R. Stevenson	☐	☐	☐

	1g. Peter B. Stoneberg	☐	☐	☐
The Board of Directors recommends you vote FOR Proposals 2 and 3, a frequency of 1 YEAR for Proposal 4 and FOR Proposal 5.		For	Against	Abstain

2.	Approval of the amendment and restatement of the Company’s 2006 Incentive Award Plan.	☐	☐	☐

3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

		1 Year	2 Years	3 Years	Abstain

4.	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers.	☐	☐	☐	☐

			For	Against	Abstain

5.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2023.		☐	☐	☐
NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting:

The Notice of Annual Meeting, Proxy Statement and 2022 Annual Report on Form 10-K are available at

www.proxyvote.com.

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V12284-P85963

KILROY REALTY CORPORATION

Annual Meeting of Stockholders

May 24, 2023, 8:00 AM PDT

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Kilroy Realty Corporation (the “Company”) acknowledges receipt of a copy of the proxy statement for the Company’s 2023 Annual Meeting of Stockholders and, revoking any proxy heretofore given, hereby appoint(s) John Kilroy and Heidi Roth, and each of them, with full power of substitution, as for the undersigned and to vote all the shares of common stock of the Company held of record by the undersigned at the close of business on March 10, 2023, at the Annual Meeting of Stockholders to be held on May 24, 2023, 8:00 AM PDT, or any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with discretionary authority as to any and all other business that may properly come before the meeting and with all powers possessed by the undersigned as if personally present at the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, A FREQUENCY OF “1 YEAR” FOR PROPOSAL 4 AND “FOR” PROPOSAL 5.

Continued and to be signed on reverse side